                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant / /

Filed by a Party other than the Registrant /X/

Check the appropriate box:

/ /  Preliminary Proxy Statement                / /  Confidential, for Use of the Commission
                                                Only (as permitted by Rule 14a-6(e)(2))
/X/  Definitive Proxy Statement
/ /  Definitive Additional Materials
/ /  Soliciting Material Pursuant to sec.240.14a-11(c) or sec.240.14a-12

                     Sanctuary Woods Multimedia Corporation
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/ /  $125 per Exchange Act Rules 0-11(c)(1)(ii), or 14a-6(i)(1), or 14a-6(i)(2)
     or Item 22(a)(2) of Schedule 14A.

/ / $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).

/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

     (2)  Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     (4)  Proposed maximum aggregate value of transaction:

     (5)  Total fee paid:

/X/  Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

        _     $125

     (2)  Form, Schedule or Registration Statement No.:

        _     Proxy

     (3)  Filing Party:

        _     Bowne

     (4)  Date Filed:

        _     10/10/96

                     SANCTUARY WOODS MULTIMEDIA CORPORATION
                              1825 S. GRANT STREET
                          SAN MATEO, CALIFORNIA 94402
                             ---------------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                        TO BE HELD ON NOVEMBER 12, 1996
                             ---------------------

TO THE SHAREHOLDERS:

     NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of Sanctuary Woods Multimedia Corporation (the Company), a British Columbia corporation, will be held on November 12, 1996 at 2:00 p.m., Pacific time, at the South San Francisco Conference Center, 255 S. Airport Blvd., South San Francisco, California, for the following purposes:

     1. To receive and consider the consolidated financial statements of the Company for the fiscal year ended December 31, 1995 and the Independent Auditors' Report thereon, and for the three month periods from January 1, 1996 to March 31, 1996 and April 1, 1996 to June 30, 1996. The
        Company also expects to distribute further audited financial information to its shareholders prior to the meeting date.

     2. To fix the number of Directors for the ensuing year (Proposal One).

     3. To elect three (3) Directors of the Company to hold office until the 1997 Annual Meeting of Shareholders or until their successors have been duly elected and qualified (Proposal Two).

     4. To approve the appointment of Deloitte & Touche LLP, certified public accountants, as independent auditors of the Company for the fiscal year ending March 31, 1997 and to authorize the Board of Directors to fix the remuneration to be paid to the auditors (Proposal Three).

     5. To approve amendments of the Company's 1995 Stock Option Plan to (a) increase the number of shares of Common Stock reserved for issuance thereunder by 2,030,000 shares from 1,970,000 shares to 4,000,000 shares and (b) to change the formula for granting options to Directors (Proposal Four).

     6. To approve, as a special resolution, the consolidation of the Company's share capital on the basis of one (1) new share for each three (3) existing shares and to approve an increase to the Company's authorized capital (Proposal Five).

     7. To approve, as a special resolution, an amendment to the Company's Articles of Incorporation authorizing a class of preferred stock with preferences, limitations and relative rights as determined by the Board of Directors (Proposal Six).

     8. To transact such other business as may properly be brought before the meeting and any adjournment(s) thereof.

     Pursuant to the Articles of the Company, the Board of Directors has fixed October 1, 1996 as the record date for the determination of such shareholders entitled to notice of and to vote at the Meeting and all adjournments thereof, and only shareholders of record at the close of business on that date are entitled to such notice and to vote at the Meeting. Accompanying this Notice of Meeting is a Proxy Statement and Information Circular and Proxy with Notes to Proxy.

     We hope that you will use this opportunity to take an active part in the affairs of the Company by voting on the business to come before the Meeting by executing and returning the enclosed Proxy. Whether or not you expect to attend the meeting in person, please date and sign the accompanying Proxy and return it promptly in the envelope enclosed for that purpose. If you receive more than one Proxy because you own shares registered under different names or addresses, each Proxy should be completed and returned. The enclosed Proxy is solicited by Management and the Board of Directors of the Company and you may amend it, if you so desire, by striking out the names listed therein and inserting in the space provided the name of the person you wish to represent you at the Meeting.

     In order to assist in our planning, we ask that you please contact the Company at 415-286-6000 if you plan to attend the meeting.

                                          By Order of the Board of Directors

                                          JEREMY SALESIN
                                          Secretary
                                          San Mateo, California
                                          October 8, 1996

                             YOUR VOTE IS IMPORTANT

     IN ORDER TO ASSURE YOUR REPRESENTATION AT THE MEETING, YOU ARE REQUESTED TO COMPLETE, SIGN AND DATE THE ENCLOSED PROXY CARD AS PROMPTLY AS POSSIBLE AND RETURN IT IN THE ENCLOSED ENVELOPE.

                     SANCTUARY WOODS MULTIMEDIA CORPORATION
                              1825 S. GRANT STREET
                          SAN MATEO, CALIFORNIA 94402

                              PROXY STATEMENT AND
                              INFORMATION CIRCULAR

                 INFORMATION CONCERNING SOLICITATION AND VOTING

GENERAL INFORMATION

     The enclosed Proxy and Information Circular (the Proxy Statement) is furnished in connection with the solicitation of Proxies by Management and the Board of Directors of Sanctuary Woods Multimedia Corporation (the "Company") for use at the Annual Meeting of Shareholders to be held at the South San Francisco Conference Center, 255 S. Airport Blvd., South San Francisco, California on November 12, 1996 at 2:00 p.m. Pacific time, and at any adjournment(s) thereof, for the purposes set forth herein and in the accompanying Notice of Annual Meeting of Shareholders. The Company's principal office is located at 1825 S. Grant Street, San Mateo, California and its telephone number is (415)286-6000. These proxy solicitation materials were mailed on or about October 10, 1996 to all shareholders entitled to vote at the meeting. All information contained herein is as of October 1, 1996 unless otherwise noted.

REVOCABILITY OF PROXIES

     Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before its use by delivering to the Secretary of the Company a written notice of revocation at any time up to and including the last business day preceding the day of the Meeting or, if adjourned, any reconvening thereof, or to the Chairman of the Meeting on the day of the Meeting prior to its commencement or, if adjourned, any reconvening thereof, or in any other manner provided by law. A revocation of a proxy does not affect any manner on which a vote has been taken before revocation.

VOTING; QUORUM; AND SOLICITATION

     Shareholders of record at the close of business on October 1, 1996 (the "Record Date") are entitled to notice of and to vote at the meeting and at any adjournment(s) thereof. At the Record Date, 26,786,164 shares of the Company's Common Stock were issued and outstanding, including 4,000,000 Performance Shares. See Note 5 to the "Security Ownership of Certain Beneficial Owners and Management" table.

     Shareholders unable to attend the Meeting in person should read the notes accompanying the enclosed Proxy and complete and return the Proxy to the Company's Registrar and Transfer Agent within the time required by, and to the location set out in, the notes to the Proxy. You may amend the enclosed Proxy, if you wish, by striking out the names listed therein and inserting in the space provided the name of the person you wish to represent you as proxy at the meeting.

     The persons named in the enclosed form of Proxy are directors or officers of the Company and will, if authorized by proxy, vote the shares represented thereby on any poll, and where a choice with respect to any matter to be acted upon has been specified in the form of a Proxy, the shares will be voted in accordance with the specification so made. If no such specification is made, the shares will be voted for each of the nominees named herein as directors and for Proposals 1, 2 and 4 through 6. If for any reason, which the Management and the Board of Directors do not expect, a nominee is unable or unwilling to serve, the holders of such Proxies may use their discretion to vote for a substitute proposed by Management.

     The enclosed form of Proxy confers discretionary authority upon the person appointed thereunder with respect to amendments or variations of matters identified in the Notice of Meeting and with respect to other matters which may properly come before the Meeting. At the time of printing this Proxy Statement, Management of the Company knows of no such amendment, variation or other matter which is expected to come before the Meeting.

     On all matters which may come before the Meeting, shareholders will be entitled to one vote for each share held of record. In the election of directors, shareholders do not have cumulative voting rights. Approval of each proposal other than Proposals 5 and 6 requires the affirmative votes of a majority of the Common Shares represented and voting at the Meeting. Proposals 5 and 6 require the affirmative votes of not less than 75% of the Common Shares so represented and voting at the Meeting.

     The presence in person of two persons entitled to vote as members or by proxy not less than 10% of the issued and outstanding Common Shares constitutes a quorum for the transaction of business at the Meeting.

     The cost of this solicitation will be borne by the Company.

DEADLINE FOR RECEIPT OF SHAREHOLDER PROPOSALS

     The Company currently intends to hold its 1997 Annual Meeting of shareholders in September 1997 and to mail proxy statements relating to such meeting in August 1997. Proposals of shareholders of the Company that are intended to be presented by such shareholders at such Annual Meeting must be received by the Company no later than April 1, 1997 and must otherwise be in compliance with applicable laws and regulations in order to be considered for inclusion in the proxy statement and form of proxy relating to that meeting.

                                  PROPOSAL ONE

              FIXING THE NUMBER OF DIRECTORS FOR THE ENSUING YEAR

                                      AND

                                  PROPOSAL TWO

                             ELECTION OF DIRECTORS

NOMINEES

     Management is seeking shareholder approval of an ordinary resolution setting the number of directors at three (3) for the ensuing year. A board of three (3) directors is to be elected at the meeting. Unless otherwise instructed, the proxy holders will vote the proxies received by them for the election of the three nominees named below, each of whom are presently directors of the Company. Each nominee has consented to be named a nominee in this Proxy Statement and to continue to serve as a director if elected. Should any nominee become unable or decline to serve as a director, the proxies will be voted in the discretion of the holder of such Proxies for other nominees in lieu of those unwilling or unable to serve. The Company is not aware of any reason that any nominee will be unable or will decline to serve as a director. Each director elected at this Annual Meeting will serve until the next Annual Meeting of Shareholders or until such director's successor has been elected and qualified. There are no arrangements or understandings between any director or executive officer and any other person pursuant to which he or she is or was to be selected as a director or officer of the Company.

     The names of the nominees and certain information about them, are set forth below:

                                                                                     COMMON SHARES
     NAME OF NOMINEE          AGE        PRINCIPAL OCCUPATION        DIRECTOR SINCE     HELD(1)
-------------------------     ---   -------------------------------  --------------  -------------
N. John Campbell(2)(3)...     42    Chairman and President of CWC       May 1994          90,000
                                    Capital Ltd.
Charlotte J. Walker......     41    Chairman, President and Chief    February 1995     1,120,278
                                    Executive Officer of the
                                    Company
Grant N. Russell(2)(3)...     43    Chief Technology Officer and        May 1994          90,000
                                    Vice Chairman of Advanced
                                    Gravis Computer Technology Ltd.

---------------
(1) Calculated in accordance with United States regulations. See "Security Ownership of Certain Beneficial Owners and Management" at page 17.

(2) Member of the Audit Committee.

(3) Member of the Compensation Committee.

     Except as set forth below, each of the directors has been engaged in his or her principal occupation set forth above during the past five years. There is no family relationship between any director or executive officer of the Company.

     N. John Campbell became a director of the Company on May 17, 1994. Mr. Campbell has been Chairman and President of CWC Capital Ltd., an investment banking firm, since May 1989. From January 1989 to May 1989, Mr. Campbell was Vice President and Director of Research of Pemberton Securities. Mr. Campbell has served on the Board of Directors of Advanced Gravis Computer Technology Ltd. (Advanced Gravis), a computer peripherals company since July 1992 and is a member of the Compensation Committee of the Board of Directors of Advanced Gravis.

     Charlotte J. Walker has served as a director of the Company since February 1995. In January 1996, Ms. Walker was appointed to the position of President and Chief Executive Officer of the Company. From September 1993 to January 1996, Ms. Walker served as a Managing Director of Bear Stearns & Co. Inc., an investment bank. From March 1990 to September 1993, Ms. Walker was employed by Martin Simpson &

Company, Inc., an investment banking firm, serving in various capacities including Managing Director, Chief Executive Officer, Senior Managing Director and General Manager.

     Grant N. Russell became a director of the Company on May 17, 1994. Mr. Russell served as President of Advanced Gravis beginning April 1984, a member of its Board of Directors since April 1984 and is currently a member of the Compensation Committee of its Board of Directors. Effective June 1995, Mr. Russell was appointed Chief Technology Officer and Vice Chairman of Advanced Gravis.

              MANAGEMENT RECOMMENDS THAT SHAREHOLDERS VOTE FOR THE ORDINARY RESOLUTION SETTING THE NUMBER OF DIRECTORS
                       AND FOR THE NOMINEES LISTED ABOVE

BOARD MEETINGS AND COMMITTEES

     The Board of Directors of the Company held a total of 9 meetings during the fiscal year ended December 31, 1995 and held 11 additional meetings in the three month period ended March 31, 1996. No director serving during such fiscal year or such three month period attended fewer than 75% of the aggregate of all meetings of the Board of Directors and the committees of the Board upon which such director served during such periods. The Board of Directors has two committees, the Audit Committee and the Compensation Committee.

     The Audit Committee of the Board of Directors which consisted of Messrs. Campbell, Russell and Walker, held one meeting during the last fiscal year. Ms. Walker resigned from this Committee on January 13, 1996, in order to take a more active role in the affairs of the Company and ultimately to become its President and Chief Executive Officer. The Audit Committee is responsible for certain financial affairs of the Company and its subsidiaries, including selection of the Company's independent auditors, the review of the adequacy of internal controls and reporting and the performance of any other duties or functions deemed appropriate by the Board of Directors.

     The Compensation Committee of the Board of Directors which consisted of Messrs. Campbell, Russell, Beninger and Walker held one meeting during the last fiscal year. Ms. Walker resigned from this Committee on January 13, 1996, in order to take the post of President and Chief Executive Officer. The Compensation Committee is responsible for the matters discussed under the heading Report of the Compensation Committee.

     The Board of Directors has no nominating committee or any committee performing such functions.

DIRECTOR COMPENSATION

     The Company's directors are not paid any cash compensation for their services in their capacity as directors; however, they are reimbursed for reasonable expenses incurred in attending meetings of the Board of Directors. Upon commencement of service as a director and upon each anniversary date thereafter, each non-employee director receives an option to purchase 25,000 shares of Common Stock. In addition, non-employee directors annually receive an option to purchase 10,000 additional shares of Common Stock for each committee of the Board upon which they serve. The Company is proposing a change to this structure to provide directors with grants of options to purchase 50,000 shares of Common Stock, 25,000 of which will vest based upon attendance at meetings. In addition, the Company is proposing to grant options to purchase 2,500 shares to each director who serves on a committee of the Board of Directors. See "Proposal Four."

                                 PROPOSAL THREE

              RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

     The Board of Directors has selected Deloitte & Touche LLP, certified public accountants to continue to serve as the Company's independent auditors, to audit the financial statements of the Company for the fiscal year commencing on April 1, 1996, and recommends that shareholders vote for ratification of such appointment.

     Deloitte & Touche, certified public and chartered accountants, were first appointed on May 17, 1994 and served as the Company's independent auditors for the fiscal year ended December 31, 1995 and, following the Company's decision to change the Company's fiscal year end to March 31, for the fiscal year ended March 31, 1996. A representative of Deloitte & Touche is expected to attend the Meeting with the opportunity to make a statement if they desire to do so and are expected to be available to respond to shareholders questions.

     On May 17, 1994, the Company terminated Chambers, Phillips & Co. as independent auditors for the Company. Chambers, Phillips & Co.'s reports on the consolidated financial statements of the Company for 1992 and 1993 did not contain an adverse opinion or a disclaimer of opinion and the reports were not qualified or modified as to uncertainty, audit scope, or accounting principles. The decision to change accountants was approved by the Company's board of directors. During the fiscal years 1992 and 1993 and subsequent interim period (through May 17, 1994), there were no disagreements with Chambers, Phillips & Co. on any matter of accounting principles or practice, financial statement disclosure, or auditing scope or procedure, which, if not resolved to the satisfaction of Chambers, Phillips & Co., would have caused Chambers, Phillips & Co. to make a reference to the subject matter of the disagreement in connection with its report. During the fiscal years 1992 and 1993 and subsequent interim period (through May 17, 1994), there did not occur any kind of event listed in paragraphs (a)(1)(v)(A) through (D) of Regulation S-K, Item 304.

     Effective May 17, 1994, the Company engaged Deloitte & Touche (Canada) as independent auditors to audit the Company's financial statements for 1994. On April 11, 1994 the Company engaged Deloitte & Touche (Canada) as independent auditors to audit the financial statements of Magic Quest, Inc. for 1991, 1992 and 1993, pursuant to the Company's acquisition of Magic Quest, Inc. Deloitte & Touche LLP (United States) issued its independent auditors' report, which included a going concern uncertainty paragraph, dated May 6, 1994, on such Magic Quest, Inc. financial statements. Other than described above, during the fiscal years 1992 and 1993 and the subsequent interim period through May 17, 1994, neither the Company nor any person acting on behalf of the Company consulted Deloitte & Touche regarding (i) either: the application of accounting principles to a specified transaction, either completed or proposed; or the type of audit opinion that might be rendered on the Company's financial statements; or (ii) any matter that was either the subject of a disagreement (as defined in paragraph (a)(1)(iv) of Regulation S-K, Item 304 and the related instructions) or a reportable event (as described in paragraph (a)(1)(v) of Regulation S-K, Item 304).

                MANAGEMENT RECOMMENDS THAT SHAREHOLDERS VOTE FOR
            RATIFICATION OF THE APPOINTMENT OF DELOITTE & TOUCHE LLP
                    AS INDEPENDENT AUDITORS FOR THE COMPANY.

                                 PROPOSAL FOUR

            AMENDMENT OF THE SANCTUARY WOODS MULTIMEDIA CORPORATION
                             1995 STOCK OPTION PLAN

GENERAL

     The 1995 Stock Option Plan (the Plan) was approved by the shareholders and became effective May 25, 1995. The Plan provides for the grant to employees of the Company including officers and employee directors of incentive stock options within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the Code) and for the grant of nonstatutory stock options to employees, non-employee directors and consultants of the Company. The Plan is administered by a committee comprised of members of the Board. There are currently 1,970,000 shares of Common Stock reserved for issuance under the Plan. As of October 1, 1996, options to purchase 1,644,500 shares were outstanding under the Plan and 325,500 shares remained available for future grants. Options to purchase 520,750 shares were outstanding based upon grants prior to adoption of the Plan.

PROPOSAL

     At the Annual Meeting, the shareholders are being requested to approve an amendment to the Plan as follows:

          (i) to increase the number of shares reserved for issuance thereunder by 2,030,000 shares for an aggregate of 4,000,000 shares reserved for issuance thereunder which if fully vested and exercised would represent 13% of the total number of Common Shares outstanding based upon the number of shares outstanding at the record date. The amendment to increase the number of shares reserved under the Plan is proposed in order to give the Board of Directors greater flexibility to grant stock options. The Company believes that granting stock options motivates high levels of performance and provides an effective means of recognizing employee contributions to the success of the Company. The Company believes that this policy is of great value in recruiting and retaining highly qualified technical and other key personnel who are in great demand as well as providing reward and incentive to current employees. The Board of Directors believes that the ability to grant options will be important to the future success of the Company by allowing it to accomplish these objectives.

          (ii) To change the formula for granting Director's options to (A) a grant of options to purchase 50,000 shares of Common Stock, 25,000 of which will vest over the twelve month term of the position, plus 25,000 based upon participation in meetings of the Board of Directors and (B) a grant of options to purchase 2,500 shares of Common Stock for each committee upon which the Director serves.

     If this proposal is approved and Proposal Five (Proposal to Effect a One-for-Three Share Consolidation) is approved, each of the numbers of shares described above will be decreased by a factor of three.

SUMMARY OF THE PLAN

     Certain features of the Plan are outlined below.

     Administration. The Plan is administered by a committee comprised of members of the Board (the Administrator). Subject to the provisions of the Plan and to the instructions of the Board of Directors, the Administrator has the power to construe and interpret the Plan and all option agreements entered into under the Plan, to define the terms used in the Plan, to prescribe, amend and rescind rules and regulations relating to the administration of the Plan, and to make any other determinations necessary or advisable for the administration of the Plan.

     Eligibility and Terms of Options. The Plan provides that nonstatutory stock options may be granted to non-employee directors, employees and consultants. Incentive stock options may be granted only to employees including officers and employee directors. An optionee who has been granted an option may, if he or she is otherwise eligible, be granted additional options. A person, if eligible, may hold both Incentive Stock Options and Non-Qualified Options, but each such Option must be specifically identified as such. With respect to any optionee who owns stock possessing more than 10% of the voting power of all classes of stock of the Company (a 10% Shareholder), the exercise price of any incentive stock option granted must equal at least 110% of the fair market value on the grant date and the maximum term of the option must not exceed five years.

     At present, each non-employee member of the Board of Directors is entitled annually, as of the date he or she commences service as a director and as of each anniversary date thereafter, to an option grant to purchase 25,000 shares of Common Stock. A non-employee director is further entitled annually to an additional option grant to purchase 10,000 shares of Common stock for each Board committee on which he/she serves. The Board of Directors proposes to change this provision to provide for yearly option grants of 50,000 shares, 25,000 of which would vest over the 12-month period of the position, 25,000 of which would vest based upon participation in Board of Directors meetings. An additional 2,500 shares shall be granted for each committee on which the Director serves.

     The exercise price for each such option granted to a director shall be, in the case of an Incentive Stock Option, equal to 100% of the fair market value of the shares covered by the option on the date of the grant, and in the case of a Non-Qualified Option, equal to the applicable percentage (i.e., 85%, 90%, or 100% of the fair market value of the covered shares on the date of the grant) as determined in accordance with the rules and regulations of the Vancouver Stock Exchange. Non-employee directors are not eligible for discretionary option grants under the Plan.

     The aggregate number of shares of Common Stock which may be reserved for issuance to any one individual upon exercise of options granted under the Plan shall in no event exceed 5% of the Company's total issued shares of Common Stock at the applicable date of grant. The aggregate number of shares of Common Stock which may be reserved for issuance to insiders or issued to insiders in any 12 month period shall in no event exceed 10% of the Company's issued shares of Common Stock during that period.

     Terms and Conditions of Options. Each option granted under the Plan is evidenced by a written stock option agreement between the optionee and the Company and is subject to the following terms and conditions:

          (iii) Exercise Price. The agreement specifies the exercise price of options to purchase shares of Common Stock at the time the options are granted. However, the exercise price of an incentive stock option must not be less than 100% (110% if issued to a 10% Shareholder) of the fair market value of the Common Stock on the date the option is granted. The exercise price of a nonstatutory option may not be less than the applicable discount percent determined in accordance with the rules and regulations of the Vancouver Stock Exchange. The market value of a share of the Company's Common Stock on October 1, 1996 was $0.70 Cdn.

          The fair market value per share of Common Stock shall be determined by the Committee in accordance with the following provisions:

             a. If the Common Stock is traded on the Nasdaq Small Cap Market or the Nasdaq National Market System, the fair market value shall be the closing selling price per share on the date in question, as such price is reported by the National Association of Securities Dealers through the Nasdaq Small Cap Market or the Nasdaq National Market System, whichever is applicable. If there is no reported closing selling price for the Common Stock on the date in question, then the closing selling price on the last preceding date for which such quotation exists shall be determinative of fair market value.

             b. If the Common Stock is not at the time listed or admitted to trading on the Nasdaq Small Cap Market or the Nasdaq National Market System but is traded on the Vancouver Stock Exchange, the fair market value shall be the closing selling price per share on the date in question on such exchange. If there is no reported closing selling price for the Common Stock on the date in question, then the closing selling price on the last preceding date for which such quotation exists shall be determinative of fair market value.

             c. If the Common Stock is not at the time traded on the Nasdaq Small Cap Market, the Nasdaq National Market System or the Vancouver Stock Exchange, but is listed or admitted to trading on another national stock exchange, then the fair market value shall be the closing selling price per share on the date in question on the exchange determined by the Committee to be the primary market for the Common Stock, as such price is officially quoted in the composite tape of transactions on such exchange. If there is no reported sale of Common Stock on such exchange on the date in question, then the fair market value shall be the closing selling price on the exchange on the last preceding date for which such quotation exists.

             d. If the Common Stock is not at the time listed or admitted to trading on any national stock exchange and is not traded on the Nasdaq Small Cap Market or the Nasdaq National Market System, the fair market value on the date in question shall be determined in good faith by the Committee.

          (iv) Exercise of the Option. Each stock option agreement will specify the term of the option and the date when the option is to become exercisable. An option is exercised by giving written notice of exercise to the Company, specifying the number of full shares of Common Stock to be purchased and by tendering full payment of the purchase price to the Company. If an Optionee does not purchase all the shares which the Optionee is entitled to purchase, the Optionee's right to purchase the remaining shares continues until the expiration of such option.

          (v) Form of Consideration. The consideration to be paid for the shares of Common Stock issued upon exercise of an option shall be determined by the Administrator and is set forth in the option agreement. Such form of consideration may vary for each option, and may consist entirely of cash, check, promissory note, other shares of the Company's Common Stock, any combination thereof, or any other legally permissible form of consideration as may be provided in the option agreement.

          (vi) Termination of Employment. If an Optionee ceases to be employed by the Company or a subsidiary (or, in the case of a Non-Qualified Option, ceases to serve as a non-employee director, independent contractor or employee) for any reason other than death or for cause, such Optionee's option or options shall expire thirty days thereafter, and during such thirty-day period shall be exercisable to the extent exercisable on the date the Optionee ceased to be employed by the Company or a subsidiary (or ceased to serve as a non-employee director or independent contractor, if applicable). The Committee, in its discretion, may increase the time for an employee to exercise options beyond this thirty-day period.

          If an Optionee dies while employed by the Company or a subsidiary (or in the case of a Non-Qualified Option, while serving as a non-employee director, independent contractor or employee), the person or persons to whom the Optionee's rights under an Option shall pass by will or the laws of descent and distribution may exercise such option within one year of the Optionee's death as to those shares with respect to which the option was exercisable on the date of death.

          In the event an optionee's continuous status as an employee or consultant terminates for cause or by order of the Superintendent of Brokers for B.C., B.C. Securities Commission, Vancouver Stock Exchange or any securities regulatory body having jurisdiction to so order, such Optionee's option or options shall immediately expire on the date of notice by the Company of such termination. Cause for termination shall include the optionee's: (i) breach of fiduciary obligation to the Company, any of its subsidiaries or affiliates, or any customer, client or supplier of any of them; (ii) commission of any act or omission to perform any act which results or may, in the reasonable view of the Board of Directors, tend to result in serious adverse consequences to the Company, any of its subsidiaries or affiliates, or any client or supplier of any of them; (iii) gross neglect of duty; (iv) insubordination; (v) failure to follow the instructions of any of his or her supervisors or superiors; (vi) performance of an illegal act related in any manner to his or her employment by and/or duties to the Company; (vii) conviction for any crime or act involving moral turpitude; (viii) unauthorized use or disclosure of confidential information or trade secrets of the Company or any of its subsidiaries or affiliates; or (ix) breach of any of the Company's rules, policies or procedures.

          (vii) Termination of Options. Excluding options issued to 10% Shareholders, options granted under the Option Plan expire on such date as the Administrator may determine, but not later than ten years from the date of grant. No option may be exercised by any person after the expiration of its term.

          (viii) Nontransferability of Options. An option is nontransferable by the optionee, other than by will or the laws of descent and distribution, and is exercisable during the optionee's lifetime only by the optionee.

          (ix) Other Provisions. The stock option agreement may contain such other terms, provisions and conditions not inconsistent with the Plan as may be determined by the Administrator.

     Amendment and Termination of the Plan. The Board may at any time amend, alter, suspend or terminate the Plan. However, except in certain circumstances pertaining to changes in capitalization of the Company, the Board of Directors may not, without approval of the shareholders, adopt any amendment or modification of the plan or any option granted under the Plan which would (i) change the designation of the class of persons entitled to receive options; (ii) materially increase the total number of shares for which options may be granted under the Plan; (iii) extend the term of the Plan or the maximum option period thereunder; or (iv) decrease the minimum exercise price, subject to adjustment as provided in the Plan upon certain significant corporate events. The specific provisions of the Plan governing the grant of options to non-employee members of the Board of Directors shall not be amended more than once every six months, except to comply with required changes in the Code or regulations thereunder. Further, the Plan may not, without shareholder approval, be amended in any manner that would cause Incentive Stock Options issued under it to fail to meet the requirements of incentive stock options under Section 422 of the Code. Amendments to the Plan are subject to the approval of the Vancouver Stock Exchange and, if an individual participating in the Plan is an insider (as that term is defined in the Securities Act, S.B.C. 1985, c.83 as amended) of the Company, by shareholders of the Company.

CERTAIN U.S. FEDERAL TAX INFORMATION

     Options granted under the Option Plan may be either incentive stock options, as defined in Section 422 of the Code, or nonstatutory options.

     An optionee who is granted an incentive stock option will not recognize taxable income either at the time the option is granted or upon its exercise, although the exercise may subject the optionee to the alternative minimum tax. Upon the sale or exchange of the shares more than two years after grant of the option and one year after exercising the option, any gain or loss will be treated as long-term capital gain or loss. If these holding periods are not satisfied, the optionee will recognize ordinary income at the time of sale or exchange equal to the difference between the exercise price and the lower of (i) the fair market value of the shares at the date of the option exercise or (ii) the sale price of the shares. A different rule for measuring ordinary income upon such a premature disposition may apply if the optionee is also an officer, director, or 10% Shareholder of the Company. The Company will be entitled to a deduction in the same amount as the ordinary income recognized by the optionee. Any gain or loss recognized on such a premature disposition of the shares in excess of the amount treated as ordinary income will be characterized as long-term or short-term capital gain or loss, depending on the holding period.

     All other options which do not qualify as incentive stock options are referred to as nonstatutory options. An optionee will not recognize any taxable income at the time he is granted a nonstatutory option. However, upon its exercise, the optionee will recognize taxable income generally measured as the excess of the then fair market value of the shares purchased over the purchase price. Any taxable income recognized in connection with an option exercise by an optionee who is also an employee of the Company will be subject to tax withholding by the Company. Upon resale of such shares by the optionee, any difference between the sales price and the optionee's purchase price, to the extent not recognized as taxable income as described above, will be treated as long-term or short-term capital gain or loss, depending on the holding period.

     The Company will be entitled to a tax deduction in the same amount as the ordinary income recognized by the optionee with respect to shares acquired upon exercise of a nonstatutory option.

     THE FOREGOING IS ONLY A SUMMARY OF THE EFFECT OF UNITED STATES FEDERAL INCOME TAXATION UPON THE OPTIONEE AND THE COMPANY WITH RESPECT TO THE GRANT AND EXERCISE OF OPTIONS UNDER THE OPTION PLAN; IT DOES NOT PURPORT TO BE COMPLETE, AND IT DOES NOT DISCUSS THE TAX CONSEQUENCES OF THE OPTIONEE'S DEATH OR THE INCOME TAX LAWS OF ANY MUNICIPALITY, STATE OR OTHER COUNTRY IN WHICH AN OPTIONEE MAY RESIDE.

AMENDED AND NEW PLAN BENEFITS

     With the exception of option grants to the non-employee members of the Board of Directors which shall be granted pursuant to the express terms and conditions of the Plan, the proposed Plan provides the Committee with absolute discretion to determine the persons who will receive options under the Plan, the number of options to be granted and the terms of those options. Accordingly, it is impossible to determine the benefits that will be received or would have been received had the Plan been in effect during the Company's prior fiscal year by the Chief Executive Officer, the most highly compensated officers other than the Chief Executive Officer required to be disclosed under applicable rules, all executive officers as a group, and all employees, including current officers who are not executive officers as a group.

REQUIRED VOTE

     The affirmative vote of the holders of a majority of the Common Stock present or represented at the Annual Meeting is required to approve and ratify the amendment to the Option Plan.

                  THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR
     THE AMENDMENT OF THE OPTION PLAN PURSUANT TO THE FOLLOWING RESOLUTION

        "It Is Hereby Resolved That:

          1. the proposed amendment to the Company's Stock Option Plan (the "Stock Option Plan") to be dated November 12, 1996 be adopted and approved;

          2. the Company be authorized to grant stock options pursuant and subject to the terms and conditions of the Stock Option Plan entitling the option holders to purchase an additional 2,030,000 common shares, for a total of up to 4,000,000 common shares of the Company;

          3. the Stock Option Plan be amended to provide for annual automatic grants to Directors of 50,000 options, 25,000 of which shall vest over the 12-month period of the position, 25,000 of which shall vest based on attendance at each Board of Directors meeting, plus 2,500 options per Committee on which the Director serves,

          4. the existing stock options previously granted by the Company under the Plan entitling the option holders to purchase up to 1,644,500 common shares of the Company be ratified and confirmed;

          5. the Board of Directors, by resolution, be authorized to make such amendments to the Stock Option Plan, from time to time, as may, in its discretion, be considered appropriate, provided always that such amendments be subject to the approval of all applicable regulatory authorities; and

          6. any Director or Senior Officer of the Company be and he or she is hereby authorized and directed to perform all such acts, deeds and things and execute, under the seal of the Company if applicable, all such documents and other writings as may be required to give effect to the true intent of this resolution."

                                 PROPOSAL FIVE

               AUTHORIZATION OF THE BOARD TO AMEND THE COMPANY'S
                     ARTICLES OF INCORPORATION TO EFFECT A
        ONE-FOR-THREE SHARE CONSOLIDATION OF THE COMPANY'S COMMON STOCK
                  AND TO INCREASE THE AUTHORIZED SHARE CAPITAL

     The Company's shareholders are being asked to act upon a proposal that the authorized capital of the Company be consolidated on the basis of one (1) new common share without par value for every three (3) existing common shares without par value and thereafter the Company's authorized capital be increased to 50,000,000 shares of Common Stock and accordingly, the following special resolutions are proposed:

          "RESOLVED, as a Special Resolution, THAT:

        1. all of the 100,000,000 common shares without par value, both unissued and fully paid issued, be consolidated on the basis of one new common share without par value for every three common shares without par value before consolidation.

        2. the authorized capital be increased to 50,000,000 common shares without par value;

          AND THAT paragraph 2 of the Memorandum of the Company be altered to read as follows:

        2. The authorized capital of the Company consists of 50,000,000 Common shares without par value."

PURPOSES AND EFFECTS OF THE SHARE CONSOLIDATION

     The Board of Directors has proposed the one-for-three share consolidation because the Board believes that the share consolidation would increase the marketability of the Company's Common Stock and result in an increase in the market price of the Common Stock. The Company's stock was recently delisted from the Nasdaq Stock Market in part because the market price of the Company's stock did not meet the minimum requirements for continued listing on the Nasdaq Stock Market. Although the impact on the market price of shares of Common Stock cannot be predicted with certainty, it is likely that the share consolidation would initially result in the market price of each share of Common Stock being approximately three times the price previously prevailing, and that the aggregate market price of all shares of Common Stock held by a particular stockholder should remain approximately the same. The Common Stock is listed for trading on the Vancouver Stock Exchange only. On the Record Date, the reported closing price of the Common Stock on the Vancouver Stock Exchange was $0.70 Cdn. per share.

     Proportionate voting rights and other rights of stockholders would not be altered by the share consolidation. In addition, the number of shares of Common Stock subject to outstanding options granted pursuant to the Company's employee and director stock option and stock purchase plans (collectively, the Plans), and the number of shares of Common Stock reserved for issuance under the Plans, would be decreased by a factor of three, and the exercise price of outstanding options would be multiplied by three.

     The proposed share consolidation would not change the shareholders' equity or interest in the Company, and the book value of the number of shares outstanding immediately after the applicable share consolidation would be equal to the book value of the number of shares outstanding immediately prior to the share consolidation.

     Following the effective date of the share consolidation, to be determined in the discretion of the Board of Directors, on which the amendments to the Articles of Incorporation effecting the share consolidation would be effected, the number of shares of Common Stock outstanding immediately prior to the share consolidation (26,786,164 shares as of the Record Date) would be consolidated into 8,928,721 shares, and the number of authorized shares of Common Stock would be 33,333,333 (subject to increase to 50,000,000 common shares).

     Shareholders of record as of the close of business on the effective date, would receive instructions to return their stock certificates to the Company's transfer agent which would return a new stock certificate representing one share of Common Stock for each three shares surrendered. The Company will not issue any fractional shares but will issue checks for any fractional interests.

TAX CONSEQUENCES

     The Company has been advised by tax counsel that, under existing U.S. federal income tax laws and regulations, the receipt of fewer shares of the Company's Common Stock in the share consolidation will not constitute taxable income or gain or loss to shareholders; the cost or other tax basis of each share of Common Stock held by a stockholder immediately prior to the share consolidation will be allocated equally among the corresponding number of shares held immediately after the consolidation and the holding period for each of the post-consolidated shares will be equal to the most recently acquired of the three shares which were consolidated.

     The laws of jurisdictions other than the United States (including state and foreign jurisdictions) may impose income taxes on the receipt by a shareholder of shares of Common Stock resulting from the share consolidation. Shareholders are urged to consult their own tax advisors.

           THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSAL FIVE
            TO AUTHORIZE THE BOARD TO AMEND THE COMPANY'S MEMORANDUM
                 TO EFFECT A ONE-FOR-THREE SHARE CONSOLIDATION
                 AND TO INCREASE THE AUTHORIZED SHARE CAPITAL.

                                  PROPOSAL SIX

                 AMENDMENT OF THE COMPANY'S ARTICLES TO PROVIDE
                        FOR A CLASS OF PREFERRED SHARES

     Shareholder approval is being sought for the following special resolution which authorizes the Company to create a new class of shares (the "Preferred Shares") without par value, to create, define and attach to the Preferred shares as a class, special rights and restrictions, and to alter the Articles of the Company accordingly. These matters require approval by special resolution (being at least 75% of the shares voted at the Meeting) by the operation of the Company Act (British Columbia). The number of common shares referred to in the text of the special resolution reflects the one for three share consolidation and related increase in authorized capital. If the Company's shareholders do not approve the share consolidation and related increase in authorized capital, the resolution to be put before the shareholders at the Company's Annual meeting will refer to 100,000,000 common shares, being the pre-consolidated authorized capital.

             "RESOLVED, AS A SPECIAL RESOLUTION, THAT:

             1. the authorized capital of the Company be increased by creating
                5,000,000 Preferred shares without par value:

           2. the Memorandum of the Company be altered by deleting paragraph 2 thereof and in its place substituting the following:

              "2. The authorized capital of the Company consists of 55,000,000 shares divided into:

                 (a) 50,000,000 Common Shares without par value; and

                  (b) 5,000,000 Preferred Shares without par value having
                      attached thereto the special rights and restrictions set out in the Articles of the Company."

                           a copy of the Memorandum as altered being attached as Schedule "A" hereto;

             3. there be created, defined and attached to the Preferred shares as a class the special rights and restrictions set out in Schedule "B" hereto.

             4. the Articles of the Company be altered by the addition thereto of Part 27 attached as Schedule "B" hereto."

REASONS FOR AND POSSIBLE EFFECTS OF THE PROPOSED AMENDMENT

     The Board of Directors believes that the proposed authorization of Preferred Stock is desirable to enhance the Company's flexibility in connection with possible future actions, such as financings, corporate mergers, acquisitions of property, use in employee benefit plans and for other general corporate purposes. Having such authorized capital stock available for issuance in the future would give the Company greater flexibility and would allow shares of Preferred Stock to be issued without the expense and delay of a special stockholders' meeting. Elimination of the delay occasioned by the necessity of obtaining stockholder approval will better enable the Company to engage in financing transactions and acquisitions that take full advantage of changing market conditions. The Company is not presently engaged in any negotiations concerning the issuance of any shares of the Preferred Stock, nor are there any present arrangements, understandings or plans concerning the issuance of such shares.

     It is not possible to state the precise effect of the authorization of the Preferred Stock upon the rights of holders of Common Stock until the Board of Directors determines the respective preferences, limitations and relative rights of the holders of one or more series of Preferred Stock. However, such effect might include, among other things: (i) reduction of the amount otherwise available for payment of dividends on Common Stock, to the extent dividends are payable on any issued shares of Preferred Stock, and restrictions on dividends on Common Stock if dividends on Preferred Stock are in arrears; (ii) dilution of the voting power of Common Stock to the extent that the Preferred Stock has rights to vote with shares of Common Stock; and (iii) the holders of Common Stock not being entitled to share the Company's assets upon liquidation until satisfaction of any liquidation preference granted to the Preferred Stock. Shareholders of Common Stock will not have preemptive rights to purchase additional shares of Common Stock or to purchase shares of Preferred Stock.

ANTI-TAKEOVER EFFECT OF THE PROPOSED AMENDMENT

     Although the Board of Directors has no present intention of doing so, it could issue shares of preferred Stock that could, depending on the terms of such series, make more difficult or discourage an attempt to obtain control of the Company by means of a merger, tender offer, proxy contest or other means. Under certain circumstances such shares could be used to create voting impediments or to deter persons seeking to effect a takeover or otherwise gain control of the Company. Also, additional shares of Common Stock or shares of Preferred Stock could be publicly or privately sold to purchasers who might side with the Board of Directors in opposing such action. In addition, the Board of Directors could authorize holders of Preferred Stock to vote as a class on any merger, sale or exchange of assets or any other extraordinary corporate action.

     The existence of the additional authorized shares of Common Stock and the authorization of shares of Preferred Stock could have the effect of discouraging an attempt by any person or entity, through the acquisition of a substantial number of shares of Common Stock, to acquire control of the Company with a view to imposing a merger, sale of all or any part of the Company's assets or a similar transaction, since the issuance of the additional shares of Common Stock or Preferred Stock could be used to dilute the stock ownership of a takeover bidder. In addition, the Board of Directors may issue, without shareholder action, Common Stock, or warrants or other rights to acquire such stock, with terms designed to protect against certain takeovers, including partial takeovers and front-end loaded, two-step takeovers and freeze-outs and to control shareholder acquisitions, should the Board of Directors consider the action of such entity or person not to be in the best interest of the Company and its shareholders. To the extent that potential takeovers are thereby discouraged, shareholders may not have the opportunity to dispose of all or a part of their stock at a price that may be higher than that prevailing in the market.

     The proposed amendments to the Company's Articles are not part of a plan by the Board of Directors to adopt a series of anti-takeover measures. The Board of Directors does not presently intend to propose any additional measure designed to discourage any unfair or unnegotiated takeovers apart from those amendments proposed in this Proxy Statement and those measures that previously have been adopted, but reserves the right to propose and adopt additional measures if the Board of Directors determines that such measures are in the best interests of the Company and its stockholders.

     The affirmative vote of a 75% majority of the outstanding shares of Common Stock will be required to approve Proposal Six. If the proposed amendment is approved by the stockholders, such amendment will become effective upon filing of the special resolution with the British Columbia Register of Companies.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSAL SIX.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth as of the Record Date certain information regarding the beneficial ownership of the Company's Common Stock by (i) each person (including any group as that term is used in Section 13(d)(3) of the Securities Exchange Act of 1934, as amended) known by the Company to be the beneficial owner of more than 5% of the Company's voting securities, (ii) each director, (iii) each of the Company's executive officers named in the Summary Compensation Table appearing herein, and (iv) all of the Company's directors and executive officers as a group.

                                                                         BENEFICIAL OWNERSHIP(1)
                                                                         ------------------------
                                                                          NUMBER       PERCENT OF
                           NAME AND ADDRESS                              OF SHARES       TOTAL
-----------------------------------------------------------------------  ---------     ----------
The Travelers Indemnity Company(2).....................................  3,350,000         12.5%
  388 Greenwich Street, 36th Floor
  New York, NY 10013
State of Wisconsin Investment Board(3).................................  2,145,000          8.0%
  Lake Terrace
  121 East Wilson Street
  P.O. Box 7842
  Madison, WI 53707
Brian J. Beninger(4)(5)................................................  2,001,000          7.5%
  1006 Government Street
  Victoria, B.C., Canada V8W 1X7
Charlotte J. Walker(5)(6)..............................................  1,120,278          4.1%
N. John Campbell(7)....................................................     90,000            *
Grant N. Russell(8)....................................................     90,000            *
A. Renee Courington(5)(9)..............................................    647,143          2.4%
Jeremy Salesin(10).....................................................     77,500            *
Scott A. Walchek(11)...................................................         --           --
Paul Salzinger(12).....................................................         --           --
Allen M. Barr(13)......................................................         --           --
All directors and executive officers as a group (9 persons)(14)........  2,335,921         8.44%

---------------
* Less than 1%

 (1) Beneficial ownership is determined in accordance with the rules and regulations of the SEC and generally includes voting or investment power with respect to securities. Options to purchase shares of Common Stock which are currently exercisable or will become exercisable within 60 days of October 1, 1996 (the Record Date), are deemed to be outstanding for purposes of computing the percentage of the shares held by an individual but are not outstanding for purposes of computing the percentage of any other person. Except as indicated otherwise in the footnotes below, and subject to community property laws where applicable, the persons named in the table above have sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by them.

 (2) As reported on Schedule 13G filed with the SEC in July 1996.

 (3) As reported on a Schedule 13G filed with the SEC in March 1996.

 (4) Includes 101,000 shares directly owned by Mr. Beninger and 50,000 shares held directly by C. Antoinette Beninger, his spouse, as separate property. Also includes 1,800,000 Performance Shares ("Performance Shares"), 800,000 of which are owned by Mr. Beninger and 1,000,000 of which are owned by Mrs. Beninger. Also includes 50,000 shares subject to outstanding options held by Mr. Beninger exercisable within 60 days of the Record Date.

 (5) Performance Shares are shares of Common Stock which are held in escrow pending release upon the attainment by the Company of certain performance criteria (see discussion in Item 7, "Management's

     Discussion and Analysis of Financial Condition and Results of Operations" in the Company's Report as Form 10-K for the fiscal year ended December 31,
     1995). Holders of Performance Shares are entitled to vote such shares pending their release from escrow. Under U.S. generally accepted accounting principles, the Performance Shares are not included in the calculation of earnings (loss) per share unless the Company achieves positive earnings per share.

 (6) Includes 345,000 shares subject to outstanding options held by Ms. Walker which are exercisable within 60 days of the Record Date and 600,000 Performance Shares.

 (7) Includes 90,000 shares subject to outstanding options held by Mr. Campbell which are exercisable within 60 days of the Record Date.

 (8) Includes 90,000 shares subject to outstanding options held by Mr. Russell which are exercisable within 60 days of the Record Date.

 (9) Includes 151,250 shares subject to outstanding options, 62,500 shares subject to a warrant held by Ms. Courington which are exercisable within 60 days of the Record Date and 327,500 Performance Shares.

(10) Includes 77,500 shares subject to outstanding options held by Mr. Salesin which are exercisable within 60 days of the Record Date.

(11) Mr. Walchek has resigned as an executive officer and director of the Company.

(12) Mr. Salzinger has resigned as an executive officer of the Company.

(13) Mr. Barr has resigned as an executive officer of the Company.

(14) Includes an aggregate of 899,750 shares subject to outstanding options and warrants which are exercisable within 60 days of the Record Date (see footnotes 6 through 14 above), and 1,155,000 Performance Shares.

                               EXECUTIVE OFFICERS

               NAME OF EXECUTIVE OFFICER                  AGE            PRINCIPAL OCCUPATION
--------------------------------------------------------  ---     ----------------------------------
Charlotte J. Walker.....................................  41      Chairman, President, Chief
                                                                  Executive Officer and Director
A. Renee Courington.....................................  33      Senior Vice President
Jeremy R. Salesin.......................................  32      Vice President, Business Affairs,
                                                                  General Counsel and Secretary
Suzie O'Hair............................................  37      Vice President, Marketing

     Charlotte J. Walker. Please see Proposal Two -- Election of Directors for a description of Ms. Walkers' background.

     A. Renee Courington joined the Company in May 1993 and was appointed Vice President of the Education Division November 1, 1994, responsible for all education products produced by the Company. In April 1996 she was appointed Senior Vice President of the Company. From December 1992 until joining the Company, Ms. Courington was Director of Marketing Communications for Raster Ops Corporation and was responsible for marketing high end graphics and color products. From May 1990 to December 1992, Ms. Courington was Director of Product Marketing for Macromedia Corporation, and from May 1989 to May 1990, Director of Marketing for Ragtime USA.

     Jeremy R. Salesin joined the Company in April 1994, and has served as General Counsel since November 1994, Secretary since May 1995 and Vice President, Business Affairs since October 1995. From October 1990 until joining the Company, Mr. Salesin practiced law with the San Francisco office of the law firm of Graham and James.

     Suzie O'Hair joined the Company in September 1994 as Director of Marketing for the Education Division. Ms. O'Hair was promoted to Vice President, Marketing in April 1996. Prior to joining the Company, Ms. O'Hair was President of the marketing firm Hi-Lo communications, Inc. and was formerly Partner, then President, of HL&S Partners, an independent marketing firm serving primarily high technology companies.

     The Company knows of no arrangement or understanding between any executive officer and any other person(s) pursuant to which he was selected as an officer.

                             EXECUTIVE COMPENSATION

SUMMARY COMPENSATION

     The following table shows, as to the Chief Executive Officer and each of the other four most highly compensated executive officers, information concerning compensation awarded to, earned by or paid for services to the Company in all capacities during the fiscal years ended December 31, 1995, 1994 and 1993. On May 6, 1996 the Company changed its fiscal year end to March 31, beginning March 31, 1996. Accordingly, the table below also shows such compensation information calculated based upon the twelve-month period ended March 31, 1996.

                           SUMMARY COMPENSATION TABLE

                                                                                        LONG-TERM
                                                   ANNUAL COMPENSATION                 COMPENSATION
                                       -------------------------------------------        AWARDS
     NAME AND PRINCIPAL POSITION       FISCAL YEAR ENDED      SALARY      BONUS($)      OPTIONS(#)
-------------------------------------  ------------------    --------     --------     ------------
Charlotte J. Walker(1)...............  March 31, 1996        $ 27,000      $   --         420,000(4)
President, Chairman and                December 31, 1995           --          --              --
  Chief Executive Officer              December 31, 1994           --          --              --
                                       December 31, 1993           --          --              --
A. Renee Courington..................  March 31, 1996         111,530          --          62,500(4)
  Senior Vice President                December 31, 1995      116,430          --          62,500
                                       December 31, 1994       99,000          --              --
                                       December 31, 1993       58,000          --              --
Jeremy R. Salesin....................  March 31, 1996         102,000          --          90,000
  Vice President, Business Affairs     December 31, 1995      100,580          --          90,000
     and General Counsel               December 31, 1994           --          --              --
FORMER OFFICERS
Scott A. Walchek(1)..................  March 31, 1996         170,160          --         350,000
  President, Chief Executive Officer   December 31, 1995      164,000          --         350,000
     and Director                      December 31, 1994      140,200       6,300              --
                                       December 31, 1993       85,000       6,800         250,000
Paul Salzinger(2)....................  March 31, 1996         137,700          --         130,000
  Vice President, Sales                December 31, 1995      132,900          --          30,000
                                       December 31, 1994       75,000          --              --
                                       December 31, 1993           --          --              --
Allen M. Barr(3).....................  March 31, 1996         112,200          --         100,000
  Chief Financial Officer              December 31, 1995      116,000          --         100,000
                                       December 31, 1994       71,020          --              --
                                       December 31, 1993           --          --              --

---------------
(1) Mr. Walchek resigned effective January 19, 1996. Ms. Charlotte Walker accepted the position of President and Chief Executive Officer of the Company effective January 19, 1996.

(2) Mr. Salzinger resigned effective July 15, 1996.

(3) Mr. Barr resigned effective May 15, 1996.

(4) Does not include 600,000 Performance Shares for Ms. Walker and 327,500 Performance Shares for Ms. Courington purchased from Mr. Beninger, which are currently held in escrow. See note 5 to the security ownership table for a description of such Performance Shares.

STOCK OPTION GRANTS AND EXERCISES

     The following table shows, as to the individuals named in the Summary Compensation Table above, information concerning stock options granted during the fiscal year ended March 31, 1996.

            OPTION GRANTS IN THE FISCAL YEAR ENDED MARCH 31, 1996(1)

                                                                                                 POTENTIAL
                                                                                                REALIZABLE
                                                                                             VALUE OF ASSUMED
                                                      INDIVIDUAL GRANTS                       ANNUAL RATES OF
                                   -------------------------------------------------------      STOCK PRICE
                                     NUMBER OF       % OF TOTAL                                APPRECIATION
                                    SECURITIES        OPTIONS                                   FOR OPTION
                                    UNDERLYING       GRANTED TO     EXERCISE                      TERM(5)
                                      OPTIONS       EMPLOYEES IN      PRICE     EXPIRATION   -----------------
              NAME                 GRANTED(#)(2)   FISCAL YEAR(3)   ($/SH)(4)      DATE       5%($)    10%($)
---------------------------------  -------------   --------------   ---------   ----------   -------   -------
Charlotte J. Walker(4)...........      20,000            1.5%        $  5.75       8/11/00    31,772    70,209
                                      100,000            7.4%           2.50      12/15/00    69,070   152,628
                                      300,000           22.1%          0.875       2/20/01    72,524   166,259
A. Renee Courington(4)...........      12,500            1.0%           5.75       8/11/00    19,858    43,880
                                       50,000            3.7%          6.125       8/18/00    84,611   186,969
Jeremy R. Salesin(4).............      75,000            5.5%           5.75       8/11/00   119,146   263,282
                                       15,000            1.1%          6.125       8/18/00    25,383    56,091
FORMER OFFICERS
Scott A. Walchek(6)..............     100,000            7.4%           5.75       8/11/00   158,862   351,041
                                      250,000           18.4%          6.125       8/18/00   423,056   934,843
Paul Salzinger(4)(6).............      30,000            2.2%           4.06      11/22/00    33,650    75,350
                                      100,000            7.4%          1.375      01/16/01    37,990    83,445
Allen M. Barr(6).................      50,000            3.7%           5.75       8/11/00    79,430   175,522
                                       50,000            3.7%          6.125       8/18/00    84,611   186,989

---------------
(1) On May 6, 1996, the Company changed its fiscal year from December 31 to March 31, beginning with the year ended March 31, 1996. Charlotte Walker also received a grant of 25,000 options on March 23, 1995. None of the other individuals named in the Summary Compensation Table received a stock option grant in the three-month period of January 1, 1995 to March 31, 1995.

(2) These options generally vest over a three-year period from the date of grant as follows: 25% six months from the date of grant, 25% one year after the date of grant, 25% two years from the date of grant and 25% three years from the date of grant.

(3) The Company granted options to purchase an aggregate of 420,500 shares of Common Stock to all employees other than executive officers and granted options to purchase an aggregate of 940,000 shares of Common Stock to all executive officers as a group (6 persons), during fiscal 1996.

(4) All outstanding options were repriced to $0.875 on June 4, 1996.

(5) This column sets forth hypothetical gains or option spreads for the options at the end of their respective five-year terms, as calculated in accordance with the rules of the SEC. Each gain is based on an arbitrarily assumed annualized rate of compound appreciation of the market price at the date of grant of 5% and 10% from the date the option was granted to the end of the option term. The 5% and 10% rates of appreciation are specified by the rules of the SEC and do not represent the Company's estimate or projection of future Common Stock prices. The Company does not necessarily agree that this method properly values an option. Actual gains, if any, on option exercises are dependent on the future performance of the Company's Common Stock and overall market conditions and the timing of option exercises, if any. All option grants shown in this table are presently at exercise prices in excess of the current market price of the Company's Common Stock.

(6) All of these options have terminated.

     The following table shows, as to the individuals named in the Summary Compensation Table above, information concerning stock options exercised during the fiscal year ended March 31, 1996 and unexercised options at March 31, 1996. None of such unexercised options were in-the-money at such date. Accordingly, the exercise value of such options was zero.

        AGGREGATED OPTION EXERCISES IN FISCAL YEAR ENDED MARCH 31, 1996
                        AND MARCH 31, 1996 OPTION VALUES

                                                                                 NUMBER OF SECURITIES
                                                                                      UNDERLYING
                                                                                 UNEXERCISED OPTIONS/
                                                  SHARES                           SARS AT MARCH 31,
                                                ACQUIRED ON      VALUE               1996(#)(2)(3)
                                                 EXERCISE       REALIZED     -----------------------------
                     NAME                           (#)          ($)(1)      EXERCISABLE     UNEXERCISABLE
----------------------------------------------  -----------     --------     -----------     -------------
Charlotte J. Walker...........................         --            --        245,000          200,000
A. Renee Courington...........................         --            --         75,625           86,875
Jeremy R. Salesin.............................     15,000        66,143         27,700           97,300
FORMER OFFICERS
Scott A. Walchek..............................     25,000        89,911        100,000               --
Paul Salzinger................................         --            --         15,000          145,000
Allen M. Barr.................................         --            --         75,000          125,000

---------------
(1) Calculated by determining the difference between the closing price of the Company's Common Stock on Nasdaq on the date of exercise and the exercise price of the options.

(2) The Company has not granted any stock appreciation rights and its stock plans do not provide for the granting of such rights.

(3) None of these options were in the money at March 31, 1996.

EMPLOYMENT CONTRACTS AND TERMINATION OF EMPLOYMENT AND CHANGE-IN-CONTROL ARRANGEMENTS

     The Company entered into a year-to-year Management Services Agreement with Brian J. Beninger which commenced July 1, 1991, pursuant to which Mr. Beninger received a salary of CDN $5,000 per month for his services to the Company. Mr. Beninger resigned as Chairman effective May 15, 1996. Mr. Barr resigned effective May 15, 1996 and, pursuant to a letter agreement with the Company, was paid his salary until July 15, 1996. Mr. Salzinger resigned effective July 15, 1996. No severance payments were made to Mr. Salzinger.

     The Company entered into a letter Agreement with Scott A. Walchek in April 1993. Pursuant to this Agreement, as amended, Mr. Walchek received a salary of $13,333 per month for his services with the Company. Mr. Walchek resigned effective January 19, 1996. The Company entered into a severance agreement with Mr. Walchek pursuant to which the Company agreed to continue paying Mr. Walchek his salary for six months following his resignation, less payments to repay the Company for the full amount then owned by Mr. Walchek to the Company. The Company subsequently amended this agreement to reduce the amount payable by the Company.

     The Company entered into standard employment contracts with Ms. Walker, Mr. Salzinger, Mr. Barr, Ms. Courington and Mr. Salesin pursuant to which the salary levels of these executives were initially set. Subsequent salary increases have resulted in these executives being paid the amounts shown in the summary compensation table above. Ms. Courington, Ms. O'Hair and Mr. Salesin agreed to accept a 10% reduction in their salary effective January 1996 while the Company reorganized its operations. Ms. Courington, Ms. O'Hair and Mr. Salesin have entered into amendments to their employment agreements with the Company which call for severance payments in the event of a termination without cause if certain specified conditions are met. The amount of such severance payments will be equal to two month's of the individual's salary plus one month salary for each full year the individual was employed by the Company prior to termination.

         REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS

     The Compensation Committee of the Board of Directors at March 31, 1996 consisted of N. John Campbell, Grant N. Russell and Brian Beninger. Mr. Beninger subsequently resigned his position as Chairman and a Director of the Company. The Compensation Committee is responsible for reviewing the Company's compensation policies and practices and making recommendations to the Board with respect to compensation matters.

COMPENSATION PHILOSOPHY

     The Company's executive compensation programs over the past fiscal year have been based upon the recognition that Sanctuary Woods is a young, growing company which is best served by executives who are prepared to accept lower levels of cash compensation in return for the potentially greater rewards which may become available if the Company proves successful. In addition, the adverse change in the Company's financial circumstances has resulted in a need to provide long-term incentives to management for improving the Company's results of operations. Therefore, the compensation programs are strongly oriented towards long term incentives which are designed to provide the Company's executives with substantial rewards based upon the Company's long term success. This approach has the further benefit of aligning the interest of the Company's executives with those of its shareholders.

     With these principles in mind, the Compensation Committee has set forth the following guidelines:

          1. Provide a total compensation package that will attract talented individuals to the Company and provide them with motivation to excel in their performance with a view to building long term shareholder value;

          2. Limit cash compensation to amounts which are reasonable but moderate in view of the Company's current stage of growth; and

          3. Provide substantial long term incentive benefits which will reward long term commitment to the Company.

COMPENSATION OF EXECUTIVE OFFICERS

     The Company currently provides each of its executive officers with an annual salary. Salaries are fixed by the Board of Directors after consultation with the Compensation Committee and with the Chief Executive Officer with respect to salary levels for other officers. Salary levels are reviewed at least annually and more often when circumstances warrant. Salary levels are generally fixed at the lower end of the range of comparable companies based upon information generally available to the Board of Directors. In light of the adverse change in the Company's financial circumstances, Ms. Courington, Ms. O'Hair, Mr. Barr and Mr. Salesin agreed to accept a 10% reduction in their pay in January 1996. The Company does not currently pay cash bonuses to its executives with the exception of the Vice President of Sales (see discussion below). The Compensation Committee believes that, during this stage of the Company's existence, it is more appropriate to award executives with stock options rather than cash bonuses. This practice is premised upon both the philosophy of establishing long term incentives for executive performance as well as recognition by the Compensation Committee of the importance of maximizing the availability of cash for investment in the growth of the Company's business. The Vice President of Sales receives a cash bonus which is based upon a corporate sales incentive policy adopted on July 1, 1994 and revised by the Company from time to time. This policy provides a sales incentive to all sales personnel based upon achievement of specified sales targets. Targets are fixed on a quarterly and annual basis for the Vice President of Sales by the President of the Company.

STOCK OPTIONS

     Stock options are granted to executive officers and all other full time employees whose contributions are considered important to the long term success of the Company. All grants since the adoption of the Company's stock option plan at the 1995 Annual General Meeting have been made pursuant to the terms of that plan (summarized above in this proxy statement). Under applicable rules of the Vancouver Stock Exchange, all options granted by the Board of Directors to executive officers must be ratified on an annual basis by the shareholders at the annual general meeting of shareholders. Stock options have historically been granted by the Board of Directors on a case-by-case basis based upon the Board's evaluation of an individual's past contributions and potential future contributions to the Company. Stock options also are used to attract new management personnel to the Company and often are awarded upon an executive joining the Company with vesting periods designed to encourage the executive's retention. In granting stock options, the Board of Directors takes into consideration the fact that salary levels paid to its executive officers tend to be below industry averages. The Compensation Committee may in the future recommend adoption of other long term incentive programs designed to maximize management's long term commitment to the Company.

OPTION REPRICING

     On June 4, 1996, stock options held by certain of the executive officers of the Company were repriced at the then-current fair market value. Prior to the repricing, the exercise prices of the stock options were well above the fair market value of the Common Shares and such stock options did not provide the intended long term incentive to the executive officers. The Board undertook this action in light of the Company's reorganization and subsequent downsizing and the recent reduction in the trading price of the Company's Common Stock and in consideration of the importance to the Company of retaining its employees by offering them appropriate equity incentives. The Board also considered the highly competitive environment for obtaining and retaining qualified employees and the overall benefit to the Company's stockholders from a highly motivated group of employees.

COMPENSATION OF THE CHIEF EXECUTIVE OFFICER

     From August 18, 1994 to January 19, 1996, Scott A. Walchek served as Chief Executive Officer of the Company. Prior thereto, he had been the Company's President and Chief Operating Officer (COO). As COO, Mr. Walchek was paid salary at an annual rate of $120,000. His salary was raised to an annual rate of $160,000 upon his promotion to CEO. The Board of Directors deemed this increase in salary to be appropriate in light of the substantially greater duties and responsibilities which Mr. Walchek undertook as the Company's CEO. The Board considered Mr. Walchek's salary to be below industry averages but believed this lower salary level coupled with substantial option grants was the most appropriate compensation package for the Company's CEO at this stage of the Company's development. The Company granted Mr. Walchek an additional 350,000 options in 1995. At this time, the Compensation Committee has not established specific performance criteria to govern such incentive compensation.

     Charlotte J. Walker has served as President and Chief Executive Officer of the Company since January 19, 1996. As CEO, Ms. Walker's salary has been set at $162,000. Ms. Walker has also received stock option grants of 400,000 shares related to her acceptance of the position of President and Chief Executive Officer. The Board of Directors declared that salary and option level quite reasonable in light of Ms. Walker's extensive experience, and the difficulty in attracting a skilled CEO to lead the Company through a difficult reorganization required by its adverse operating results.

                           THE COMPENSATION COMMITTEE

                                N. JOHN CAMPBELL
                                GRANT N. RUSSELL

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     The Compensation Committee of the Board currently consists of Messrs. Campbell and Russell, neither of whom is an officer or employee of the Company. No interlocking relationship exists between the Company's Board of Directors or Compensation Committee and the Board of Directors or Compensation Committee of any other company, nor has any such interlocking relationship existed during the past fiscal year.

     In March 1996, the Company completed a private placement of $1.5 million aggregate principal amount of secured debentures, all of which were converted to equity as of June 7, 1996 at a conversion price of $.50 per share. In connection with the issuance of these debentures, each purchaser of debentures received a warrant to purchase 1.25 shares of the Company's Common Stock for each $1.00 principal amount of debentures purchased. Each warrant is exercisable for two years from the date of issuance at an exercise price of $.50 per share. Ms. Charlotte Walker and Ms. Renee Courington each purchased $50,000 principal amount of convertible debentures and each received the associated warrant to purchase 62,500 shares of the Company's Common Stock. Ms. Walker subsequently exercised such warrant in its entirety.

     Except as disclosed herein, since the commencement of the last completed fiscal year, no insider of the Company had any material interest, direct or indirect, in any transaction or any proposed transaction which has materially affected or would materially affect the Company or any of its subsidiaries.

INDEBTEDNESS OF DIRECTORS, EXECUTIVE AND SENIOR OFFICERS

     As of December 31, 1995, Mr. Scott Walchek, the Company's former President and Chief Executive Officer owed the Company $24,500 under a loan made pursuant to the terms of his employment agreement. This loan was unsecured, does not bear interest and is due upon demand. In connection with Mr. Walchek's severance agreement, Mr. Walchek agreed to have the remaining balance of the loan repaid by deductions from the amount payable to him under his severance agreement. The Company subsequently renegotiated its severance agreement with Mr. Walchek to reduce the amount payable to Mr. Walchek, and in connection with this renegotiation wrote off a portion of this remaining balance.

                        COMPANY STOCK PRICE PERFORMANCE

     The graph below compares the cumulative total return on investment (based on change in year-end stock price and assuming reinvestment of all dividends) assuming a $100 investment in the Common Stock of the Company, the Nasdaq Market Index and an industry index of companies contained in Standard Industrial Classification Code 7372 (the SIC Code Index) for the period commencing December 31, 1991 and ended March 31, 1996.

                     COMPARISON OF CUMULATIVE TOTAL RETURN
                 AMONG SANCTUARY WOODS MULTIMEDIA CORPORATION,
                     NASDAQ MARKET INDEX AND SIC CODE INDEX

      MEASUREMENT PERIOD           SANCTUARY      NASDAQ MAR-    SIC CODE IN-
    (FISCAL YEAR COVERED)            WOODS         KET INDEX          DEX
DEC. 91                                    100             100             100
DEC. 92                                    230             101             109
DEC. 93                                    688             121             116
DEC. 94                                    370             127             152
DEC. 95                                    390             165             229
MARCH 96                                    94             173             239

---------------
Note: The Common Shares have been listed on the Vancouver Stock Exchange under the symbol SWD since December 11, 1991. The Company was delisted from The Nasdaq Stock Market on July 2, 1996.

COMPLIANCE WITH SECTION 16(A) OF THE EXCHANGE ACT

     Section 16(a) of the Securities Exchange Act of 1934 requires the Company's officers and directors, and persons who own more than ten percent of a registered class of the Company's equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission (the SEC) and the National Association of Securities Dealers. Such officers, directors and ten-percent stockholders are also required by SEC rules to furnish the Company with copies of all forms which they file pursuant to Section 16(a). Based solely on its review of the copies of such forms received by, or written representations from certain reporting persons that no Forms 5 were required for such persons, the Company believes that certain reports required under Section 16(a) applicable to its officers, directors and ten-percent stockholders were late. In particular, the Company believes that one report on Form 4 for a set of transactions by Mr. Beninger was filed late, and that the Form 3 for Mr. Salzinger was filed late.

                        FINANCIAL AND OTHER INFORMATION

     The Company's consolidated financial statements for the three year period ended December 31, 1995 included in the Company's 1995 Annual Report on Form 10-K (Amendment No. 1) (the "Report on Form 10-K") and the discussion of the Company's Financial condition contained in Item 7 of the Report on Form

10-K, "Managements Discussion and Analysis of Financial Condition and Results of Operations" are incorporated herein by reference. A copy of these items, as well as copies of the Company reports on Form 10-Q for the periods ended March 31, 1996 and June 30, 1996 are being distributed to shareholders with these proxy materials. The Company also expects to distribute further audited financial materials to its shareholders prior to the meeting date.

                             OTHER PROPOSED ACTION

     The Meeting is called for the purposes set forth in the notice thereof accompanying this Proxy Statement. Management is not aware of any matters to come before the Meeting other than those stated in this Proxy Statement. However, inasmuch as matters of which management is not now aware may come before the Meeting or any adjournment thereof, the Proxies confer discretionary authority with respect to acting thereon, and the person named in such Proxies intends to vote, act and consent in accordance with his or her best judgment with respect thereto.

                        PERSONS MAKING THE SOLICITATION

     The accompanying Proxy is solicited by Management and by the Board of Directors of the Company. The Company will pay all expenses of the preparation, printing and mailing to the shareholders of the enclosed Proxy, accompanying notice and Proxy Statement.

                                  SCHEDULE "A"

                                  COMPANY ACT

                     SANCTUARY WOODS MULTIMEDIA CORPORATION

                               ALTERED MEMORANDUM
                       (AS ALTERED BY SPECIAL RESOLUTION
                           PASSED             , 1996)

     1. The name of the Company is Sanctuary Woods Multimedia Corporation.

     2. The authorized capital of the Company consists of 55,000,000 shares divided into:

          (a) 50,000,000 Common Shares without par value; and

          (b) 5,000,000 Preferred Shares without par value having attached thereto the special rights and restrictions set out in the Articles of the Company.

                                  SCHEDULE "B"

                                    PART 27

                        SPECIAL RIGHTS AND RESTRICTIONS
                    ATTACHED TO PREFERRED SHARES AS A CLASS

     The Preferred Shares as a class shall have attached to them the following special rights and restrictions:

     27.1 The Preferred Shares may at any time and from time to time by issued in one or more series. The directors may from time to time, by resolution passed before the issue of any Preferred Shares of any particular series, alter the Memorandum of the Company to fix the number of Preferred Shares in, and to determine the designation of the Preferred Shares of, that series and alter the Memorandum and Articles to create, define and attach special rights and restrictions to the Preferred Shares of that series, including, but without in any way limiting or restricting the generality of the foregoing, the rate or amount of dividends, whether cumulative or non-cumulative, the dates, places and currencies of payment thereof, the consideration for, and the terms and conditions of, any purchase for cancellation or redemption thereof, including redemption after a fixed term or at a premium, conversion or exchange rights, the terms and conditions of any share purchase plan or sinking fund, the restrictions respecting payment of dividends on, or the repayment of capital in respect of, any other shares of the Company, and voting rights and restrictions; but no special right or restriction so created, defined or attached shall: (i) contravene the provisions of remaining articles of this Part or (ii) provide special rights of conversion into or exchange for any voting securities of the Company or any non-voting securities of the Company which may be convertible into or exchangeable for voting securities of the Company without obtaining the required approvals for such special rights of conversion or exchange from the stock exchanges on which the Company's shares are listed for trading at the time of creation of the special rights of conversion or exchange.

     27.2 Holders of Preferred Shares shall be entitled, on the distribution of assets of the Company or the liquidation, dissolution or winding-up of the Company, whether voluntary or involuntary, or on any other distribution of assets of the Company among its members for the purpose of winding up its affairs, to receive, before any distribution shall be made to holders of Common Shares or any other shares of the Company ranking junior to the Preferred Shares with respect to repayment of capital, the amount paid up with respect to each Preferred share held by them, together with the fixed premium (if any) thereon, all accrued and unpaid cumulative dividends (if any and if preferential) thereon, which for such purpose shall be calculated as if such dividends were accruing on a day-to-day basis up to the date of such distribution, whether or not earned or declared, and all declared and unpaid non-cumulative dividends (if any and if preferentially thereon). After payment to holders of Preferred Shares of the amounts so payable to them, they shall not be entitled to share in any further distribution of the property or assets of the Company except as specifically provided in the special rights and restrictions attached to any particular series.

     27.3 Except for such rights relating to the election of directors on a default in payment of dividends as may be attached to any series of the Preferred Shares by the directors, holders of Preferred Shares shall not be entitled as such to receive notice of, or to attend or vote at, any general meeting of members of the Company.

     27.4 The Company may at any time or from time to time without the approval of the registered holders of the Preferred Shares:

          (i) increase the number of authorized Preferred Shares;

          (ii) create or issue shares of one or more other classes ranking on a parity with the Preferred Shares with respect to the payment of dividends or the distribution of assets in the event of the liquidation, dissolution or winding-up of the Company, whether voluntary or involuntary, or in the event of any other distribution of assets of the Company among its members for the purpose of winding up its affairs; or

          (iii) increase the number of authorized shares of any one or more of the such other classes of shares.

LOGO

SANCTUARY
   WOODS

                  October 8, 1996

                  Dear Shareholders:

                  As the new Chairman, Chief Executive and President, I have both the difficult job of explaining the past and the reasons for the Company's very disappointing performance and the pleasure of discussing our future. As a recapitalized multimedia software company focused solely in the children's education market, we face numerous opportunities for growth with the strength of an award-winning product line. However, reviewing our past as a company positioned in both entertainment and education, there were many pitfalls and shortcomings. In short, I cannot think of a more diametrically opposed task.

                  Many factors contributed to the Company's poor performance over the past 12-18 months. The multimedia software industry has undergone dramatic change in this short period. Competition has increased markedly as more companies with greater resources than Sanctuary Woods have entered the field. Further, the industry has begun to mature, as evidenced by price pressure and increased competition for shelf space. In the entertainment sector, as opposed to education, these factors have had a much more adverse impact. Additionally, the source of distribution for our software is consolidating or going out of business, as is our competition. Another key factor, the Internet and other on-line alternatives, has introduced a competitive medium on which we may produce our content. This is both good and bad. On the positive side, we see many more opportunities to deliver our educational content more creatively and inexpensively. On the negative side, we must transition our CD-ROM based content toward a more dynamic medium -- namely on-line, broad-band, cable-modem or, more simply, the "Information Superhighway." We really do not know how rapidly or slowly this new platform will grow as a medium. Finally, traditional media companies with both television, movie, and interactive distribution, plus well known brand characters are now well established in our industry, thereby setting a higher standard and expectation for certain content.

                  As you know, Sanctuary Woods has also undergone substantive change and we remain dynamic as we position the company for the next phase of growth in the interactive media and education environment. Within the context of the changing industry environment, the Board of Directors has taken a number of aggressive and difficult steps in 1996. Among these steps are the following:

                  - Change in all top management, including Chairman, Chief
                    Executive, President, Vice President of Worldwide Sales, Vice President Marketing, Chief Financial Officer and Controller, among others. I was appointed Chief Executive in late January 1996. Soon after, Renee Courington, who has run the Children's Education

1825 South Grant Street
San Mateo, CA 94402
Tel (415) 286-6000
Fax (415) 286-6010
http://www.sanctuary.com

                  October 8, 1996
                  Page 2

                    Group since 1994, was appointed Senior Vice President, Suzie O'Hair, formerly Director of Education Marketing, was appointed Vice President of Marketing, and Peter Nichter was appointed Controller.

                  - Arrangement of a bridge note financing for $1.5 million
                    which subsequently converted to equity.

                  - Reduction in the size of the work force from 148 full time employees as of December 31, 1995, to 43 full-time employees as of October 4, 1996.

                  - Sale of numerous entertainment properties including the sale of the Victoria, British Columbia studio to Disney Interactive and the closing of the Company's Publishing Division.

                  - Concentration in the educational software arena where the company has consistently produced award-winning products over the past four years.

                  - Hiring of Strategic Marketing Partners, a highly regarded nationwide sales representative firm, as our distribution arm in North American retail operations and the concurrent release of our own regional sales force.

                  - Narrowing of operating losses from over $4.5 million in the
                    March quarter to $477,910 in the June quarter. The Company reported a profit of $342,978 in the June quarter due to a $897,260 gain on the sale of the Victoria studio, as noted above.

                  - Establishing a seven member Special Advisory Board
                    containing highly talented individuals with background and experience in on-line businesses, publishing, education, children's television and cable programming, advanced client-server and object technology, electronics and interactive media. The Special Advisory Board has been a tremendous resource to the management team as we have repositioned the Company.

                  - Finalizing a $5.3 million round of financing in September
                    1996 which has allowed the Company to re-structure its balance sheet and re-capitalize.

                  While these very fundamental and difficult changes were taking place, several events occurred that were key to the on-going operations and potential success of the company. Among them were the following:

                  The children's education development and operations staff shipped five new products, following the release of two new award-winning products in 1995 -- NFL Math and Franklin's Reading World. The new products include:

                  - Franklin Learns Math

                  - How Do You Spell Adventure?

                  - Major League Math

                  - NFL Math 2nd Edition; and

                  - NFL Reading

                  In addition to the completion and successful launch of these new products, the Company expects to complete the following launches as of the shareholder meeting on Tuesday, November 12, 1996:

                  - Franklin's Rainy Day Activity Center

                  October 8, 1996
                  Page 3

                  - The second annual NFL Math Bowl to be held in 9-12 cities in the United States among some 40 schools, in which children will compete for the highest scores in Math to win the Grand Prize, a computer system, for their school.

                  - http://www.Ah-Hah.com, a transaction-based web-site, at
                    which children will be able to compete, play educational on-line programs, update their CD-ROM products and communicate with other children. Grown-ups, parents and teachers will be able to find out more about products, make product purchases and participate in special programs. The web-site replaces http://www.sanctuary.com and will incorporate the ability to scale to broad-band transport. This will afford the Company the opportunity to take advantage of the Internet, cable-modem and proprietary on-line networks as well as broadcast mediums.

                  - The origination of the Ah-Hah brand and the Head Coach brand for our products. Head Coach will incorporate all of our Sports branded learning products such as NFL Math, NFL Reading and Major League Math. The Ah-Hah brand represents a new initiative incorporating proprietary characters and settings as a basis for simulated learning environments.

                  In the remainder of 1996 and through 1998, the Company plans to introduce multi-player, network-based educational software titles. New titles, which started with NFL Math 2nd Edition, will be updatable and can be customized via data packets, called ProPaks, which may be downloaded on our web site or obtained via our 800-number. In addition, the Ah-Hah brand products will be introduced which will take advantage of the Internet's greatest resource, information.

                  It is here and most appropriate that I must thank all the employees of Sanctuary Woods for maintaining their enthusiasm and determination in the midst of down-sizing, right-sizing and re-positioning. The dedication, persistence and focus of the employees has been nothing short of extraordinary and is a testimony to each employee's belief that the Company's educational software product is superior in the marketplace today in both its ability to engage children and assist the most talented and the most needy children to learn.

                  It is fitting that the Company moves forward as an educational multimedia company. Education is the Company's roots and where it was first recognized for high quality products and content. The education group, pre and post the reorganization of the Company, has been a consistent producer of high quality, award-winning products sold both to schools and in the consumer retail markets. It is not surprising that the Company's losses in 1995 and early 1996 were caused almost entirely by Entertainment and Publishing operations where the Company's experience was much less honed and where competition has been particularly fierce. The Education unit remained self-contained during this time period, absorbing few resources and maintaining a high level of quality and content among a dedicated and efficient core group of employees. Products from the education unit have been researched and tested in focus groups containing teachers, parents, children and distributors before they have launched. As testimony to the products' high quality, in product tests performed in 1994 the products were preferred by teachers 2-to-1. The education arena offers many opportunities to the Company. Channels of distribution appear less crowded and the important school channel is a consistent source of business, and a growing one for the Company.

                  October 8, 1996
                  Page 4

                  In our last efforts to put the past behind us and better position the Company for the future we will ask shareholders for approval to:

                  - Perform a 1-for-3 reverse stock split, the timing of which will be determined by the Board.

                  - Approve a new fund of shares for the employee stock option incentive program.

                  - Approve the Company's right to issue preferred stock.

                  - Approve the current slate of Directors.

                  Accompanied with this letter you will find the Proxy material as well as the June 30, 1996 10-Q and the March 31, 1996 10-Q.

                  We will have one last remaining issue that will require shareholder approval at a later date -- the reincorporation of the Company in the United States. Currently, the Company is a British Columbia Canada Corporation. However, we no longer have operations in British Columbia and our shareholder base is almost entirely in the United States. Further, our most recent investors are U.S.-based. We expect to return to you in early 1997 to seek your approval for the finalization of that action.

                  As a newly reorganized company, we now enter the most important phase of the Company's history, its recovery. I and each employee who has persevered through this difficult time, express our deepest thanks to our vendors and our shareholders who have shown tremendous patience, support and faith in our ability to reposition the Company back on a solid path for growth in the future. We are excited, energized and highly conscious of the responsibility we bear for each other and our partners.

                 Thank you,
                  LOGO
                  Charlotte J. Walker
                  Chairman, Chief Executive & President

                 Please Note: The Company will hold its annual shareholder meeting at 2:00 PM (PST) on Tuesday, November 12, 1996 at the South San Francisco Conference Center located at 255 S. Airport Boulevard, South San Francisco, California. Please call if you plan to attend, 415-286-6000.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                            ------------------------

                                   FORM 10-Q
                            ------------------------

(MARK ONE)
     /X/        QUARTERLY REPORT PURSUANT TO SECTION 13 OR 15(D)
                     OF THE SECURITIES EXCHANGE ACT OF 1934

                       FOR THE PERIOD ENDED JUNE 30, 1996

                                       OR

     / /       TRANSITION REPORT PURSUANT TO SECTION 13 OR 15(D)
                     OF THE SECURITIES EXCHANGE ACT OF 1934

                         COMMISSION FILE NUMBER 0-21510

                            ------------------------

                     SANCTUARY WOODS MULTIMEDIA CORPORATION
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

           BRITISH COLUMBIA, CANADA                            75-2444-109
(STATE OR OTHER JURISDICTION OF INCORPORATION
                OR ORGANIZATION)                   (I.R.S. EMPLOYER IDENTIFICATION NO.)
1825 SOUTH GRANT STREET, SAN MATEO, CALIFORNIA                     94402
   (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)                     (ZIP CODE)

                                 (415) 286-6000
              (REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE)

                            ------------------------

     Indicate by check mark whether the registrant (1) has filed all reports required to be filed by Section 13 or 15(d) of the Securities Exchange Act of 1934 during the preceding 12 months (or for such shorter period that the registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days. Yes /X/ No / /

     The number of Common Shares of the registrant outstanding as of June 14, 1996 was 22,786,164.*

     Except where the context otherwise requires, as used herein, the term "Company" means Sanctuary Woods Multimedia Corporation and its subsidiaries.

---------------
* Does not include 4,000,000 voting Performance Shares which are held in escrow.
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

PART I -- Financial Information
     ITEM 1 -- Condensed Consolidated Financial Statements (unaudited)
                Condensed consolidated balance sheets -- June 30, 1996 and March 31,
      1996..............................................................................     3
                Condensed consolidated statement of operations -- three months ended
     June 30, 1996
                   and 1995.............................................................     4
                Condensed consolidated statement of cash flows -- three months ended
     June 30, 1996
                   and 1995.............................................................     5
                Notes to condensed consolidated financial statements....................     6
  ITEM 2 -- Management's Discussion and Analysis of Financial Condition and Results
                 of Operations..........................................................    10
PART II -- OTHER INFORMATION
     Item 1.  Legal Proceedings.........................................................    19
     Item 6.  Exhibits and Reports on Form 8-K..........................................    19
     Signatures.........................................................................    20

     The following description of the Company's business in this Item and other Items in this Report contains forward looking statements within the meaning of section 27A of the Securities Act of 1933, as amended, and section 21E of the Securities Exchange Act of 1934, as amended. Actual results could differ materially from those projected, as a result of the risk factors discussed in this section, and in Management's Discussion and Analysis of Financial Condition and Results of Operations contained in the Company's reports on Form 10-K/A-1 and A-2 for the year ended December 31, 1995 and on Form 10-Q for the transition quarter ended March 31, 1996.

                     SANCTUARY WOODS MULTIMEDIA CORPORATION

                     CONDENSED CONSOLIDATED BALANCE SHEETS
                     AS OF JUNE 30, 1996 AND MARCH 31, 1996
                                  (UNAUDITED)

                                                                    JUNE 30,        MARCH 31,
                                                                      1996             1996
                                                                  ------------     ------------
ASSETS
CURRENT ASSETS:
  Cash..........................................................  $     88,447     $      8,455
  Accounts receivable...........................................       804,996          800,701
  Inventories...................................................     1,006,967        1,384,840
  Prepaid royalties.............................................       177,000          127,000
  Prepaid expenses..............................................       220,492          294,203
                                                                  ------------     ------------
          Total current assets..................................     2,297,902        2,615,199
PROPERTY AND EQUIPMENT..........................................       793,636        1,834,266
DEFERRED ROYALTIES & OTHER ASSETS...............................        93,571          144,396
                                                                  ------------     ------------
TOTAL ASSETS....................................................  $  3,185,109     $  4,593,861
                                                                  ============     ============
LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)
CURRENT LIABILITIES:
  Bank debt.....................................................  $  1,135,904     $  2,226,781
  Notes payable.................................................                      1,563,666
  Accounts payable..............................................     2,517,352        3,087,886
  Accrued expenses..............................................       795,365        1,395,359
  Royalty obligations...........................................       454,723          611,905
  Current portion of capital lease obligations..................        27,810           28,715
                                                                  ------------     ------------
          Total current liabilities.............................     4,931,154        8,914,312
LONG-TERM ROYALTY OBLIGATIONS...................................        84,000          534,000
CAPITAL LEASE OBLIGATIONS.......................................         6,956           13,781
                                                                  ------------     ------------
          Total liabilities.....................................     5,022,110        9,462,093
                                                                  ------------     ------------
COMMITMENTS AND CONTINGENCIES
STOCKHOLDERS' EQUITY (DEFICIT):
  Authorized, 100,000,000 common shares, no par value; issued and outstanding, 26,708,580 shares at June 30, 1996 and
     22,158,580 shares at March 31, 1996........................    34,446,006       31,763,839
  Accumulated deficit...........................................   (35,531,136)     (35,874,113)
  Accumulated translation adjustments...........................      (751,871)        (757,958)
                                                                  ------------     ------------
          Total stockholders' equity (deficit)..................    (1,837,001)      (4,868,232)
                                                                  ------------     ------------
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY
  (DEFICIT).....................................................  $  3,185,109     $  4,593,861
                                                                  ============     ============

                See notes to consolidated financial statements.

                     SANCTUARY WOODS MULTIMEDIA CORPORATION

                CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                   THREE MONTHS ENDED JUNE 30, 1996 AND 1995
                                  (UNAUDITED)

                                                                       1996            1995
                                                                    -----------     -----------
SALES:
  Consumer titles.................................................  $   994,716     $ 1,323,763
  Licensing revenue...............................................      925,653         565,132
  Publisher services..............................................                      169,975
                                                                    -----------     -----------
          Total sales.............................................    1,920,369       2,058,870
                                                                    -----------     -----------
COST OF SALES:
  Consumer titles.................................................      683,099         964,022
  Technology amortization.........................................                      161,090
  Publisher services..............................................                      145,174
                                                                    -----------     -----------
          Total cost of sales.....................................      683,099       1,270,286
                                                                    -----------     -----------
GROSS MARGIN......................................................    1,237,270         788,584
                                                                    -----------     -----------
OPERATING EXPENSES:
  Research and development........................................      459,064         978,319
  Marketing and sales.............................................      632,080       1,812,179
  Administration..................................................      488,631       1,119,694
  Depreciation....................................................      135,405         121,146
                                                                    -----------     -----------
          Total operating expenses................................    1,715,180       4,031,338
                                                                    -----------     -----------
OPERATING LOSS....................................................     (477,910)     (3,242,754)
                                                                    -----------     -----------
OTHER INCOME (EXPENSE)
  Foreign exchange (loss) gain....................................       (2,988)         11,480
  Interest expense, net...........................................      (82,168)        (35,663)
  Net gain on sale and disposal of assets.........................      875,161             203
  Other income....................................................       30,883           4,434
                                                                    -----------     -----------
          Total other income (expense)............................      820,888         (19,546)
                                                                    -----------     -----------
NET INCOME (LOSS).................................................  $   342,978     $(3,262,300)
                                                                    ===========     ===========
PRIMARY NET INCOME (LOSS) PER SHARE...............................  $      0.02     $     (0.21)
FULLY DILUTED NET INCOME (LOSS) PER SHARE.........................  $      0.01     $     (0.21)
PRIMARY SHARES USED IN COMPUTATION................................   20,265,464      15,837,356
FULLY DILUTED SHARES USED IN COMPUTATION..........................   24,282,820      15,837,356

                See notes to consolidated financial statements.

                     SANCTUARY WOODS MULTIMEDIA CORPORATION

                CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
                   THREE MONTHS ENDED JUNE 30, 1996 AND 1995
                                  (UNAUDITED)

                                                                       1996            1995
                                                                    -----------     -----------
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net income (loss)...............................................  $   342,978     $(3,262,300)
  Adjustments to reconcile net income (loss) to net cash used in operating activities:
     Depreciation and amortization................................      136,230         311,630
     Stock warrant compensation and other.........................       53,254
     Sale of intellectual property rights in consideration for a
      reduction in royalty obligations............................     (429,688)
     Net gain on sale and disposal of assets......................     (875,161)           (203)
  Changes in assets and liabilities:
     Accounts receivable..........................................       (4,295)        169,568
     Inventories..................................................      377,873        (909,575)
     Prepaid royalties, expenses and intangibles..................       73,711        (738,039)
     Accounts payable and accrued expenses........................   (1,095,208)      1,396,143
     Accrued royalty obligations..................................      (57,182)        229,550
     Accrued bank payable.........................................                      395,000
                                                                    -----------     -----------
          Net cash used in operating activities...................   (1,477,488)     (2,408,226)
                                                                    -----------     -----------
CASH FLOWS FROM INVESTING ACTIVITIES:
  Proceeds from sale of assets....................................    1,900,000
  Purchase of property and equipment..............................                     (302,045)
                                                                    -----------     -----------
          Net cash provided (used) in investing activities........    1,900,000        (302,045)
                                                                    -----------     -----------
CASH FLOWS FROM FINANCING ACTIVITIES:
  Proceeds from exercise of warrants..............................      750,000
  Common stock issued.............................................                      331,285
  Net (payments) borrowings on bank debt..........................   (1,090,877)      2,240,000
  Payments on long-term debt......................................       (7,730)         (6,912)
                                                                    -----------     -----------
          Net cash used (provided) in financing activities........     (348,607)      2,564,373
                                                                    -----------     -----------
EFFECT OF EXCHANGE RATE CHANGES ON CASH...........................        6,087
                                                                    -----------     -----------
NET INCREASE (DECREASE) IN CASH...................................       79,992        (145,898)
CASH, BEGINNING OF PERIOD.........................................        8,455         268,552
                                                                    -----------     -----------
CASH, END OF PERIOD...............................................  $    88,447     $   122,654
                                                                    ===========     ===========
SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION:
  Cash paid during the period for:
     Interest.....................................................  $     2,200     $    34,266
     Income taxes.................................................          800
SUPPLEMENTAL SCHEDULE OF NON-CASH FINANCING AND INVESTING
  INFORMATION:
  Conversion of notes payable into common stock...................  $ 1,563,666
  Sale of intellectual property in exchange for a reduction in
     royalty obligations and issuance of common stock.............      550,000
  Conversion of account payable into common stock.................      195,000

                See notes to consolidated financial statements.

        NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)
                   THREE MONTHS ENDED JUNE 30, 1996 AND 1995

1. NATURE OF OPERATIONS AND CHANGE IN FISCAL YEAR-END

     Sanctuary Woods Multimedia Corporation and its subsidiaries (the "Company") develop, market and distribute interactive multimedia software products ("consumer titles") targeted at the childrens' education market. Products are sold primarily through distributors into retail outlets. Sales are also made directly to schools, hardware manufacturers and bundlers (OEM), and to international distributors. Revenue is also generated from licensing and other activities related to the Company's products and intellectual properties. Prior to 1996, the Company published interactive entertainment products and provided interactive multimedia services to trade and textbook publishers.

     In 1996, the Board of Directors determined that it would be in the best interests of the Company and its shareholders to change the Company's fiscal year to March 31 from December 31, which change the Company effected as of April 1, 1996.

     The accompanying unaudited condensed consolidated financial statements have been prepared in conformity with U.S. generally accepted accounting principles ("GAAP") for interim financial statements and include all adjustments which, in the opinion of management, are necessary for a fair statement of the consolidated financial position, results of operations and cash flows as of and for the interim periods. Such adjustments consist of items of a normal recurring nature except as described herein. The consolidated financial statements included herein should be read in conjunction with the Company's Annual Report on Form 10-K/A-1 and A-2 as filed on April 15, 1996 and April 29, 1996, respectively for the year ended December 31, 1995 and Form 10-Q as filed on June 19, 1996 for the transition period ended March 31, 1996. Results of operations for interim periods are not necessarily indicative of results for the full year.

2. GOING CONCERN UNCERTAINTY

  Going Concern Uncertainty

     The accompanying unaudited condensed consolidated financial statements have been prepared on a going concern basis, which contemplates the realization of assets and satisfaction of liabilities in the normal course of business. The matters discussed herein, among others, may indicate that the Company may be unable to continue as a going concern in the near future. In such event the Company may be required to seek protection under applicable bankruptcy statutes during the course of which the Company may dispose of its assets at significantly below book value. The unaudited consolidated financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts or the amounts and classification of liabilities that may be necessary should the Company be unable to continue as a going concern.

     The Company's continuation as a going concern is dependent upon its ability to obtain additional financing and generate sufficient cash flow to meet its obligations on a timely basis, to comply with the terms and covenants of its bank line of credit, and ultimately to attain successful operations. To date the Company has not been able to generate sufficient cash flow from operations to cover its expenses and debt obligations, and the Company has been substantially dependent on debt and equity financing as a method of financing its operations. There can be no assurance that such financing will be available to the Company at all, or on terms that are favorable to the Company and its shareholders. Management is continuing its efforts to obtain additional funds so that the Company can meet its obligations and sustain its operations.

     Because of the possible material effects of this going concern uncertainty, the Company's independent auditors were unable to express, and did not express, an opinion on the Company's December 31, 1995 consolidated financial statements.

  Historical Operating Losses

     Net income for the Quarter ended June 30, 1996 was $342,978 compared to a net loss of ($3,262,300) for the quarter ended June 30, 1995 and a net loss of ($4,514,171) for the transition quarter ended March 31, 1996. The net income for the June 1996 quarter was primarily due to the gain of $897,260 on the sale of the Company's Victoria studio. The net loss from operations for the Quarter ended June 30, 1996 totalled ($477,910) compared to a net loss of ($3,242,754) for the same quarter one year ago. Net cash used by operating activities was ($1,477,488) for the quarter ended June 30, 1996 as compared to net cash used by operating activities of ($2,408,226) for the same quarter one year ago. At June 30, 1996 the Company had $88,447 in cash and bank borrowings totalling $1,135,904.

     During 1996, the Company has taken several actions to eliminate its entertainment products and publishers services businesses and products (see 1996 actions below). Revenues and expenses for the quarter ended June 30, 1996 included the following items related to entertainment operations and products:

    Revenues --
         Sale of rights to certain entertainment products.....................  $580,000
                                                                                ========
    Expenses --
         Victoria studio operating expenses (sold in May, 1996)...............  $250,000
         Consolidation of facilities and related items........................    47,500
         Provisions for product returns and price protection..................   150,000
         Provision for inventory obsolescence.................................   100,000
                                                                                --------
              Total...........................................................  $547,500
                                                                                ========

     The provisions for product returns, price protection and inventory obsolescence resulted from reviews of current entertainment products on hand and in the distribution channel, and to the extent considered practicable, estimates of price relief to customers required to sell those entertainment products still considered salable.

     Since January 1996, the Company has experienced severe liquidity problems. There is still a large burden of bank and trade indebtedness resulting from severe losses experienced in 1995 and the first quarter of 1996. Since February 1996, cash receipts from revenues have been used primarily to pay bank debt, delinquent vendor obligations, and ongoing payroll related obligations and facility costs. A lack of cash has greatly affected the Company's ability to sell its products and generate future revenue. Management believes that it must raise additional capital to comply with the terms of its bank credit agreement, pay overdue vendor obligations, fund current sales and marketing budgets and sustain future operations. Management believes that if the Company is unable to successfully obtain such funding it may be forced to cease operations.

  1996 Actions

     After sustaining considerable losses in the fiscal year ended December 31, 1995, the Company began 1996 by reorganizing its operations as outlined below. A major part of that reorganization involved ceasing publication of new entertainment titles and eliminating the Publisher Services Division.

     During 1996, the Company formulated plans and instituted measures to improve operations and cash flows in order to enable it to continue its operations. Specific items accomplished through August 6, 1996 include the following:

     - Appointment of a new President and Chief Executive Officer, Vice President of Marketing, and a new controller, and promotion of the Vice President of the Education Division to Senior Vice President.

     - Reduction of head count from 148 employees at December 31, 1995 to 42 at August 6, 1996 and elimination of many part-time, temporary and contract positions.

     - Elimination of its Publisher Services Division.

     - Sale of substantially all of the fixed assets of its Entertainment Division. This included the sale of its Victoria Studio in May 1996, for approximately $1.9 million, $500,000 of which was used to reduce bank borrowings. The net gain on the sale of the studio, included in other income for the quarter ended June 30, 1996, totaled $897,260.

     - Reduction by $1,436,096 of the balance of its bank line of credit from its January 1996 peak level of $2,572,000.

     - Reduction of delinquent trade accounts payable and other obligations by approximately $770,000.

     - A 10% reduction in senior management salaries.

     - Termination of all software development projects through outside developers.

     - The hiring of Strategic Marketing Partners to represent the Company's product line in the retail channel.

     - Sale in the quarter ended June 30, 1996, of certain entertainment product rights to one of its licensors in consideration of a $430,000 reduction in royalty obligations. The transaction also encompassed the issuance of 175,000 shares of the Company's common stock in consideration of an additional $120,000 reduction in royalty obligations.

     - Sale of other entertainment product rights for $150,000 in the quarter ended June 30, 1996.

  Private Placement

     In February and March 1996, the Company issued $1,500,000 of 10% convertible notes pursuant to a private placement. The notes were to become due in August 1996 and included $100,000 of principal amount of notes sold to two of the Company's officers. In June 1996, all of these notes, plus accrued interest, were converted into 3,077,584 shares of common stock which are subject to certain registration rights. In addition, certain of the convertible note holders exercised warrants to purchase 1,500,000 of the 1,875,000 shares of common stock, (subject to certain registration rights) covered by warrants issued in connection with the issuance of the notes, at an exercise price of $.50 per share. As a result of the warrant exercise, the Company received $750,000 in cash.

  Bank Line of Credit

     On April 2, 1996 the bank extended the maturity date of the line until May 15, 1996 and amended its agreement with the Company as outlined in the 1995 Form 10-K/A. On May 15, 1996, the bank agreed to further extend the line of credit and further amend the agreement as outlined in the Company's Report on Form 10-Q for the quarter ended March 31, 1996. This amendment included a maturity date of December 31, 1996 and a maximum credit limit of $1,000,000 effective upon reduction of outstanding borrowings to that level by June 30, 1996.

     The Company was not in compliance with certain covenants of its bank line of credit at June 30, 1996 and is not currently in compliance. In addition, the Company has borrowed in excess of the amounts allowed under the bank credit agreement. The Company is currently in negotiations with the bank with regard to these issues. No additional bank borrowings are available.

  Current Status and Management's Plans

     At August 6, 1996, the Company had $47,000 of cash in the bank and total bank borrowings of $1,062,091.

     The Company is actively pursuing various sources of additional debt, equity and strategic investor funding, including business combinations and strategic relationships that may enhance its ability to develop, publish and distribute its products. The Company has also sold and is attempting to further sell or license the rights to its entertainment product catalog and certain remaining entertainment products.

     Since January 1996, the Company has been able to sustain its operations in the face of severe financial restrictions. The Company has achieved this through restructuring and refocusing itself on the education software marketplace, substantially reducing overhead to increase cash flow, and maintaining workable relationships with its bank and other creditors. The Company intends to apply the proceeds of any additional financing to further reduce its indebtedness and to expanding its sales, marketing and product development activities. However, if the Company is unable to successfully obtain such funding, management believes that the Company may be forced to cease operations.

3. ACCOUNTS RECEIVABLE

     The Company allows customers to exchange and/or return products. In order to promote sell-through and limit product returns, the Company also provides "price protection" on slow moving products. In addition, the Company's products are sold with a ninety-day warranty against defects. The Company has recorded reserves for sales returns and allowances and price protection based on historical experience and management's current estimates of potential returns and necessary price protection.

     Accounts receivable consisted of:

                                                                 JUNE 30,        MARCH 31,
                                                                   1996            1996
                                                                -----------     -----------
    Accounts receivable -- trade..............................  $ 2,779,921     $ 4,814,104
    Less allowances for:
      Doubtful accounts.......................................      (80,810)       (207,352)
      Sales returns and allowances............................   (1,894,115)     (3,806,051)
                                                                -----------     -----------
    Accounts receivable -- net................................  $   804,996     $   800,701
                                                                ===========     ===========

4. INVENTORIES

     Inventories consisted of:

                                                                 JUNE 30,        MARCH 31,
                                                                   1996            1996
                                                                -----------     -----------
    Finished goods............................................  $ 1,529,355     $ 1,967,558
    Raw materials.............................................      725,258         866,957
                                                                -----------     -----------
                                                                  2,254,613       2,834,515
    Less allowance for obsolete, slow-moving and non-salable
      inventory...............................................   (1,247,646)     (1,449,675)
                                                                -----------     -----------
    Inventories, net..........................................  $ 1,006,967     $ 1,384,840
                                                                ===========     ===========

5. COMMITMENTS AND CONTINGENCIES

  Legal Proceedings

     The lawsuit Quadra Interactive v Presto Studios, Sanctuary Woods, et al. was settled as of May 24, 1996, and the entire case was dismissed with prejudice. Sanctuary Woods received a full release of all claims and made no payment to settle the case.

     In 1996, Sanctuary Woods was sued by Starpak, Inc. in the state courts of Colorado. Starpak's complaint alleges breach of contract, and claims damages in the amount of $103,093 plus fees, interest and costs. Starpak was engaged by Sanctuary Woods to provide high quality technical support, customer service, and product fulfillment services to Sanctuary Woods' customers; however it is Sanctuary Woods' contention that Starpak failed to do so. Sanctuary Woods has removed the case to the United States District Court for the District of Colorado. Sanctuary Woods denies any liability for this claim, and has counterclaimed against Starpak stating causes of action for breach of fiduciary duty, fraud and deceit, negligent misrepresentation, conversion, breach of contract, breach of the implied covenant of fair dealing, interference with contractual relations, interference with prospective economic advantage and declaratory relief. The case is in a very early stage of litigation. At this time, management believes that the ultimate outcome of the case will not have a material adverse impact on the Company's financial statements or the results of its operations taken as a whole.

6. PERFORMANCE SHARES

     In October 1991, in connection with the sale of 1,800,000 common shares to the Company's founders and principal stockholders, the Company issued 4,000,000 common "performance" shares (the "Performance Shares") at CDN $0.01 per share to certain of these individuals. These Performance Shares were issued pursuant to Local Policy #3-07 of the British Columbia Securities Commission ("BCSC") and policy 19 of the Vancouver Stock Exchange, which provide the guidelines for the issuance of performance shares. 1,200,000 of these shares have been sold and transferred by the original holders to certain members of current management. The Performance Shares are held in escrow to be released as the Company achieves positive operating cash flow on an annual basis as defined by the BCSC ("BCSC Operating Cash Flow"). The holders of Performance Shares will be entitled to a pro rata release from escrow on the basis of one share for every CDN $0.653 of annual positive BCSC Operating Cash Flow, subject to approval by the BCSC and the Vancouver Stock Exchange. Performance Shares are permitted to be released from escrow on an annual basis, and all of the Performance Shares will be released once CDN $2,612,000 of positive BCSC Operating Cash Flow has been generated by the Company in any fiscal year. The Company may pursue an early release of all or a large portion of the Performance Shares. Such an early release from escrow would reduce a source of continuing uncertainty surrounding the Company's financial statements, but would also result in compensation expense in the quarter in which the release is made. Through June 30, 1996, no Performance Shares have been earned or released.

     The Company will be required to recognize as compensation expense an amount equal to the difference between the CDN $0.01 per share originally paid for the Performance Shares and the market price of its common stock at the time such Performance Shares or pro rata portion thereof are released. Such pro rata or full expense recognition will occur prior to the pro rata or full release from escrow of the Performance Shares. If and when such expense recognition criteria are achieved, based on the closing bid price of the Company's common stock on the Vancouver Stock Exchange at August 6, 1996, of approximately $.50 per share (for example purposes only), the aggregate compensation expense that would be recognized would be approximately $2,000,000. Any compensation expense recognized related to the Performance Shares will be a noncash charge against income and will have no net impact on total stockholders' equity (deficit).

     If and when the Performance Shares are released, the number of shares used to calculate net income (loss) per share will increase by the number of Performance Shares released.

ITEM 2. MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

     The following information should be read in conjunction with the unaudited condensed consolidated financial statements and the notes thereto included in item 1 of this Quarterly Report and Management's Discussion and Analysis of Financial Condition and Results of Operations contained in the Company's Annual Report on Form 10-K/A-1 and A-2 for the fiscal year ended December 31, 1995, and Form 10-Q for the transition period ended March 31, 1996, as filed with the Securities and Exchange Commission.

  Overview and Recent Developments

     In 1996, the Company changed its fiscal year to end March 31.

     During 1996, the Company formulated plans and instituted measures to improve operations and cash flows in order to enable it to continue its operations. Specific items accomplished through August 6, 1996 include the following:

     - Appointment of a new President and Chief Executive Officer, Vice President of Marketing, and a new controller and promotion of the Vice President of the Education Division to Senior Vice President.

     - Reduction of head count from 148 employees at December 31, 1995 to 42 at August 6, 1996 and elimination of many part-time, temporary and contract positions.

     - Elimination of its Publisher Services Division.

     - Sale of substantially all of the fixed assets of its Entertainment Division. This included the sale of its Victoria Studio in May 1996, for approximately $1.9 million, $500,000 of which was used to reduce bank borrowings. The net gain on the sale of the studio, included in other income for quarter ended June 30, 1996, totaled $897,260.

     - Reduction by $1,436,096 of the balance of its bank line of credit from its January 1996 peak level of $2,572,000.

     - Reduction of delinquent trade accounts payable and other obligations by approximately $770,000.

     - A 10% reduction in senior management salaries.

     - Termination of all software development projects through outside developers.

     - The hiring of Strategic Marketing Partners to represent the Company's product line in the retail channel.

     - Sale in the quarter ended June 30, 1996, of certain entertainment product rights to one of its licensors in consideration of a $430,000 reduction in royalty obligations. The transaction also encompassed the issuance of 175,000 shares of the Company's common stock in consideration of an additional $120,000 reduction in royalty obligations.

     - Sale of other entertainment product rights for $150,000 in the quarter ended June 30, 1996.

     In addition, under the direction of its new management, the Company has now focused on the development and publishing of its children's curriculum-based educational software products. The Company develops these products in its San Mateo, California, and Toronto, Canada offices. During the month of May 1996, the Company completed the development of four new products: Major League Math(TM), Franklin Learns Math(TM), How Do You Spell Adventure?(TM), and Orion Burger(TM). The Company has begun the marketing and sale of the three educational products and has sold the publishing rights to Orion Burger(TM) to a third party publisher.

  Going Concern Uncertainty

     The accompanying unaudited condensed consolidated financial statements have been prepared on the going concern basis, which contemplates the realization of assets and satisfaction of liabilities in the normal course of business. The matters discussed herein, among others, may indicate that the Company may be unable to continue as a going concern for a reasonable period of time. The consolidated financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts or the amounts and classification of liabilities that may be necessary should the Company be unable to continue as a going concern.

     The Company's continuation as a going concern is dependent upon its ability to generate sufficient cash flow to meet its obligations on a timely basis, to comply with the terms and covenants of its bank line of credit, to obtain additional financing or refinancing, and ultimately to attain successful operations. To date the Company has not been able to generate sufficient cash flow from operations to cover its expenses and debt obligations, and the Company has been substantially dependent on debt and equity financing as a method of financing its operations. There can be no assurance that such financing will be available to the Company at all, or on terms that are favorable to the Company and its shareholders. Management is continuing its efforts to obtain additional funds so that the Company can meet its obligations and sustain its operations.

     Because of the possible material effects of this going concern uncertainty, the Company's independent auditors were unable to express, and did not express, an opinion on the Company's December 31, 1995 consolidated financial statements.

  Liquidity and Capital Resources

     Since January 1996, the Company has experienced severe liquidity problems. At August 6, 1996, the Company had $47,000 of cash in the bank and total bank borrowings of $1,062,091. There is still a large burden of bank and trade indebtedness resulting from severe losses experienced in 1995 and the first quarter of 1996. Since February 1996, cash receipts have been used primarily to pay bank debt and delinquent vendor obligations, in addition to paying ongoing payroll related and facility costs. This demand for cash has greatly affected the Company's ability to sell its products and generate future revenue. The Company believes that it must raise additional capital to comply with its banking arrangements, pay overdue vendor obligations, and fund current sales and marketing budgets. No assurance can be given that such financing will be available or that, if available, that such financing be obtainable on terms favorable to the Company or its stockholders. Management believes that if the Company is unable to successfully obtain such funding, it may be forced to cease operations.

     During the quarter ended June 30, 1996, the Company agreed with two creditors to issue 455,000 shares of common stock in payment of $195,000 in outstanding obligations and the cancellation of $120,000 in royalty obligations.

     On April 2, 1996 the bank extended the maturity date of the line until May 15, 1996 and amended its agreement with the Company as outlined in the 1995 Form 10-K/A. On May 15, 1996, the bank agreed to further extend the line of credit and further amend the agreement as outlined in the Company's Report on Form 10-Q for the quarter ended March 31, 1996. This amendment included a maturity date of December 31, 1996 and a maximum credit limit of $1,000,000 effective upon reduction of outstanding borrowings to that level by June 30, 1996.

     The Company was not in compliance with certain covenants of its bank line of credit at June 30, 1996 and is currently not in compliance. In addition, the Company has borrowed in excess of the amounts allowed under the bank credit agreement. The Company is currently in negotiations with the bank with regard to these issues. No additional bank borrowings are currently available.

     During the Quarter ended June 30, 1996, the Company issued warrants to purchase 585,000 shares of common stock at price of $.6875 and $.875 per share to its new sales organization.

  Nasdaq Listing

     In July 1996, it was determined that the Company no longer met the requirements for inclusion on the Nasdaq Small Cap Market because it failed to meet the continuing inclusion requirements for tangible net worth and minimum bid price. As of July 1, 1996, the Company's stock ceased trading on the National Small Cap Market and began trading on the OTC Bulletin Board.

RESULTS OF OPERATIONS -- QUARTERS ENDED JUNE 30, 1996 AND 1995

     Net Income and Operating Loss. Net income for the quarter ended June 30, 1996 was $342,978 compared to a net loss of ($3,262,300) in the quarter ended June 30, 1995. The 1996 June quarter net income was primarily due to the $897,260 gain on the sale of the assets of the Company's Victoria studio. The operating loss for the June 1996 quarter was ($477,910) compared to an operating loss of ($3,242,754) in the quarter ended June 30, 1995. The decrease in the net operating loss was due in part to the reduction in operating expenses resulting from the Company's 1996 restructuring, including the elimination of the Victoria studio during the quarter. The Company lacked sufficient capital resources in the June 1996 quarter to adequately fund sales, marketing and other operational activities. However, the permanent reductions in headcount and operating overhead somewhat offset the negative impact on the operating loss of these financial constraints.

     During 1996, the Company has taken several actions to eliminate its entertainment products and publishers services businesses and products (see 1996 actions below). Revenues and expenses for the quarter ended June 30, 1996 included the following items related to entertainment operations and products

    SALES
    Sale of rights to certain entertainment products..........................  $580,000
                                                                                ========
    EXPENSES AND ADDITIONAL RESERVES
    Victoria studio operating expenses (sold in May, 1996)....................  $250,000
    Consolidation of facilities and related items.............................    47,500
    Provisions for product returns and price protection.......................   150,000
    Provision for inventory obsolescence......................................   100,000
                                                                                --------
              Total...........................................................  $547,500
                                                                                ========

     The provisions for product returns, price protection and inventory obsolescence resulted from reviews of current entertainment products on hand and in the distribution channel, and to the extent considered practicable, estimates of price relief to customers required to sell those entertainment products still considered saleable.

     Net Sales. Total sales decreased slightly to $1,920,369 in the quarter ended June 30, 1996 from $2,058,870 for the quarter ended June 30, 1995. The decrease was due to a reduction in sales in the retail distribution channel and the elimination of the publisher services division. This decrease was almost wholly offset by the increase in licensing revenue from the quarter ended June 95 to June 96.

     Sales in the retail distribution channel declined $829,000 from $1,424,000 in the quarter ended June 30, 1995 to $595,000 in the quarter ended June 30, 1996. The Company estimates that the decrease was at least partially due to the lack of resources needed to market and promote its titles, especially its new releases of Major League Math and Franklin Learns Math. This decrease was partially offset by sales in the education channel which increased by 73% to $377,400 in the quarter ended June 30, 1996 from $217,194 in the same quarter one year ago.

     Licensing revenue increased by 64% to $925,653 in the June 1996 quarter from $565,132 in the quarter ended June 30, 1995. The increase was primarily due to the sale of rights to certain entertainment products totaling $580,000.

     Gross Margins. Gross margins increased to 64% of total sales in the quarter ended June 30, 1996 from 38% in the quarter ended June 30, 1995. This increase is primarily due to the increase in licensing revenues which carry no cost of sales, the elimination of the publisher services division, and the decrease in technology amortization which was fully expensed in 1995.

     In addition, increases in gross margins were aided by the decrease in cost of sales on consumer titles to 69% in the quarter ended June 30, 1996 from 73% in the quarter ended June 30, 1995. The June 1996 quarter includes liquidation and close-out sales which have little or no margin, as well as $250,000 in charges for returns, price-protection and inventory obsolescence. The June 1995 quarter also included high royalty costs.

     Research and Development Costs. Research and development costs decreased 53% to $459,064 in the quarter ended June 30, 1996 from $978,319 in the quarter ended June 30, 1995. This decrease is primarily due to a reduction in personnel and facility costs associated with the sale of the Company's Victoria studio and the overall reduction of the Company's workforce.

     Marketing and Sales. Marketing and sales expenditures decreased 65% to $632,080 in the quarter ended June 30, 1996 from $1,812,179 in the quarter ended June 30, 1995. This decrease was due primarily to the Company's lack of resources to fund advertising and promotion activities. In addition, the Company has reduced personnel expenses due to the elimination of its entertainment products. In the quarter ended June 1995, the Company invested substantial sums to promote the release of its then premiere entertainment title Buried In Time.

     Administrative Costs. Administrative expenses decreased 56% to $488,631 in the quarter ended June 30, 1996 from $1,119,694 in the quarter ended June 30, 1995, primarily due to the reduction in the Company's workforce and to some extent due to the elimination during the quarter of the Victoria studio operation.

     During the quarter ended June 30, 1996 the Company continued to reduce staff levels, facility costs and administrative expenses primarily by the sale of its Victoria Studio.

     The Company believes that the revenue and expense levels reported in the quarter ended June 30, 1996 are not necessarily indicative of the level of operating profits or losses it expects to incur in the near future. Approximately $580,000 in revenues and approximately $550,000 of expenses and reserves included in the Quarter ended June 30, 1996 were associated with operations and products which have since been sold or eliminated in addition to the one-time gain on the sale of the Victoria studio.

     As of August 6, 1996, the Company had 42 full time employees and operated facilities in San Mateo, California and Toronto, Canada. These employees were employed in the following functions:

    Product Development -- Children's Educational Products..........................   17
    Marketing, Sales, Customer Service & Technical Support..........................   15
    General and Administrative......................................................   10
                                                                                       --
              Total.................................................................   42

     The Company currently does not expect to significantly increase its workforce above this level in the near future.

ADDITIONAL RISK FACTORS

     There are numerous additional risks associated with the Company's on-going operations, including without limitation the following:

     Continued Losses; Fluctuations in Operating Results; Seasonality. The Company has not been profitable on an annual basis in the last three years. The Company has experienced, and expects to continue to experience, significant fluctuations in operating results due to a variety of factors, including the size and rate of growth of the consumer software market, market acceptance of the Company's products and those of its competitors, development and promotional expenses relating to the introduction of new products or new versions of existing products, projected and actual changes in computing platforms, the timing and success of product introductions, product returns, changes in pricing policies by the Company and its competitors, difficulty in securing retail shelf space for the Company's products, the accuracy of retailers' forecasts of consumer demand, the timing of orders from major customers, order cancellations and delays in shipment. In response to competitive pressures, the Company may take certain pricing or marketing actions that could materially adversely affect the Company's business, operating results and financial condition. The Company may be required to pay fees in advance or to guarantee royalties, which may be substantial, or to obtain licenses to intellectual properties from third parties before such properties have been introduced or achieved market acceptance. A significant portion of the Company's operating expenses are relatively fixed, and planned expenditures are based in part on sales forecasts. If net sales do not meet the Company's expectations, the Company's business, operating results and financial condition could be materially adversely affected.

     Possible Write-Offs from Product Returns, Price Protection; Bad Debts; Collections. The Company recognizes revenue in accordance with industry practice (net of an allowance for product returns and price protection) from the sale of its products upon shipment to its distributors and retailers. The Company had a reserve balance for price protection and returns as of June 30, 1996, of $1,894,115. Product returns or price protection concessions that exceed the Company's reserves could materially adversely affect the Company's business, operating results and financial condition and could increase the magnitude of quarterly fluctuations in the Company's operating and financial results. In addition, the Company has experienced in the past, and continues to experience, significant delays in the collection of its accounts receivable. Further, if the

Company's assessment of the creditworthiness of its customers receiving products on credit proves incorrect, the Company could be required to significantly increase the reserves previously established.

     Impact of Reorganization of Operations. The Company may take additional steps to reorganize or consolidate its operations. These steps may include, among other things, the sale of certain assets of the Company. In an effort to reduce its expense structure, the Company reorganized its operations during the first half of calendar 1996, reduced its work force by more than 66% and revised its product development plans for 1996. These changes or other future actions to reorganize and reduce expenses could result in the delayed introduction of new products which could have a material adverse effect on the Company's financial condition and results of operations.

     Dependence on Key Personnel; Retention of Employees. The Company's success depends in large part on the continued service of its key creative, technical, marketing, sales and management personnel and its ability to continue to attract, motivate and retain highly qualified employees. Because of the multifaceted nature of interactive media, key personnel often require a unique combination of creative and technical talents. Such personnel are in short supply, and the competition for their services is intense. The process of recruiting key creative, technical and management personnel with the requisite combination of skills and other attributes necessary to execute the Company's strategy is often lengthy. The Company has entered into at-will employment agreements with its management and certain other personnel, who may generally terminate their employment at any time. The loss of the services of key personnel or the Company's failure to attract additional qualified employees could have a material adverse effect on the Company's results of operations and research and development efforts. In particular, the Company has recently reorganized its operations and has undergone a reduction in force among its employees. Such reduction in force, combined with the Company's disappointing operating performance, the price of the Company's stock, and the availability of substantial alternative employment opportunities for talented employees of the Company, may result in key employees and managers leaving the Company, which could materially adversely impact the Company's ability to develop and sell its products. The Company does not have key person insurance covering any of its personnel.

     Dependence on New Product Development; Product Delays. The success of the Company depends on the continual and timely introduction of successful new products. In general, consumer preferences for software products are difficult to predict and are often short-lived. The retail life of software programs has become shorter, and may now last only 9 to 12 months (or even less for unsuccessful products), while the Company typically requires 6 to 9 months or longer for the development of a new educational CD-ROM title. The short life span of a product combined with a lengthy development cycle makes it especially difficult to predict whether a product will be a success by the time it comes to market. There can be no assurance that new products introduced by the Company will achieve any significant market acceptance or that, if such acceptance occurs, it will be sustained for any significant period. If the Company does not correctly anticipate and respond to demand for its products in a timely manner, the Company's business, operating results and financial condition will be materially adversely affected.

     A significant delay in the introduction of, or the presence of a defect in, one or more products could have a material adverse affect on the Company's business, operating results and financial condition, particularly in view of the seasonality of the Company's business. Further, delays in a product introduction near the end of a fiscal quarter may materially adversely affect operating results for that quarter, as initial shipments of a product may move from one quarter to the next and may represent a substantial percentage of annual shipments of a product. The timing and success of software development is unpredictable due to the technological complexity of software products, inherent uncertainty in anticipating technological developments, the need for coordinated efforts of numerous creative and technical personnel and difficulties in identifying and eliminating errors prior to product release. In the past, the Company has experienced delays in the introduction of certain new products. There can be no assurance that new products will be introduced on schedule or at all or that they will achieve market acceptance or generate significant revenues.

     Competition. The software industry is intensely competitive, and market acceptance for any of the Company's products may be adversely affected by the introduction by the Company's competitors of similar products with greater consumer demand. The Company competes against a large number of other companies of varying sizes and resources. Most of the Company's competitors have substantially greater financial, technical and marketing resources, as well as greater name recognition and better access to consumers. Existing competitors may continue to broaden their product lines and potential competitors, including large computer or software manufacturers, entertainment companies, diversified media companies, and book publishers, may enter or increase their focus on the CD-ROM school and home education markets, resulting in increased competition for the Company. Retailers of the Company's products typically have a limited amount of shelf space and promotional resources, and there is intense competition among consumer software producers for high quality and adequate levels of shelf space and promotional support from retailers. To the extent that the number of consumer software products and computer platforms increases, this competition for shelf space may intensify. Due to increased competition for limited shelf space, retailers and distributors are increasingly in a better position to negotiate favorable terms of sale, including price discounts and product return policies. Retailers often require software publishers to pay fees in exchange for preferred shelf space. There can be no assurance that retailers will continue to purchase the Company's products or provide the Company's products with adequate levels of shelf space. Increased competition could result in loss of shelf space for, and reduction in sell-through of, the Company's products at retail stores and significant price competition, any of which could materially adversely affect the Company's business, operating results and financial condition. In addition, other types of retail outlets and methods of product distribution, such as on-line services, may become important in the future, and it may be important for the Company to gain access to these channels of distribution. There can be no assurance that the Company will gain such access or that the Company's access will be on terms favorable to the Company.

     Changing Product Platforms and Formats. The Company's software products are intended to be used on machines built by other manufacturers. The operating systems of machines currently being manufactured are characterized by several competing and incompatible formats or "platforms," and new platforms will probably be introduced in the future. The Company must continually anticipate the emergence of, and adapt its products to, popular platforms for consumer software. When the Company chooses a platform for its products, it must commit substantial development time and investment in advance of shipments of products on that platform. If the Company invests in a platform that does not achieve significant market penetration, the Company's planned revenues from those products will be adversely affected and it may not recover its development investment. If the Company does not choose to develop for a platform that achieves significant market success, the Company's revenues may also be adversely affected. The Company is currently developing products only for DOS and Windows PC, and Macintosh computers. The Company has terminated virtually all current development for other platforms such as the Sony PlayStation and Sega Saturn. There can be no assurance that the Company has chosen to support the platforms that ultimately will be successful.

     Changes in Technology and Industry Standards. The consumer software industry is undergoing rapid changes, including evolving industry standards, frequent new product introductions and changes in consumer requirements and preferences. The introduction of new technologies, including operating systems and media formats, can render the Company's existing products obsolete or unmarketable. Recent operating setbacks at Apple Computer may adversely affect future sales of Macintosh computers. The development cycle for products utilizing new operating systems, microprocessors or formats may be significantly longer than the Company's current development cycle for products on existing operating systems, microprocessors and formats and may require the Company to invest resources in products that may not become profitable. There can be no assurance that the current demand for the Company's products will continue or that the mix of the Company's future product offerings will keep pace with technological changes or satisfy evolving consumer preferences or that the Company will be successful in developing and marketing products for any future operating system or format.

     Limited Protection of Intellectual Property and Proprietary Rights; Risk of Litigation. The Company regards its software as proprietary and relies primarily on a combination of trademark, copyright and trade secret laws, and employee and third-party nondisclosure agreements and other methods to protect its proprietary rights. However, the Company does not have signed license agreements with its end-users and does not include in its products any mechanism to prevent or inhibit unauthorized copying. Unauthorized parties may copy the Company's products or reverse engineer or otherwise obtain and use information that the

Company regards as proprietary. If a significant amount of unauthorized copying of the Company's products were to occur, the Company's business, operating results and financial condition could be materially adversely affected. Further, the laws of certain countries in which the Company's products are or may be distributed do not protect applicable intellectual property rights to the same extent as the laws of the United States. In addition, the Company holds no patents, and, although the Company has developed and continues to develop certain proprietary software tools, the copyrights to which are owned by the Company, most of the technology used to develop the Company's products is not proprietary. There can be no assurance that the Company's competitors will not independently utilize existing technologies to develop products that are substantially equivalent or superior to the Company's. Also, as the number of software products in the industry increases and the functionality of these products further overlaps, software developers and publishers may increasingly become subject to infringement claims. There can be no assurance that third parties will not assert infringement claims against the Company in the future with respect to current or future products.

     As is common in the industry, from time to time the Company receives notices from third parties claiming infringement of intellectual property or other rights of such parties. The Company investigates these claims and responds as it deems appropriate. There has been substantial litigation regarding copyright, trademark and other intellectual property rights involving computer software companies in general. The Company may also face suits as a result of employment matters, publicity rights, governmental or regulatory investigations, or due to claims of breach of the Company's obligations under various agreements to publish or develop products, or for goods or services provided to the Company. Adverse determinations in such claims or litigation could have a material adverse effect on the Company's business, operating results and financial condition. The Company may find it necessary or desirable in the future to obtain licenses relating to one or more of its products or relating to current or future technologies. There can be no assurance that the Company will be able to obtain these licenses or other rights on commercially reasonable terms or at all.

     Relationship with Vendors. Due to the substantial losses in the fourth quarter of 1995, and the quarter ended March 31, 1996, and the Company's current financial condition and lack of capital resources, the Company has been unable to pay certain of its vendors on a timely basis. This failure may result in loss of the availability of the services of such vendors, which could hamper the Company's ability to manufacture and ship products, and may ultimately result in the Company being sued for collection of such amounts as may be owed to such vendors, as has occurred to some extent to date. If the Company is unable to produce its products to fill orders, the Company's operating results and financial condition could be materially adversely affected. In the event that suits by vendors are filed against the Company, the Company may find it necessary to seek protection under the applicable bankruptcy statutes of Canada and/or the United States.

     Market for Common Stock; Stock Price Volatility. The Common Stock has been quoted on the Vancouver Stock Exchange since December 1991, and was quoted on the Nasdaq Stock Market from September 8, 1993 until July 2, 1996, when it began trading the OTC Bulletin Board. Based upon historical trends in the market for other software company stocks, the Company anticipates that the trading price of its Common Stock may be subject to wide fluctuations in response to quarterly variations in operating results, changes in actual earnings or in earnings estimates by analysts, announcements of technological developments by the Company or its competitors, general market conditions or other events largely outside the Company's control. In addition, the stock market has experienced, from time to time, extreme price and volume fluctuations which have particularly affected the market prices of high technology stocks. These fluctuations have often been disproportionate or unrelated to the operating performance of these companies. These broad market fluctuations, general economic conditions or other factors outside the Company's control, as well as the Company's results of operations and financial condition, may adversely affect the market price of the Company's stock.

     Performance Shares and Related Compensation Expense. In 1991, the Company issued to its founders an aggregate of 4,000,000 Performance Shares for nominal consideration. 1,200,000 of these Performance Shares have been transferred to members of the Company's current management. Pursuant to certain Vancouver Stock Exchange ("VSE") requirements, these Performance Shares are currently held in an escrow account, subject to release upon specified conditions. One Performance Share is scheduled to be released from escrow for each (Canadian dollar) CDN$0.653 of operating cash flow generated by the Company in any fiscal year, as specifically defined by VSE Policy 19. The Company will be required to recognize as compensation expense an aggregate amount equal to the difference between the amount per share originally paid for the Performance Shares (CDN$.01) and the market price of the Common Stock at the time such Performance Shares or pro rata portion thereof are earned. Performance Shares are permitted to be released from escrow on an annual basis. Any compensation expense related to the release of the Performance Shares from escrow will be a non-cash charge against income and will have no net impact on total shareholders' equity (deficit). Such pro rata or full expense recognition will occur prior to the pro rata or full release from escrow of the Performance Shares. If and when such expense recognition criteria are achieved, based upon the closing price of the Company's Common Stock on the Vancouver Stock Exchange at August 6, 1996 of approximately US$0.50, (for example purposes only), the aggregate compensation expense that would be recognized as a result would be approximately $2,000,000. The Company may pursue an early release of all or a large portion of the Performance Shares from escrow. Such an early release would reduce a source of continuing uncertainty surrounding the Company's financial statements, but could also result in a similar expense in the quarter in which the release is made.

     Shares Eligible for Future Sale; Possible Adverse Effect on Future Market Price. Sale of substantial amounts of shares in the public market or the prospect of such sales or the sales or issuance of convertible securities or warrants could adversely affect the market price of the Company's Common Stock. Other than the 4,000,000 Performance Shares issued to the Company's founders and management (which are currently held in an escrow account and are subject to release upon satisfaction of specified conditions as discussed above) substantially all of the Company's issued and outstanding shares are freely tradable, subject to, in certain circumstances, compliance with Rule 144 or Rule 701 or the effectiveness of a resale registration statement. In addition, as of August 6, 1996, the Company had outstanding options to purchase an aggregate of 2,072,166 shares of Common Stock and warrants to purchase 1,960,000 shares of Common Stock. Furthermore, the Company has reserved approximately 333,000 additional shares of Common Stock for future issuance pursuant to the Company's Stock Option Plan.

     No Dividends. The Company has not paid any cash dividends since inception and does not anticipate paying cash dividends in the foreseeable future. The Company's bank credit agreement prohibits the payment of cash dividends without the prior written consent of the lender.

                          PART II -- OTHER INFORMATION

ITEM 1.  LEGAL PROCEEDINGS

     The lawsuit Quadra Interactive v Presto Studios, Sanctuary Woods, et al. was settled as of May 24, 1996, and the entire case was dismissed with prejudice. Sanctuary Woods received a full release of all claims against the Company. Sanctuary Woods made no payment to settle the case.

     Sanctuary Woods was recently sued by Starpak, Inc. in the state courts of Colorado. Starpak's complaint alleges breach of contract, and claims damages in the amount of $103,093 plus fees, interest and costs. Starpak was engaged by Sanctuary Woods to provide high quality technical support, customer service, and product fulfillment services to Sanctuary Woods' customers; however it is Sanctuary Woods' contention that Starpak failed to do so. Sanctuary Woods has removed the case to the United States District Court for the District of Colorado. Sanctuary Woods denies any liability for this claim, and has counterclaimed against Starpak stating causes of action for breach of fiduciary duty, fraud and deceit, negligent misrepresentation, conversion, breach of contract, breach of the implied covenant of fair dealing, interference with contractual relations, interference with prospective economic advantage and declaratory relief. This case is at a very early stage of litigation.

ITEM 6.  EXHIBITS AND REPORTS ON FORM 8-K

     (a) Exhibits

EXHIBIT
NUMBER                                             DESCRIPTION
-------         ---------------------------------------------------------------------------------
10.19       --  Second Amendment to Loan Agreement between Sanctuary Woods Multimedia, Inc. and
                  Imperial Bank, dated May 29, 1996. (Incorporated herein by reference from the
                  Company's Report on Form 10-Q for the quarter ended March 31, 1996.)
10.20       --  Warrant granted in connection with Second Amendment to Loan Agreement between
                  Sanctuary Woods Multimedia, Inc. and Imperial Bank. (Incorporated herein by reference from the Company's Report on Form 10-Q for the quarter ended March
                  31, 1996.)
10.21       --  Agreement with Strategic Marketing Partners dated May 13, 1996. (Incorporated herein by reference from the Company's Report on Form 10-Q for the quarter ended March 31, 1996.)
10.22       --  Amendment 1 to License Agreement between Ripley Entertainment, Inc. and Sanctuary
                  Woods Multimedia Corporation (effective date June 17, 1996).
10.23       --  Amendment 1 to License Agreement between Ripley Entertainment, Inc. and Sanctuary
                  Woods Multimedia Corporation (effective date August 1, 1996).
11          --  Computation of Net Income (Loss) Per Common Share
27          --  Financial Data Schedule

     (b) Reports on Form 8-K:

     The Company filed the following reports on Form 8-K since it filed its report on Form 10-K/A-1 and A-2:

          May 6, 1996 (Item 8 -- Change in fiscal year end);

          May 13, 1996 (Item 2 -- Acquisition or disposition of assets).

                                   SIGNATURES

     Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                          SANCTUARY WOODS MULTIMEDIA
                                          CORPORATION

                                          By: /s/  CHARLOTTE J. WALKER

                                            ------------------------------------
                                            Charlotte J. Walker, President
                                            and Chief Executive Officer

                                          By: /s/  PETER NICHTER

                                            ------------------------------------
                                            Peter Nichter
                                            Controller
                                            Principal Financial and
                                            Accounting Officer

Dated: August 13, 1996

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549
                            ------------------------

                                   FORM 10-Q
                            ------------------------

(MARK ONE)
     / /        QUARTERLY REPORT PURSUANT TO SECTION 13 OR 15(D)
                     OF THE SECURITIES EXCHANGE ACT OF 1934

                                       OR

     /X/       TRANSITION REPORT PURSUANT TO SECTION 13 OR 15(D)
                     OF THE SECURITIES EXCHANGE ACT OF 1934

        FOR THE TRANSITION PERIOD FROM JANUARY 1, 1996 TO MARCH 31, 1996

                         COMMISSION FILE NUMBER 0-21510

                            ------------------------

                     SANCTUARY WOODS MULTIMEDIA CORPORATION
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

           BRITISH COLUMBIA, CANADA                            75-2444-109
(STATE OR OTHER JURISDICTION OF INCORPORATION
                OR ORGANIZATION)                   (I.R.S. EMPLOYER IDENTIFICATION NO.)
1825 SOUTH GRANT STREET, SAN MATEO, CALIFORNIA                     94402
   (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)                     (ZIP CODE)

                                 (415) 286-6000
              (REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE)

       SECURITIES REGISTERED PURSUANT TO SECTION 12(B) OF THE ACT:  NONE

                            ------------------------

     Indicate by check mark whether the registrant (1) has filed all reports required to be filed by Section 13 or 15(d) of the Securities Exchange Act of 1934 during the preceding 12 months (or for such shorter period that the registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days. Yes /X/ No / /

     The number of Common Shares of the registrant outstanding as of June 14, 1996 was 22,708,580.*

     Except where the context otherwise requires, as used herein, the term "Company" means Sanctuary Woods Multimedia Corporation and its subsidiaries.

---------------
* Does not include 4,000,000 voting Performance Shares which are held in escrow.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

PART I -- Financial Information
     ITEM 1 -- Condensed Consolidated Financial Statements (unaudited)
                Condensed consolidated balance sheets -- March 31, 1996 and December 31,
      1995..............................................................................    3
                Condensed consolidated statement of operations -- three months ended
     March 31,
                   1996 and 1995........................................................    4
                Condensed consolidated statement of cash flows -- three months ended
     March 31,
                   1996 and 1995........................................................    5
                Notes to condensed consolidated financial statements....................    6
     ITEM 2 -- Management's Discussion and Analysis of Financial Condition and Results
     of
                   Operations...........................................................   10
PART II -- OTHER INFORMATION
     Item 1.  Legal Proceedings.........................................................   19
     Item 6.  Exhibits and Reports on Form 8-K..........................................   19
     Signatures.........................................................................   20

                     SANCTUARY WOODS MULTIMEDIA CORPORATION

                     CONDENSED CONSOLIDATED BALANCE SHEETS
                   AS OF MARCH 31, 1996 AND DECEMBER 31, 1995
                                  (UNAUDITED)

                                                                   MARCH 31,       DECEMBER 31,
                                                                      1996             1995
                                                                  ------------     ------------
ASSETS
CURRENT ASSETS:
  Cash..........................................................  $      8,455     $     11,484
  Accounts receivable...........................................       800,701        1,308,603
  Inventories...................................................     1,384,840        1,977,858
  Deferred royalties............................................       127,000           80,000
  Prepaid expenses..............................................       294,203          662,179
                                                                  ------------     ------------
          Total current assets..................................     2,615,199        4,040,124
PROPERTY AND EQUIPMENT..........................................     1,834,266        2,367,589
DEFERRED ROYALTIES..............................................       134,000          181,000
LICENSES AND OTHER INTANGIBLES..................................        10,396            9,921
                                                                  ------------     ------------
TOTAL ASSETS....................................................  $  4,593,861     $  6,598,634
                                                                  ============     ============
LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)
CURRENT LIABILITIES:
  Bank line of credit...........................................  $  2,226,781     $  1,800,000
  Notes payable.................................................     1,563,666
  Accounts payable..............................................     3,087,886        2,486,497
  Accrued expenses..............................................     1,395,359        1,557,648
  Royalty obligations...........................................       611,905          480,884
  Current portion of capital lease obligations..................        28,715           29,626
                                                                  ------------     ------------
          Total current liabilities.............................     8,914,312        6,354,655
LONG-TERM ROYALTY OBLIGATIONS...................................       534,000          581,000
CAPITAL LEASE OBLIGATIONS.......................................        13,781           20,359
                                                                  ------------     ------------
          Total liabilities.....................................     9,462,093        6,956,014
                                                                  ------------     ------------
COMMITMENTS AND CONTINGENCIES
STOCKHOLDERS' EQUITY (DEFICIT):
  Authorized, 100,000,000 common shares, no par value; issued and outstanding, 22,158,580 at March 31, 1996, and
     22,153,580 at December 31, 1995............................    31,763,839       31,754,188
  Accumulated deficit...........................................   (35,874,113)     (31,359,942)
  Accumulated translation adjustments...........................      (757,958)        (751,626)
                                                                  ------------     ------------
          Total stockholders' equity (deficit)..................    (4,868,232)        (357,380)
                                                                  ------------     ------------
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)............  $  4,593,861     $  6,598,634
                                                                  ============     ============

                See notes to consolidated financial statements.

                     SANCTUARY WOODS MULTIMEDIA CORPORATION

                CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                   THREE MONTHS ENDED MARCH 31, 1996 AND 1995
                                  (UNAUDITED)

                                                                       1996            1995
                                                                    -----------     -----------
SALES:
  Consumer titles.................................................  $   931,805     $ 1,302,125
  Publisher services..............................................        5,807         202,990
                                                                    -----------     -----------
          Total sales.............................................      937,612       1,505,115
                                                                    -----------     -----------
COST OF SALES:
  Consumer titles.................................................      759,288         501,696
  Technology amortization.........................................            0          80,308
  Publisher services..............................................      164,922         145,173
                                                                    -----------     -----------
          Total cost of sales.....................................      924,210         727,177
                                                                    -----------     -----------
GROSS MARGIN......................................................       13,402         777,938
                                                                    -----------     -----------
OPERATING EXPENSES:
  Research and development........................................    1,261,391       1,008,334
  Marketing and sales.............................................    1,789,866       1,737,749
  Administration..................................................    1,196,553         719,049
  Depreciation....................................................      210,932         211,449
                                                                    -----------     -----------
          Total operating expenses................................    4,458,742       3,676,581
                                                                    -----------     -----------
LOSS BEFORE OTHER INCOME (EXPENSE)................................   (4,445,340)     (2,898,643)
                                                                    -----------     -----------
OTHER INCOME (EXPENSE)
  Foreign exchange gain (loss)....................................         (203)        (10,833)
  Interest expense and other......................................      (68,628)         12,484
                                                                    -----------     -----------
          Total other income (expense)............................      (68,831)          1,651
                                                                    -----------     -----------
NET LOSS..........................................................  $(4,514,171)    $(2,896,992)
                                                                    ===========     ===========
NET LOSS PER SHARE................................................  $     (0.25)    $     (0.18)
                                                                    ===========     ===========
SHARES USED IN COMPUTATION........................................   18,158,085      15,739,957
                                                                    ===========     ===========

                See notes to consolidated financial statements.

                     SANCTUARY WOODS MULTIMEDIA CORPORATION

                 CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS
                   THREE MONTHS ENDED MARCH 31, 1996 AND 1995
                                  (UNAUDITED)

                                                                       1996            1995
                                                                    -----------     -----------
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net loss........................................................  $(4,514,171)    $(2,896,992)
  Adjustments to reconcile net loss to net cash used in operating activities:
     Depreciation and amortization................................      211,457         356,622
     Stock option compensation....................................       12,381              --
     Loss on disposals of assets..................................      401,658
  Changes in assets and liabilities:
     Accounts receivable..........................................      507,902       1,018,926
     Inventories..................................................      593,018         (80,748)
     Deferred royalties and prepaid expenses......................      451,997        (333,220)
     Licenses and other intangibles...............................       (1,000)        (57,477)
     Accounts payable.............................................      601,389        (623,330)
     Accrued expenses.............................................     (162,289)         73,357
                                                                    -----------     -----------
          Net cash used in operating activities...................   (1,897,658)     (2,542,862)
                                                                    -----------     -----------
CASH FLOWS FROM INVESTING ACTIVITIES:
  Purchase of property and equipment..............................      (79,267)       (272,123)
                                                                    -----------     -----------
          Net cash used in investing activities...................      (79,267)       (272,123)
                                                                    -----------     -----------
CASH FLOWS FROM FINANCING ACTIVITIES:
  Issuance of common stock-net of issue costs.....................       (2,730)        214,106
  Net borrowings on bank line of credit...........................      426,781         200,000
  Proceeds from issuance of notes payable.........................    1,556,177              --
                                                                    -----------     -----------
          Net cash provided by financing activities...............    1,980,228         414,106
                                                                    -----------     -----------
EFFECT OF EXCHANGE RATE CHANGES ON CASH...........................       (6,332)             --
                                                                    -----------     -----------
NET INCREASE (DECREASE) IN CASH...................................       (3,029)     (2,400,879)
CASH, BEGINNING OF PERIOD.........................................       11,484       2,669,431
                                                                    -----------     -----------
CASH, END OF PERIOD...............................................  $     8,455     $   268,552
                                                                    ===========     ===========
CASH PAID DURING THE PERIOD FOR:
  Interest........................................................  $    57,985     $    73,972
  Income taxes....................................................           --           1,600

                See notes to consolidated financial statements.

              NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                   THREE MONTHS ENDED MARCH 31, 1996 AND 1995

1. NATURE OF OPERATIONS AND CHANGE IN FISCAL YEAR-END

     Sanctuary Woods Multimedia Corporation and its subsidiaries (the "Company") currently develop, market and distribute interactive multimedia software products ("consumer titles") targeted at the childrens' education market. Products are sold primarily through distributors into retail outlets. Sales are also generated directly to schools, hardware and equipment manufacturers, and to distributors internationally. Prior to 1996, the Company published interactive entertainment products and provided interactive multimedia services to trade and textbook publishers.

     In 1996, the Board of Directors of the Company determined that it would be in the best interests of the Company and its shareholders to change the Company's fiscal year from one ending on December 31 to one ending March 31 and accordingly, the Company adopted a March 31 year-end beginning on April 1, 1996. Accordingly, the accompanying statements of operations and cash flows include the transition fiscal period for the three months from January 1, 1996 to March 31, 1996.

     The accompanying unaudited condensed consolidated financial statements have been prepared in conformity with U.S. generally accepted accounting principles ("GAAP") for interim financial statements and include all adjustments which, in the opinion of management, are necessary for a fair statement of the consolidated financial position, results of operations and cash flows as of and for the interim periods. Such adjustments consist of items of a normal recurring nature. The consolidated financial statements included herein should be read in conjunction with the Company's Annual Report on Form 10-K/A-1 and A-2 as filed on April 15, 1996 and April 29, 1996, for the year ended December 31, 1995. Results of operations for interim periods are not necessarily indicative of results for the full year.

2. GOING CONCERN UNCERTAINTY

  1996 Net Loss

     The net loss for the Transition Quarter ended March 31, 1996 was ($4,514,171) compared to a net loss of ($2,896,992) for the quarter ended March 31, 1995. Net cash used by operating activities was ($1,897,658) for the quarter ended March 1996 as compared to ($2,542,862) for the same quarter one year ago. At March 31, 1996 the Company had $8,455 in cash and bank borrowings and notes payable totalling $3,790,447.

     Beginning in 1996, the Company commenced plans to reorganize its operations as outlined below. A major part of that reorganization involved ceasing publication of new entertainment titles and eliminating the Publishers Services Division. Costs incurred from reorganization, including severance, site closure and consolidation, significantly contributed to the net loss for the quarter ended March 31, 1996. The amount of these expenses included the following:

    Closure of Publisher Services Operation..................................  $  437,000
    Severance Expenses.......................................................     210,000
    Consolidation of Facilities & Related Items..............................     358,000
                                                                               ----------
              Total..........................................................  $1,005,000

     Additional contributing factors to the loss for the quarter were charges taken against accounts receivable and inventories. These charges (mostly for entertainment titles) stem from a review of current product inventories in the distribution channel and the price relief required to sell them through to the consumer and an evaluation of the salability of inventories on hand. These charges, totalling $640,000, were as follows:

    Product Returns...........................................................  $175,000
    Channel Price Reductions..................................................   215,000
    Inventory Obsolescense....................................................   250,000
                                                                                --------
              Total...........................................................  $640,000

     Since January 1996, the Company has experienced severe liquidity problems. The Company has had difficulty in generating sufficient cash flows to meet its obligations and sustain its operations. This cash shortage has effected the Company's ability to sell its products and generate additional revenue. Management believes that the Company will need to raise significant capital through debt or equity financing to sustain itself and fund its Fiscal 1997 operations. If the Company is unable to successfully obtain such funding, management feels that the Company may be forced to cease operations.

  1996 Actions

     During 1996, the Company formulated plans and instituted measures to improve operations and cash flows and to enable the Company to continue its operations. Specific items accomplished through June 14, 1996 include the following:

     - Appointment of a new Chief Executive Officer, a new Vice President of Sales, a new Controller, Vice President of Marketing, and promotion of the Vice President of the Education Studio to Senior Vice President.

     - Reduction of head count from 148 employees at December 31, 1995 to 45 at June 14, 1996, and elimination of many part-time, temporary and contract positions.

     - Elimination of its Publishers Services Division.

     - Sale of substantially all of the fixed assets of its Entertainment Division, including its Victoria Studio in May 1996, for approximately $1.9 million, $500,000 of which was used to reduce bank borrowings. The resulting gain on the sale of the studio, which will be recorded in the quarter ending June 30, 1996, totaled approximately $860,000.

     - A 10% reduction in senior management salaries.

     - Termination of all software development projects through outside developers.

     - The hiring of Strategic Marketing Partners to represent the Company's product line in the retail channel.

  Private Placement

     In March 1996, a private placement of $1,500,000 of 10% convertible notes due in August 1996, were issued, including $50,000 of notes to the Company's President and Chief Executive Officer, and $50,000 of notes to the Company's Senior Vice President. In June 1996, $1,500,000 of these notes were converted into 3,000,000 shares of common stock which are subject to certain registration rights. The Company waived the requirement that conversion of $500,000 of the notes be subject to shareholder approval. In addition, certain of the convertible note holders have exercised warrants to purchase 1,500,000 of the 1,875,000 shares of common stock subject to certain registration rights covered by warrants issued in connection with the issuance of the notes at an exercise price of $.50 per share. As a result, the Company received $750,000 in cash proceeds in May and June 1996.

  Bank Line of Credit

     As a result of the significant losses discussed above, the Company was in violation of certain covenants of its bank line of credit prior to March 31, 1996 and thereafter. In addition, the Company has borrowed in excess of the amounts allowed under the bank credit agreement. On April 2, 1996 the bank extended the maturity date of the line until May 15, 1996 and amended its agreement with the Company as outlined in the 1995 Form 10-K/A. On May 15, 1996, the bank agreed to further extend the line of credit and further amend the agreement as follows:

     - The maturity date was extended to December 31, 1996.

     - The line of credit was set at a maximum of $1,000,000 effective upon reduction of outstanding borrowings to that level by June 30, 1996.

     - Existing covenant violations were waived and revised covenants were established requiring minimum levels of profitability and net worth and certain debt to equity ratios. The Company will need to increase its net worth significantly in order to meet the covenant at June 30, 1996.

     - The bank is applying 50% of all accounts receivable collections to outstanding indebtedness while the borrowing base is in an over-advanced condition or until further notice by the bank.

     - The Company agreed to pay the bank $50,000 in fees and has issued warrants to purchase an additional 200,000 shares at $.5625 per share. The warrants expire in five years. However, warrants to purchase 100,000 shares will be cancelled if the Company obtains $3,000,000 in additional capital prior to June 30, 1996. The Company expects to record in fiscal 1997 an expense of approximately $50,000 in connection with all warrants issued.

  Current Status and Management's Plans

     At June 14, 1996, the Company had cash of $290,000 and total bank borrowings of $1,191,000. Of the total bank borrowings, $191,000 is due by June 30, 1996, with the remaining balance payable in full by December 31, 1996.

     The Company is actively pursuing various sources of additional debt, equity and strategic investor funding including business combinations and strategic relationships that may enhance its ability to develop, publish and/or distribute its products. The Company is also attempting to sell or license the rights to its entertainment product catalog and certain entertainment products. No assurance can be given that additional financing will be available or that, if available, such financing will be obtainable on terms favorable to the Company. If the Company is unable to successfully obtain such funding, management believes that the Company may be forced to cease operations.

  Going Concern Uncertainty Conclusion

     The accompanying unaudited consolidated financial statements have been prepared on a going concern basis, which contemplates the realization of assets and satisfaction of liabilities in the normal course of business. The matters discussed above, among others, may indicate that the Company will be unable to continue as a going concern.

     The unaudited condensed consolidated financial statements do not include any adjustments relating to the recoverability and classification of recorded assets or liabilities that might be necessary should the Company be unable to continue as a going concern. The Company's continuation as a going concern is dependent upon its ability to generate sufficient cash flow to meet its obligations on a timely basis, to comply with the terms and covenants of its bank line of credit, to obtain additional financing, and ultimately to sustain successful operations.

3. ACCOUNTS RECEIVABLE

     The Company allows customers to exchange and/or return products, or in order to promote their sell-through and limit product returns, will provide "price protection." In addition, the Company's products are sold with a ninety-day warranty against defects. The Company has recorded reserves for such sales returns and allowances and price protection based on historical experience and management's current estimates of potential returns and necessary price protection.

     Accounts receivable consist of:

                                                                 MARCH 31,      DECEMBER 31,
                                                                   1996             1995
                                                                -----------     ------------
    Accounts receivable -- trade..............................  $ 4,814,104     $  6,936,840
    Less:
      Allowance for doubtful accounts.........................     (207,352)        (200,000)
      Sales returns and allowances............................   (3,806,051)      (5,428,237)
                                                                -----------      -----------
              Total...........................................  $   800,701     $  1,308,603
                                                                ===========      ===========

4. INVENTORIES

     Inventories consisted of:

                                                                 MARCH 31,      DECEMBER 31,
                                                                   1996             1995
                                                                -----------     ------------
    Finished goods............................................  $ 1,967,558     $  2,532,033
    Raw materials.............................................      866,957          963,825
                                                                -----------      -----------
                                                                  2,834,515        3,495,858
    Less allowance for obsolete, slow-moving and
      non-salable inventory...................................   (1,449,675)      (1,518,000)
                                                                -----------      -----------
    Inventories, net..........................................  $ 1,384,840     $  1,977,858
                                                                ===========      ===========

     Inventory write-downs in the transition quarter totalled $250,000 (see note
2).

5. COMMITMENTS AND CONTINGENCIES

  Legal Proceedings

     The lawsuit Quadra Interactive v Presto Studios, Sanctuary Woods, et al. was settled as of May 24, 1996, and the entire case was dismissed with prejudice. Sanctuary Woods received a full release of all claims and made no payment to settle the case.

     Sanctuary Woods was recently sued by Starpak, Inc. in the district court for the state of Colorado. Starpak's complaint alleges breach of contract, and claims damages in the amount of $103,092.65 plus fees, interest and costs. Starpak was engaged by Sanctuary Woods to provide high quality technical support, customer service, and product fulfillment services to Sanctuary Woods' customers; however it is Sanctuary Woods contention that Starpak failed to do so. Sanctuary Woods has removed the case to the United States District Court for the District of Colorado. Sanctuary Woods denies any liability for this claim, and has counterclaimed against Starpak stating causes of action for breach of fiduciary duty, fraud and deceit, negligent misrepresentation, conversion, breach of contract, breach of the implied covenant of fair dealing, interference with contractual relations, interference with prospective economic advantage and declaratory relief. The case is in a very early stage of litigation. At this time, management believes that the ultimate outcome of the case will not have a material adverse impact on the Company's financial statements or results of operations taken as a whole.

6. PERFORMANCE SHARES

     In October 1991, in connection with the sale of 1,800,000 common shares to the Company's founders and principal stockholders, the Company issued 4,000,000 common "performance" shares (the "Performance Shares") at CDN $0.01 per share to certain of these individuals. These Performance Shares were issued pursuant to Local Policy #3-07 of the British Columbia Securities Commission ("BCSC") and policy 19 of the Vancouver Stock Exchange, which provide the guidelines for the issuance of performance shares. Approximately 1,200,000 of these shares have been transferred to certain members of the current management of the Company. The Performance Shares are held in escrow to be released as the Company achieves positive operating cash flow on an annual basis as defined by the BCSC ("BCSC Operating Cash Flow"). The holders of Performance Shares will be entitled to a pro rata release from escrow on the basis of one share for every CDN $0.653 of positive BCSC Operating Cash Flow, subject to approval by the BCSC and the Vancouver Stock Exchange. Performance Shares are permitted to be released from escrow on an annual basis, and all of the Performance Shares will be released once CDN $2,612,000 of positive BCSC Operating Cash Flow has been generated by the Company. The Company may pursue an early release of all or a large portion of the Performance Shares from escrow. Such an early release would reduce a source of continuing uncertainty surrounding the Company's financial statements, but could also result in a similar expense in the quarter in which the release is made. Through March 31, 1996, no Performance Shares have been earned or released.

     The Company will be required to recognize as compensation expense an amount equal to the difference between the CDN $0.01 per share originally paid for the Performance Shares and the market price of its common stock at the time such Performance Shares or pro rata portion thereof are released. Such pro rata or full expense recognition will occur prior to the pro rata or full release from escrow of the Performance Shares. If and when such expense recognition criteria are achieved, based on the closing price of the Company's common stock at June 14, 1996, of $1.06 per share (for example purposes only), the aggregate compensation expense that would be recognized as a result would be approximately $4,200,000. Any compensation expense recognized related to the Performance Shares will be a noncash charge against income and will have no net impact on total stockholders' equity (deficit).

     If and when the Performance Shares are released, the number of shares used to calculate net income (loss) per share will increase by the number of Performance Shares released.

ITEM 2. MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

     The following information should be read in conjunction with the unaudited condensed consolidated financial statements and the notes thereto included in item 1 of this Quarterly Report and Management's Discussion and Analysis of Financial Condition and Results of Operations contained in the Company's Annual Report on Form 10-K/A-1 and A-2 for the fiscal year ended December 31, 1995, as filed with the Securities and Exchange Commission.

     The following description of the Company's business in this Item and other Items in this Report contains forward looking statements within the meaning of section 27A of the Securities Act of 1933, as amended, and section 21E of the Securities Exchange Act of 1934, as amended. Actual results could differ materially from those projected, as a result of risk factors discussed in this section, and in Management's Discussion and Analysis of Financial Condition and Results of Operations contained in the Company's report on Form 10-K/A-1 and A-2.

  Overview and Recent Developments

     On May 6, 1996, the Company changed its fiscal year end to March 31. Thus, this is a transition report for the period January 1, 1996 through March 31, 1996 (the "Transition Quarter").

     During the Transition Quarter, the Company was engaged in an extensive reorganization of its operations. These reorganizational efforts are discussed in detail in the Company's Report on Form 10-K/A-1 and A-2 on file with the Securities and Exchange Commission, and the reader is directed to this report for a more extensive description of the reorganizational changes. Of particular note, during and subsequent to the Transition Quarter, were the following developments:

     - Appointment of a new Chief Executive Officer, a new Vice President of Sales and a new Controller, a new Vice President of Marketing, and the promotion of the Vice President of the Education division to Senior Vice President.

     - Reduction of head count from 148 employees at December 31, 1995 to 45 employees currently, and elimination of many part-time, temporary and contract positions.

     - Elimination of its Publishers Services Division.

     - Sale of substantially all of the fixed assets of its Entertainment Division, including its Victoria Studio in May 1996, for approximately $1.9 million, $500,000 of which was used to reduce bank borrowings. The resulting gain on the sale of the studio, which will be recorded in the quarter ending June 30, 1996, totaled approximately $860,000.

     - A 10% reduction in senior management salaries.

     - Termination of all software development projects through third party developers.

     - Extension of its Bank Line of Credit (see discussion below).

     - In March 1996, $1,500,000 of 10% convertible notes were issued in a private placement, including $50,000 of notes to the Company's President and Chief Executive Officer, and $50,000 of notes to the Company's Senior Vice President. In June 1996, $1,500,000 of these notes were converted into 3,000,000 shares of common stock which are subject to certain registration rights. The Company waived the requirement that conversion of $500,000 of the notes be subject to shareholder approval. In addition, certain of the convertible note holders have exercised warrants to purchase 1,500,000 of the 1,875,000 shares of common stock subject to certain registration rights covered by warrants issued in connection with the issuance of the notes at an exercise price of $.50 per share for total proceeds of $750,000.

     - The hiring of Strategic Marketing Partners to represent the Company's product line to the retail channel.

     Under the direction of President and CEO Charlotte Walker, the Company has now focused on the development and publishing of its children's curriculum-based educational software products. The Company develops these products in its San Mateo, California, and Toronto, Canada offices. During the month of May 1996, the Company completed the development of four new products: Major League Math(TM), Franklin Learns Math(TM), How Do You Spell Adventure?(TM), and Orion Burger(TM). The Company has begun the marketing and sale of the three educational products and is presently negotiating to license the publishing rights of Orion Burger(TM) to a third party publisher.

  Going Concern Uncertainty

     The accompanying unaudited condensed consolidated financial statements have been prepared on the going concern basis, which contemplates the realization of assets and satisfaction of liabilities in the normal course of business. The matters discussed herein, among others, may indicate that the Company may be unable to continue as a going concern for a reasonable period of time. The consolidated financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts or the amounts and classification of liabilities that may be necessary should the Company be unable to continue as a going concern. The Company's continuation as a going concern is dependent upon its ability to generate sufficient cash flow to meet its obligations on a timely basis, to comply with the terms and covenants of its bank line of credit, to obtain additional financing or refinancing, and ultimately to attain successful operations. To date the Company has not been able to generate sufficient cash flow from operations to cover its expenses, and the Company has been substantially dependent on equity financing as a method of financing its operations. There can be no assurance that such financing will be available to the Company at all, or on terms that are favorable to the Company and its shareholders. Management is continuing its efforts to obtain additional funds so that the Company can meet its obligations and sustain its operations.

     Because of the possible material effects of this going concern uncertainty, the independent auditors were unable to express, and did not express, an opinion on the Company's 1995 consolidated financial statements.

  Liquidity and Capital Resources

     At June 14, 1996, the Company had cash of $290,000. Of the total bank borrowings of $1,191,000 outstanding at June 14, $191,000 is due by June 30, 1996 with the remaining balance payable in full by December 31, 1996. No additional bank borrowings are currently available. Management continues to explore a number of options, including equity and debt financing, to improve its capital resources. No assurance can be given that additional financing will be available or that, if available, such financing will be obtainable on terms favorable to the Company or its stockholders. If the Company is unable to successfully obtain such funding, management believes that the Company may be forced to cease operations.

     As a result of the significant losses discussed above, the Company was in violation of certain covenants of its bank line of credit at March 31, 1996 and thereafter. In addition, the Company has borrowed in excess of the amounts allowed under the bank credit agreement. In April 1996, and subsequently through a further amendment in May, 1996, the bank agreed to amend the bank line of credit as follows:

     - The maturity date was extended to December 31, 1996.

     - The line of credit was set at a maximum of $1,000,000 effective upon reduction of outstanding borrowings to that level.

     - Existing covenant violations were waived, but no further borrowings are allowed until the Company complies with all covenants. The Company will need to increase its net worth significantly in order to meet the covenant at June 30, 1996.

     - The bank is applying 50% of all accounts receivable collections to outstanding indebtedness while the borrowing base is in an overadvanced condition or until further notice by the bank.

     - The Company agreed to pay the bank $50,000 in fees and has issued warrants to purchase 200,000 shares of common stock at $.50 per share and 200,000 shares at $.5625 per share. The warrants expire in five years although warrants to purchase 100,000 shares will be canceled if the Company obtains $3,000,000 in additional capital between May 15th and June 30, 1996.

     During the Transition Quarter, the Company was hampered, and continues to be hampered, in its ability to develop, market and sell its products due to its lack of capital resources. The Company's net loss for the Transition Quarter was $4,514,171. Cash used in operating activities for the Transition Quarter was $1,897,658.

     In addition, subsequent to March 31, 1996, the Company issued warrants to purchase 285,000 shares of common stock to Strategic Marketing Partners pursuant to an agreement to represent the Company's products at the retail level in North America, and issued warrants to purchase 300,000 shares of common stock to a financial consultant to the Company.

  Nasdaq Listing

     Subsequent to the Transition Quarter, it was determined that the Company no longer met the requirements for inclusion in the Nasdaq National Market System, because the Company failed to meet the continuing inclusion requirements for tangible net worth and minimum bid price. As of June 3, 1996, the Company's stock ceased trading on the National Market System, and began trading on the Nasdaq SmallCap Market. The Company is currently trading on the SmallCap market under an exception to the SmallCap initial inclusion requirements, and has been given until July 1, 1996 to meet these initial listing requirements. If the Company fails to meet these requirements, it will be delisted from the Nasdaq Stock Market. The Company's stock symbol has temporarily changed to "SWMFC" -- the trailing "C" indicating that the stock is trading pursuant to an exception granted by Nasdaq.

 Results of Operations, Transition Quarter January 1, 1996 through March 31,
1996,
  compared with first quarter of 1995 (January 1, 1995 through March 31, 1995)

     Net Loss. The net loss for the Transition Quarter was ($4,514,171) compared to ($2,896,992) in the quarter ended March 31, 1995. The increase in the net loss resulted from substantial severance costs and other costs related to the reorganization of the Company's operations, as well as the additional inventory reserves and write-offs noted above. In particular, the Company recorded the following expenses in the Transition Quarter related to the reorganization of its operations:

    Closure of Publisher Services Operation..................................  $  437,000
    Severance Expenses.......................................................  $  210,000
    Consolidation of Facilities & Related Items..............................  $  358,000
                                                                               ----------
              Total..........................................................  $1,005,000

     Fixed salary and overhead costs, combined with lower sales revenues also contributed to this loss. The 4,000,000 performance shares are not included in the calculation of net loss per share (see note 6 to consolidated financial statements, and discussion of performance shares herein).

     Net Revenues. Net revenues from consumer titles decreased to $931,805 in the Transition Quarter from $1,302,125 in the first quarter of 1995. The decrease is attributable to continued excess inventory levels of the Company's products at the distributor and retail level. This decrease also resulted from the Company's lack of resources to market and promote its titles, and to fund retail and distributor sales programs. In addition, as with the first quarter of 1995, the Company released no new products during the Transition Quarter.

     Gross Margins. Cost of sales increased as a percentage of net consumer title revenues to 81% in the Transition Quarter from 38% for the quarter ended March 31, 1995. Cost of sales in the Transition Quarter reflects a charge of $250,000 for a write-down of product inventory to net realizable value. The Company's decision to take such additional reserves and write-downs reflects the Company's assessment of the salability of the products in its inventory, and the Company's decision to exit the entertainment publishing arena. The Company's inventory has grown as additional returns have been processed. The Company took no such reserve in the quarter ended March 31, 1995. Without this additional write-down and reserve charge, cost of sales as a percentage of net revenues from consumer titles would have been 54% in the Transition Quarter, versus 38% in the quarter ended March 31, 1995. The high percentage in 1996 reflects liquidation sales of excess inventory, as well as a general decline in the price charged for the Company's products, the results of an increasingly competitive marketplace.

     Research and Development Costs. Research and Development costs increased 25% to $1,261,391 in the Transition Quarter from $1,008,334 in the quarter ended March 31, 1995. This increase resulted from higher salaries and contract labor costs due to higher staffing levels at the beginning of the Transition Quarter compared to the quarter a year ago, along with higher costs for rent and facilities.

     Marketing and Sales. Marketing and sales expenditures increased to $1,789,866 in the Transition Quarter from $1,737,749 in the quarter ended March 31, 1995. This increase includes charges totaling $486,206 related to the write-downs of certain assets for the entertainment marketing department and the closure of the Dallas office. Without these changes, expenses for the Transition Quarter would have decreased. This decrease was due to the Company's lack of resources to spend capital on advertising and promotion, as well as a substantial decrease in salary expense, partially offset by higher contract labor expenses and higher travel and entertainment expenses.

     Administrative Costs. Administrative expenses increased 66% to $1,196,553 in the Transition Quarter from $719,049 in the quarter ended March 31, 1995. Increased salary expense, and substantially increased accounting fees were primary components of this increase. The 1996 total also includes $150,000 in charges related to the consolidation of the San Mateo office.

     As noted above, during and after the Transition Quarter, the Company reduced staff levels, divested both its Victoria and Dallas studios and terminated its lease on approximately half of the space in its San Mateo facility. The Company has also reduced expenses in a number of other areas. The Company therefore believes that the expense levels discussed above are not representative of the level of expenses the Company expects to incur going forward. Approximately $2.5 million of operating expenses in the Transition Quarter were associated with operations which have since been sold, shut-down or consolidated. This amount, in addition to the $640,000 in charges taken against accounts receivable and inventories (see note 2), represents over $3 million in expense related to curtailed operations. As of June 14, 1996, the Company had 45 full time employees and operated facilities in San Mateo, California and Toronto, Canada. These employees were employed in the following functions:

    Product Development -- Kids Products............................................   18
    Marketing.......................................................................    4
    Sales, Customer Service and Technical Support...................................   12
    General and Administrative......................................................   11
                                                                                       --
              Total.................................................................   45

     The Company expects to maintain its operations at this level in the near future. There can be no assurances, however, that the Company will be able to continue its operations at this level, or that the Company will be successful in operating at this level.

ADDITIONAL RISK FACTORS

     There are numerous additional risks associated with the Company's on-going operations, including without limitation the following:

     Continued Losses; Fluctuations in Operating Results; Seasonality. The Company has not been profitable on an annual basis in the last three years. The Company has experienced, and expects to continue to experience, significant fluctuations in operating results due to a variety of factors, including the size and rate of growth of the consumer software market, market acceptance of the Company's products and those of its competitors, development and promotional expenses relating to the introduction of new products or new versions of existing products, projected and actual changes in computing platforms, the timing and success of product introductions, product returns, changes in pricing policies by the Company and its competitors, difficulty in securing retail shelf space for the Company's products, the accuracy of retailers' forecasts of consumer demand, the timing of orders from major customers, order cancellations and delays in shipment. In response to competitive pressures, the Company may take certain pricing or marketing actions that could materially adversely affect the Company's business, operating results and financial condition. The Company may be required to pay fees in advance or to guarantee royalties, which may be substantial, or to obtain licenses to intellectual properties from third parties before such properties have been introduced or achieved market acceptance. A significant portion of the Company's operating expenses are relatively fixed, and planned expenditures are based in part on sales forecasts. If net sales do not meet the Company's expectations, the Company's business, operating results and financial condition could be materially adversely affected.

     Possible Write-Offs from Product Returns, Price Protection; Bad Debts; Collections. The Company recognizes revenue in accordance with industry practice (net of an allowance for product returns and price protection) from the sale of its products upon shipment to its distributors and retailers. The Company had a reserve balance for price protection and returns as of March 31, 1996, of $3,806,051. Product returns or price protection concessions that exceed the Company's reserves could materially adversely affect the Company's business, operating results and financial condition and could increase the magnitude of quarterly fluctuations in the Company's operating and financial results. In addition, as also discussed above, the Company has experienced in the past, and continues to experience, significant delays in the collection of its accounts receivable. Further, if the Company's assessment of the creditworthiness of its customers receiving products on credit proves incorrect, the Company could be required to significantly increase the reserves previously established.

     Impact of Reorganization of Operations. The Company may take additional steps to reorganize or consolidate its operations. These steps may include, among other things, the sale of certain assets of the Company. In an effort to reduce its expense structure, the Company reorganized its operations during the Transition Quarter, reduced its work force by more than 66% and revised its product development plans for 1996. These changes or other future steps to reorganize and reduce expenses could result in the delayed introduction of new products which could have a material adverse effect on the Company's financial condition and results of operations.

     Dependence on Key Personnel; Retention of Employees. The Company's success depends in large part on the continued service of its key creative, technical, marketing, sales and management personnel and its ability to continue to attract, motivate and retain highly qualified employees. Because of the multifaceted nature of interactive media, key personnel often require a unique combination of creative and technical talents. Such personnel are in short supply, and the competition for their services is intense. The process of recruiting key creative, technical and management personnel with the requisite combination of skills and other attributes necessary to execute the Company's strategy is often lengthy. The Company has entered into at-will employment agreements with its management and other personnel, who may generally terminate their employment at any time. The loss of the services of key personnel or the Company's failure to attract additional qualified employees could have a material adverse effect on the Company's results of operations and research and development efforts. In particular, the Company has recently reorganized its operations and has undergone a reduction in force among its employees. Such reduction in force, combined with the Company's disappointing operating performance, the price of the Company's stock, and the availability of substantial alternative employment opportunities for talented employees of the Company, may result in key employees and managers leaving the Company, which could materially adversely impact the Company's ability to develop and sell its products. The Company does not have key person insurance covering any of its personnel.

     Dependence on New Product Development; Product Delays. The success of the Company depends on the continual and timely introduction of successful new products. In general, consumer preferences for software products are difficult to predict and are often short-lived. The retail life of software programs has become shorter, and may now last only 9 to 12 months (or even less for unsuccessful products), while the Company typically requires 6 to 9 months or longer for the development of a new educational CD-ROM title. The short life span of a product combined with a lengthy development cycle makes it especially difficult to predict whether a product will be a success by the time it comes to market. There can be no assurance that new products introduced by the Company will achieve any significant market acceptance or that, if such acceptance occurs, it will be sustained for any significant period. If the Company does not correctly anticipate and respond to demand for its products in a timely manner, the Company's business, operating results and financial condition will be materially adversely affected.

     A significant delay in the introduction of, or the presence of a defect in, one or more new products could have a material adverse effect on the Company's business, operating results and financial condition, particularly in view of the seasonality of the Company's business. Further, delays in a product introduction near the end of a fiscal quarter may materially adversely affect operating results for that quarter, as initial shipments of a product may move from one quarter to the next and may represent a substantial percentage of annual shipments of a product. The timing and success of software development is unpredictable due to the technological complexity of software products, inherent uncertainty in anticipating technological developments, the need for coordinated efforts of numerous creative and technical personnel and difficulties in identifying and eliminating errors prior to product release. In the past, the Company has experienced delays in the introduction of certain new products. There can be no assurance that new products will be introduced on schedule or at all or that they will achieve market acceptance or generate significant revenues.

     Competition. The software industry is intensely competitive, and market acceptance for any of the Company's products may be adversely affected by the introduction by the Company's competitors of similar products with greater consumer demand. The Company competes against a large number of other companies of varying sizes and resources. Most of the Company's competitors have substantially greater financial, technical and marketing resources, as well as greater name recognition and better access to consumers. Existing competitors may continue to broaden their product lines and potential competitors, including large computer or software manufacturers, entertainment companies, diversified media companies, and book publishers, may enter or increase their focus on the CD-ROM school and home education markets, resulting in increased competition for the Company. Retailers of the Company's products typically have a limited amount of shelf space and promotional resources, and there is intense competition among consumer software producers for high quality and adequate levels of shelf space and promotional support from retailers. To the extent that the number of consumer software products and computer platforms increases, this competition for shelf space may intensify. Due to increased competition for limited shelf space, retailers and distributors are increasingly in a better position to negotiate favorable terms of sale, including price discounts and product return policies. Retailers often require software publishers to pay fees in exchange for preferred shelf space. There can be no assurance that retailers will continue to purchase the Company's products or provide the Company's products with adequate levels of shelf space. Increased competition could result in loss of shelf space for, and reduction in sell-through of, the Company's products at retail stores and significant price competition, any of which could adversely affect the Company's business, operating results and financial condition. In addition, other types of retail outlets and methods of product distribution, such as on-line services, may become important in the future, and it may be important for the Company to gain access to these channels of distribution. There can be no assurance that the Company will gain such access or that the Company's access will be on terms favorable to the Company.

     Changing Product Platforms and Formats. The Company's software products are intended to be played on machines built by other manufacturers. The operating systems of machines currently being manufactured are characterized by several competing and incompatible formats or "platforms," and new platforms will probably be introduced in the future. The Company must continually anticipate the emergence of, and adapt its products to, popular platforms for consumer software. When the Company chooses a platform for its products, it must commit a substantial development time and investment in advance of shipments of products on that platform. If the Company invests in a platform that does not achieve significant market penetration, the Company's planned revenues from those products will be adversely affected and it may not recover its development investment. If the Company does not choose to develop for a platform that achieves significant market success, the Company's revenues may also be adversely affected. The Company is currently developing products only for DOS and Windows PC, and Macintosh computers. The Company has terminated virtually all current development for other platforms such as the Sony PlayStation and Sega Saturn. There can be no assurance that the Company has chosen to support the platforms that ultimately will be successful.

     Changes in Technology and Industry Standards. The consumer software industry is undergoing rapid changes, including evolving industry standards, frequent new product introductions and changes in consumer requirements and preferences. The introduction of new technologies, including operating systems and media formats, can render the Company's existing products obsolete or unmarketable. Recent operating setbacks at Apple Computer may adversely affect future sales of Macintosh computers. The development cycle for products utilizing new operating systems, microprocessors or formats may be significantly longer than the Company's current development cycle for products on existing operating systems, microprocessors and formats and may require the Company to invest resources in products that may not become profitable. There can be no assurance that the current demand for the Company's products will continue or that the mix of the Company's future product offerings will keep pace with technological changes or satisfy evolving consumer preferences or that the Company will be successful in developing and marketing products for any future operating system or format.

     Limited Protection of Intellectual Property and Proprietary Rights; Risk of Litigation. The Company regards its software as proprietary and relies primarily on a combination of trademark, copyright and trade secret laws, and employee and third-party nondisclosure agreements and other methods to protect its proprietary rights. However, the Company does not have signed license agreements with its end-users and does not include in its products any mechanism to prevent or inhibit unauthorized copying. Unauthorized parties may copy the Company's products or reverse engineer or otherwise obtain and use information that the Company regards as proprietary. If a significant amount of unauthorized copying of the Company's products were to occur, the Company's business, operating results and financial condition could be materially adversely affected. Further, the laws of certain countries in which the Company's products are or may be distributed do not protect applicable intellectual property rights to the same extent as the laws of the United States. In addition, the Company holds no patents, and, although the Company has developed and continues to develop certain proprietary software tools, the copyrights to which are owned by the Company, most of the technology used to develop the Company's products is not proprietary. There can be no assurance that the Company's competitors will not independently utilize existing technologies to develop products that are substantially equivalent or superior to the Company's. Also, as the number of software products in the industry increases and the functionality of these products further overlaps, software developers and publishers may increasingly become subject to infringement claims. There can be no assurance that third parties will not assert infringement claims against the Company in the future with respect to current or future products.

     As is common in the industry, from time to time the Company receives notices from third parties claiming infringement of intellectual property or other rights of such parties. The Company investigates these claims and responds as it deems appropriate. There has been substantial litigation regarding copyright, trademark and other intellectual property rights involving computer software companies in general. The Company may also face suits as a result of employment matters, publicity rights, or due to claims of breach of the Company's obligations under various agreements to publish or develop products, or for goods or services provided to the Company. Adverse determinations in such claims or litigation could have a material adverse effect on the Company's business, operating results and financial condition. The Company may find it necessary or desirable in the future to obtain licenses relating to one or more of its products or relating to current or future technologies. There can be no assurance that the Company will be able to obtain these licenses or other rights on commercially reasonable terms or at all.

     Relationship with Vendors. Due to the substantial operating losses in the fourth quarter of 1995, and the Transition Quarter, and the Company's current financial condition and lack of capital resources, the Company has in the Transition Quarter and subsequently been unable to pay certain of its vendors. This failure may result in loss of the availability of the services of such vendors, which could hamper the Company's ability to manufacture and ship products, and may ultimately result in the Company being sued for collection of such amounts as may be owed to such vendors, as has occurred to some extent to date. If the Company is unable to produce its products to fill orders, the Company's operating results and financial condition could be materially adversely affected. In the event that suits by vendors are filed against the Company, the Company may find it necessary to seek protection under the applicable bankruptcy statutes of Canada and/or the United States.

     Market for Common Stock; Stock Price Volatility. The Common Stock has been quoted on the Nasdaq National Market or Small Cap Market since September 8, 1993 and on the Vancouver Stock Exchange since December 1991. Based upon historical trends in the market for other software company stocks, the Company anticipates that the trading price of its Common Stock may be subject to wide fluctuations in response to quarterly variations in operating results, changes in actual earnings or in earnings estimates by analysts, announcements of technological developments by the Company or its competitors, general market conditions or other events largely outside the Company's control. In addition, the stock market has experienced, from time to time, extreme price and volume fluctuations which have particularly affected the market prices of high technology stocks. These fluctuations have often been disproportionate or unrelated to the operating performance of these companies. These broad market fluctuations, general economic conditions or other factors outside the Company's control may adversely affect the market price for the Company's stock.

     Performance Shares and Related Compensation Expense. In 1991, the Company issued to its founders an aggregate of 4,000,000 Performance Shares for nominal consideration. Approximately 1,200,000 of these Performance Shares have been transferred to members of the Company's current management. Pursuant to certain Vancouver Stock Exchange ("VSE") requirements, these Performance Shares are currently held in an escrow account, subject to release upon specified conditions. One Performance Share is scheduled to be released from escrow for each (Canadian dollar) CDN$0.653 of cumulative operating cash flow generated by the Company, as specifically defined by VSE Policy 19. The Company will be required to recognize as compensation expense an aggregate amount equal to the difference between the amount per share originally paid for the Performance Shares (CDN$.01) and the market price of the Common Stock at the time such Performance Shares or pro rata portion thereof are earned. Performance Shares are permitted to be released from escrow on an annual basis. Any compensation expense related to the release of the Performance Shares from escrow will be a non-cash charge against income and will have no net impact on total shareholders' equity (deficit). Such pro rata or full expense recognition will occur prior to the pro rata or full release from escrow of the Performance Shares. If and when such expense recognition criteria are achieved, based upon the closing price of the Company's Common Stock at June 14, 1996 of US$1.06, (for example purposes only), the aggregate compensation expense that would be recognized as a result would be approximately $4,200,000. The Company may pursue an early release of all or a large portion of the Performance Shares from escrow. Such an early release would reduce a source of continuing uncertainty surrounding the Company's financial statements, but could also result in a similar expense in the quarter in which the release is made.

     Shares Eligible for Future Sale; Possible Adverse Effect on Future Market Price. Sale of substantial amounts of shares in the public market or the prospect of such sales could adversely affect the market price of the Company's Common Stock. Other than the 4,000,000 Performance Shares issued to the Company's founders (which are currently held in an escrow account and are subject to release upon satisfaction of specified conditions as discussed above) substantially all of the Company's issued and outstanding shares are freely tradable, subject to, in certain circumstances compliance with Rule 144 or Rule 701 or the effectiveness of a resale registration statement. In addition, as of June 14, 1996, the Company had outstanding options to purchase an aggregate of 2,712,136 shares of Common Stock and warrants to purchase 1,360,000 shares of Common Stock. Furthermore, the Company has reserved approximately 18,500 additional shares of Common Stock for future issuance pursuant to the Company's Stock Option Plan.

     No Dividends. The Company has not paid any cash dividends since inception and does not anticipate paying cash dividends in the foreseeable future. The Company's line of credit prohibits the payment of cash dividends without the prior written consent of the lender.

                          PART II -- OTHER INFORMATION

ITEM 1.  LEGAL PROCEEDINGS

     The lawsuit Quadra Interactive v Presto Studios, Sanctuary Woods, et al. was settled as of May 24, 1996, and the entire case was dismissed with prejudice. Sanctuary Woods received a full release of all claims against the Company. Sanctuary Woods made no payment to settle the case.

     Sanctuary Woods was recently sued by Starpak, Inc. in the district court for the state of Colorado. Starpak's complaint alleges breach of contract, and claims damages in the amount of $103,092.65 plus fees, interest and costs. Starpak was engaged by Sanctuary Woods to provide high quality technical support, customer service, and product fulfillment services to Sanctuary Woods' customers; however it is Sanctuary Woods contention that Starpak failed to do so. Sanctuary Woods has removed the case to the United States District Court for the District of Colorado. Sanctuary Woods denies any liability for this claim, and has counterclaimed against Starpak stating causes of action for breach of fiduciary duty, fraud and deceit, negligent misrepresentation, conversion, breach of contract, breach of the implied covenant of fair dealing, interference with contractual relations, interference with prospective economic advantage and declaratory relief.

ITEM 6.  EXHIBITS AND REPORTS ON FORM 8-K

     (a) Exhibits

EXHIBIT
NUMBER    DESCRIPTION
-------   ----
 10.19      --  Second Amendment to Loan Agreement between Sanctuary Woods Multimedia, Inc. and
                  Imperial Bank, dated May 29, 1996.
 10.20      --  Warrant granted in connection with Second Amendment to Loan Agreement between
                  Sanctuary Woods Multimedia, Inc. and Imperial Bank.
 10.21      --  Agreement with Strategic Marketing Partners dated May 13, 1996.
 11         --  Computation of Net Loss Per Common Share
 27         --  Financial Data Schedule

     (b) Reports on Form 8-K:

     The Company filed the following reports on Form 8-K since it filed its report on Form 10-K/A-1 and A-2:

        May 6, 1996 (Item 8 -- Change in fiscal year end);

        May 13, 1996 (Item 2 -- Acquisition or disposition of assets).

                                   SIGNATURES

     Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                          SANCTUARY WOODS MULTIMEDIA
                                          CORPORATION

                                          By: /s/  CHARLOTTE J. WALKER

                                            ------------------------------------
                                            Charlotte J. Walker, President
                                            and Chief Executive Officer

                                          By: /s/  PETER NICHTER

                                            ------------------------------------
                                            Peter Nichter
                                            Controller
                                            Principal Financial and
                                            Accounting Officer

Dated: June 18, 1996

EXCERPTS FROM REPORT ON FORM 10-K/A-1 FOR THE FISCAL YEAR ENDED
DECEMBER 31, 1995.

ITEM 7. MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

     Sanctuary Woods Multimedia Corporation (the "Company") derives revenues from the creation, licensing and distribution of entertainment and educational software, primarily on CD-ROM. As discussed above, the Company formerly provided interactive multimedia services to trade and textbook publishers through its Publisher Services Division, but decided to eliminate this operation in January 1996. The Company expects to concentrate in the future on the development and publishing of consumer titles for the children's home and education markets.

RECENT DEVELOPMENTS

     Throughout 1995, the Company invested substantial capital in the development and production of new products, and the creation and maintenance of an internal sales and distribution organization. While, as discussed below, the Company's revenues grew to $10,981,097 in 1995 from $6,261,226 in 1994, the Company's net loss also grew to $18,698,441 in 1995 from $7,404,436 in 1994. The majority of this net loss occurred in the fourth quarter of 1995, in which the Company reported a net loss of $13,440,511, on negative net revenues of ($1,934,953). This loss is attributable primarily to lower than expected sales, combined with substantial write-offs taken by the Company related to its assessment of the salability of certain products. The Company experienced a substantially increased level of returns in the first quarter of 1996 related to third and fourth quarter 1995 sales, due to lower than expected sales in the fourth quarter of 1995, an extremely competitive marketplace, and high levels of inventory in the retail channel at December 31, 1995. The Company expects that it will also report a loss in at least the first quarter of 1996.

     As a result of materially lower than expected fourth quarter 1995 net results, the Company restructured its operations, and continues to evaluate further restructuring, strategic partnership and financing options. Included in the restructuring to date were the appointment of a new President and CEO and a new Vice President of Sales. The Company's Publisher Services division is winding down, and the entertainment division, including the Company's Victoria studio, is expected to be sold, refocused, or curtailed. Additionally, the Company reduced its full time work force by over 20% in January 1996, and has eliminated many part time, temporary and contract positions. While the Company is hopeful that such steps will allow the Company to successfully operate in the future, there can be no assurances that the Company will be able to successfully restructure and/or maintain its operations in the future. As discussed further below, the Company currently lacks the cash necessary to continue its operations in the immediate future.

     Lack of Capital Resources. At April 12, 1996, the Company had cash on hand of $66,000, bank borrowings of $1,875,000, which are due May 15, 1996, and no additional bank borrowing available under its line of credit. The Company believes that it will need to raise significant additional capital prior to May 15, 1996, to sustain its operations, repay its bank line of credit, and fund its 1996 operating plan. To date, the Company has been substantially dependent upon equity financings as its principal source of operating capital and management continues to explore a number of other options to improve its capital resources. No assurance can be given that additional financing will be available or that, if available, such financing will be obtainable on terms favorable to the Company or its stockholders. If the Company is unable to successfully obtain such financing, the Company expects that it may be forced to cease operations.

     Going Concern Uncertainty. The accompanying consolidated financial statements have been prepared on the going concern basis, which contemplates the realization of assets and satisfaction of liabilities in the normal course of business. The matters discussed herein, among others, may indicate that the Company will be unable to continue as a going concern for a reasonable period of time.

     The consolidated financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts or the amounts and classification of liabilities that may be necessary should the Company be unable to continue as a going concern. The Company's continuation as a going concern is dependent upon its ability to generate sufficient cash flow to meet its obligations on a timely basis, to comply with the terms and covenants of its bank line of credit, to obtain additional financing or refinancing, and ultimately to attain successful operations.

     Because of the possible material effects of this going concern uncertainty, the independent auditors were unable to express, and did not express, an opinion on the Company's 1995 consolidated financial statements (see Independent Auditors' report on page F-5).

LIQUIDITY AND CAPITAL RESOURCES

     Significant Operating Losses; Continued Use of Cash. The Company has had operating losses in each fiscal year since its inception in 1991 and as of December 31, 1995, had an accumulated deficit of $31,359,942, and total stockholders deficit of $357,380. These losses are primarily due to expenditures incurred by the Company in the development of its CD-ROM publishing business, including significant expenses related to development of internally and externally developed products, development of its own direct sales force, and the write-off of certain significant assets as a result of the Company's lack of capital resources and its reassessment of future salability of certain products. The assets written off include prepaid royalties for externally developed products published by the Company totaling $3,361,212, prepaid and deferred royalties on the Company's Ripley's license totaling $1,144,320, and inventories totaling $1,437,252.

     Net cash used in operating activities was $11,724,419, $8,909,529, and $4,133,139 in 1995, 1994, and 1993, respectively. In 1995, the increase in net cash used in operations was the result of increased expenditures for prepaid royalty advances, primarily to outside developers of entertainment products to be published by the Company, increased sales and marketing and administrative costs, and increased manufacturing of inventory in anticipation of higher sales. Cash advances made to outside developers in 1995 totaled $2,134,804 and $1,806,493 in 1994. In 1994 and 1993, net cash used in operating activities resulted from large losses caused by heavy research and development and marketing and sales expenditures.

     Net cash used in investing activities was $958,283, $1,817,911 and $787,357 in 1995, 1994, and 1993, respectively, and consisted mostly of computer equipment and computer software in concert with the Company's focus on and increased research and product development. In 1995, along with R&D expenditures, equipment was purchased to support the building of a sales, marketing and distribution infrastructure.

     Net cash provided by financing activities was $10,025,390, $12,979,455, and $4,908,617 in 1995, 1994, and 1993, respectively. Such amounts primarily consisted of the proceeds from the issuances of common stock. The 1995 proceeds resulted principally from a July 1995 issuance of 2,000,000 shares at $4.00 per share, and net borrowings on the line of credit of $1,800,000. The 1994 proceeds resulted principally from the January 1994 issuance of 2,650,000 shares at $5.00 per share.

     The Company believes it must continue spending on the development and acquisition of new products, the maintenance of adequate personnel, and on distribution, sales and marketing efforts in order to continue its business. If the Company's revenues are not sufficient to cover these expenditures, the Company will likely experience ongoing losses. The Company expects to incur operating losses during at least the first quarter of 1996.

     Bank Line of Credit Agreement; Covenant Violations. On March 10, 1995, the Company obtained a bank revolving line of credit ("Loan Agreement") which was to expire in April 1996. Effective April 2, 1996, the Company amended this agreement with the bank to provide for an expiration date of May 15, 1996 (the "Amendment"). The Loan Agreement contains several restrictive covenants, including restrictions on the ability to incur or guarantee indebtedness, enter into mergers or acquisitions, pay dividends and lease property. In the Loan Agreement, the Company covenants to maintain or achieve by specified dates certain financial criteria relating to the Company's tangible net worth, capital resources, liquidity and results of operations. At December 31, 1995, and thereafter, the Company was and is out of compliance with certain of its Loan Agreement covenants, including without limitation covenants related to tangible net worth and operating losses and currently has borrowed in excess of the amounts allowed under the Loan Agreement, as a result of removal of accounts receivable from the borrowing base over time.

     The bank has agreed in the Amendment to take no action related to the existing covenant violations at least until May 15, 1996, provided the Company meets its other obligations under the Loan Agreement and Amendment. In addition, specific components of the Amendment include: (1) the borrowing base will be expanded to include certain finished goods inventory, (2) adding to the borrowing base certain accounts receivable balances which under the original terms of the line were ineligible to be included in the borrowing base, and (3) giving the Company access to at least 50% of all accounts receivable collections, which amount may increase to 75% or even 100% in the bank's discretion, depending upon the Company's applicable borrowing base; however, the Amendment also provides that the bank need not make further advances to the Company. There can be no assurance that the bank will waive any future covenant violations, or lend to the Company in the future. Moreover, the bank may require full repayment of the outstanding balance of the line at any time. Amounts outstanding under the Loan Agreement are secured by substantially all of the Company's assets and the line of credit may be immediately terminated in the event of a material default by the Company. Such termination would have a material adverse effect on the Company's business, operating results and financial condition. If the bank should terminate and require such repayment, the Company likely would not be able to repay such amounts without significant additional financing activity.

     The Company also issued to the bank a warrant to purchase up to 200,000 shares of the Company's common stock at $0.50 per share for five years. The exercise price of the warrant increases 15% per year in years 3, 4 and 5 of the warrant term. The number of shares purchasable under the warrant will be reduced if the Company repays the bank on or before May 15, 1996.

     March 1996 Financing. In March 1996, the Company completed a private placement of $1.5 million principal amount of bridge notes with an annual interest rate of 10%. Of these notes, one million dollars' principal amount are convertible at the due date into two million shares of the Company's common stock, and the remaining $500,000 of notes will be convertible into one million shares of the Company's common stock if the Company's shareholders approve these conversion rights at the Company's 1996 annual meeting. The notes are due August 31, 1996, subject to the Company's option to extend the due date for three months. The Company may elect to extend this due date for an additional issuance of 250,000 warrants to the investors. In addition, the Company issued to the bridge note holders warrants to purchase 1,875,000 shares of the Company's common stock at an exercise price of $0.50 per share over the next two years.

ADDITIONAL RISK FACTORS

     As discussed throughout this report on form 10-K, there are numerous risks associated with the Company's on-going operations, including without limitation the following:

     Continued Losses; Fluctuations in Operating Results; Seasonality. The Company has not been profitable on an annual basis in the last three years. The Company has experienced, and expects to continue to experience, significant fluctuations in operating results due to a variety of factors, including the size and rate of growth of the consumer software market, market acceptance of the Company's products and those of its competitors, development and promotional expenses relating to the introduction of new products or new versions of existing products, projected and actual changes in computing platforms, the timing and success of product introductions, product returns, changes in pricing policies by the Company and its competitors, difficulty in securing retail shelf space for the Company's products, the accuracy of retailers' forecasts of consumer demand, the timing of orders from major customers, order cancellations and delays in shipment. In response to competitive pressures, the Company may take certain pricing or marketing actions that could materially adversely affect the Company's business, operating results and financial condition. The Company may be required to pay fees in advance or to guarantee royalties, which may be substantial, or to obtain licenses to intellectual properties from third parties before such properties have been introduced or achieved market acceptance. A significant portion of the Company's operating expenses are relatively fixed, and planned expenditures are based in part on sales forecasts. If net sales do not meet the Company's expectations, the Company's business, operating results and financial condition could be materially adversely affected. See "Quarterly Financial Information on page F-26."

     Possible Write-Offs from Product Returns, Price Protection; Bad Debts; Collections. As discussed more fully above (see Item 1:
Business -- Distribution and Marketing), The Company recognizes revenue in accordance with industry practice (net of an allowance for product returns and price protection) from the sale of its products upon shipment to its distributors and retailers. The Company had a reserve balance for price protection and returns as of December 31, 1995, of $4,942,905. Product returns or price protection concessions that exceed the Company's reserves could materially adversely affect the Company's business, operating results and financial condition and could increase the magnitude of quarterly fluctuations in the Company's operating and financial results. In addition, as also discussed above, the Company has experienced in the past, and continues to experience, significant delays in the collection of its accounts receivable. Further, if the Company's assessment of the creditworthiness of its customers receiving products on credit proves incorrect, the Company could be required to significantly increase the reserves previously established.

     Nasdaq Listing; Lack of Liquidity. The Company is required to satisfy certain financial criteria for its Common Stock to be listed on the Nasdaq market. If the Company continues to incur significant operating losses, is not able to obtain satisfactory sources of financing, or otherwise fails to comply with other Nasdaq listing requirements, Nasdaq may remove the Company's Common Stock from the Nasdaq National Market or, in certain circumstances, from the Nasdaq market completely. The fact that the Company's independent accountants have been unable to give an opinion on the Company's consolidated financial statements, as a result of substantial uncertainty as to the Company's ability to continue its operations in the immediate future, may also result in the removal of the Company's Common Stock from the Nasdaq National Market. In either case, the Company believes the liquidity of the Company's Common Stock could be materially adversely affected.

     Recent Changes in Management Team. The Company is currently experiencing a period of reorganization that has placed, and could continue to place, a significant strain on the Company's financial, management, personnel and other resources. The Company is operating under the direction of a new President and Chief Executive Officer, and a recently promoted Vice President of Sales. In addition, the Company has promoted the Vice President of its Kids Division to Senior Vice President, with additional responsibilities for all product development. If the Company's executives are unable to effectively manage the Company's business, the Company's operating results and financial condition could be materially adversely affected.

     Impact of Reorganization of Operations. The Company may take additional steps to reorganize or consolidate its operations. These steps may include, among other things, the sale, reduction of operations in, or refocusing of the Company's Victoria studio, or the sale of other appropriate assets of the Company. In an effort to reduce its expense structure, the Company reorganized its operations in the first quarter of 1996, laid off approximately 20% of its work force and revised its product development plans for 1996. These changes or other future steps to reorganize and reduce expenses could result in the delayed introduction of new products which could have a material adverse effect on the Company's financial condition and results of operations.

     Dependence on Key Personnel; Retention of Employees. The Company's success depends in large part on the continued service of its key creative, technical, marketing, sales and management personnel and its ability to continue to attract, motivate and retain highly qualified employees. Because of the multifaceted nature of interactive media, key personnel often require a unique combination of creative and technical talents. Such personnel are in short supply, and the competition for their services is intense. The process of recruiting key creative, technical and management personnel with the requisite combination of skills and other attributes necessary to execute the Company's strategy is often lengthy. The Company has entered into at-will employment agreements with its management and other personnel, who may generally terminate their employment at any time. The loss of the services of key personnel or the Company's failure to attract additional qualified employees could have a material adverse effect on the Company's results of operations and research and development efforts. In particular, the Company has recently reorganized its operations and has undergone a reduction in force among its employees. Such reduction in force, combined with the Company's disappointing operating performance, the price of the Company's stock, and the availability of substantial alternative employment opportunities for talented employees of the Company, may result in key employees and managers leaving the Company, which could materially adversely impact the Company's ability to develop and sell its products. The Company does not have key person insurance covering any of its personnel.

     Dependence on New Product Development; Product Delays. The success of the Company depends on the continual and timely introduction of successful new products. In general, consumer preferences for software products are difficult to predict and are often short-lived. The retail life of software programs has become shorter, and may now last only 9-12 months (or even less for unsuccessful products), while the Company typically requires 9 to 12 months or longer for the development of a new CD-ROM title. The short life span of a product combined with a lengthy development cycle makes it especially difficult to predict whether a product will be a success by the time it comes to market. There can be no assurance that new products introduced by the Company will achieve any significant market acceptance or that, if such acceptance occurs, it will be sustained for any significant period. If the Company does not correctly anticipate and respond to demand for its products in a timely manner, the Company's business, operating results and financial condition will be materially adversely affected.

     A significant delay in the introduction of, or the presence of a defect in, one or more new products could have a material adverse effect on the Company's business, operating results and financial condition, particularly in view of the seasonality of the Company's business. Further, as was the case with the Company's release of Buried in Time at the end of the second quarter of 1995, delays in a product introduction near the end of a fiscal quarter may materially adversely affect operating results for that quarter, as initial shipments of a product may move from one quarter to the next and may represent a substantial percentage of annual shipments of a product. The timing and success of software development is unpredictable due to the technological complexity of software products, inherent uncertainty in anticipating technological developments, the need for coordinated efforts of numerous creative and technical personnel and difficulties in identifying and eliminating errors prior to product release. In the past, the Company has experienced delays in the introduction of certain new products. There can be no assurance that new products will be introduced on schedule or at all or that they will achieve market acceptance or generate significant revenues.

     Competition. The home entertainment and education software industry is intensely competitive, and market acceptance for any of the Company's products may be adversely affected by the introduction by the Company's competitors of similar products with greater consumer demand. The Company competes against a large number of other companies of varying sizes and resources. Most of the Company's competitors have substantially greater financial, technical and marketing resources, as well as greater name recognition and better access to consumers. Existing competitors may continue to broaden their product lines and potential competitors, including large computer or software manufacturers, entertainment companies, diversified media companies, and book publishers, may enter or increase their focus on the CD-ROM school and home education markets, resulting in increased competition for the Company. Retailers of the Company's products typically have a limited amount of shelf space and promotional resources, and there is intense competition among consumer software producers for high quality and adequate levels of shelf space and promotional support from retailers. To the extent that the number of consumer software products and computer platforms increases, this competition for shelf space may intensify. Due to increased competition for limited shelf space, retailers and distributors are increasingly in a better position to negotiate favorable terms of sale, including price discounts and product return policies. Retailers often require software publishers to pay fees in exchange for preferred shelf space. There can be no assurance that retailers will continue to purchase the Company's products or provide the Company's products with adequate levels of shelf space. Increased competition could result in loss of shelf space for, and reduction in sell-through of, the Company's products at retail stores and significant price competition, any of which could adversely affect the Company's business, operating results and financial condition. In addition, other types of retail outlets and methods of product distribution, such as on-line services, may become important in the future, and it may be important for the Company to gain access to these channels of distribution. There can be no assurance that the Company will gain such access or that the Company's access will be on terms favorable to the Company.

     Changing Product Platforms and Formats. The Company's software products are intended to be played on machines built by other manufacturers. The operating systems of machines currently being manufactured are characterized by several competing and incompatible formats or "platforms," and new platforms will probably be introduced in the future. The Company must continually anticipate the emergence of, and adapt its products to, popular platforms for consumer software. When the Company chooses a platform for its products, it must commit a substantial development time and investment in advance of shipments of products on that platform. If the Company invests in a platform that does not achieve significant market penetration, the Company's planned revenues from those products will be adversely affected and it may not recover its development investment. If the Company does not choose to develop for a platform that achieves significant market success, the Company's revenues may also be adversely affected. The Company is currently developing products only for DOS and Windows PC, and Macintosh computers. The Company has terminated virtually all current development for other platforms such as the Sony PlayStation and Sega Saturn. There can be no assurance that the Company has chosen to support the platforms that ultimately will be successful.

     Changes in Technology and Industry Standards. The consumer software industry is undergoing rapid changes, including evolving industry standards, frequent new product introductions and changes in consumer requirements and preferences. The introduction of new technologies, including operating systems and media formats, can render the Company's existing products obsolete or unmarketable. Recent operating setbacks at Apple Computer may adversely affect future sales of Macintosh computers. The development cycle for products utilizing new operating systems, microprocessors or formats may be significantly longer than the Company's current development cycle for products on existing operating systems, microprocessors and formats and may require the Company to invest resources in products that may not become profitable. There can be no assurance that the current demand for the Company's products will continue or that the mix of the Company's future product offerings will keep pace with technological changes or satisfy evolving consumer preferences or that the Company will be successful in developing and marketing products for any future operating system or format.

     Limited Protection of Intellectual Property and Proprietary Rights; Risk of Litigation. The Company regards its software as proprietary and relies primarily on a combination of trademark, copyright and trade secret laws, and employee and third-party nondisclosure agreements and other methods to protect its proprietary rights. However, the Company does not have signed license agreements with its end-users and does not include in its products any mechanism to prevent or inhibit unauthorized copying. Unauthorized parties may copy the Company's products or reverse engineer or otherwise obtain and use information that the Company regards as proprietary. If a significant amount of unauthorized copying of the Company's products were to occur, the Company's business, operating results and financial condition could be materially adversely affected. Further, the laws of certain countries in which the Company's products are or may be distributed do not protect applicable intellectual property rights to the same extent as the laws of the United States. In addition, the Company holds no patents, and, although the Company has developed and continues to develop certain proprietary software tools, the copyrights to which are owned by the Company, most of the technology used to develop the Company's products is not proprietary. There can be no assurance that the Company's competitors will not independently utilize existing technologies to develop products that are substantially equivalent or superior to the Company's. Also, as the number of software products in the industry increases and the functionality of these products further overlaps, software developers and publishers may increasingly become subject to infringement claims. There can be no assurance that third parties will not assert infringement claims against the Company in the future with respect to current or future products.

     As is common in the industry, from time to time the Company receives notices from third parties claiming infringement of intellectual property or other rights of such parties. The Company investigates these claims and responds as it deems appropriate. There has been substantial litigation regarding copyright, trademark and other intellectual property rights involving computer software companies in general. The Company may also face suits as a result of employment matters, publicity rights, or due to claims of breach of the Company's obligations under various agreements to publish or develop products, or for goods or services provided to the Company. Currently, the Company, Presto Studios and others are co-defendants in a lawsuit claiming conversion and unfair competition. See Item 3 -- Legal Proceedings. Adverse determinations in such claims or litigation could have a material adverse effect on the Company's business, operating results and financial condition. The Company may find it necessary or desirable in the future to obtain licenses relating to one or more of its products or relating to current or future technologies. There can be no assurance that the Company will be able to obtain these licenses or other rights on commercially reasonable terms or at all.

     Relationship with Vendors. Due to the substantial operating losses in the fourth quarter of 1995, and the Company's current financial condition and lack of capital resources, the Company has in the first quarter of 1996 been unable to pay certain of its vendors. This failure may result in loss of the availability of the services of such vendors, which could hamper the Company's ability to manufacture and ship products, and may ultimately result in the Company being sued for collection of such amounts as may be owed to such vendors. If the Company is unable to produce its products to fill orders, the Company's operating results and financial condition could be materially adversely affected. In the event that suits by vendors are filed against the Company, the Company may find it necessary to seek protection under the applicable bankruptcy statutes of Canada and/or the United States.

     Market for Common Stock; Stock Price Volatility. The Common Stock has been quoted on the Nasdaq National Market or Small Cap Market since September 8, 1993 and on the Vancouver Stock Exchange since December 1991. Based upon historical trends in the market for other software company stocks, the Company anticipates that the trading price of its Common Stock may be subject to wide fluctuations in response to quarterly variations in operating results, changes in actual earnings or in earnings estimates by analysts, announcements of technological developments by the Company or its competitors, general market conditions or other events largely outside the Company's control. In addition, the stock market has experienced, from time to time, extreme price and volume fluctuations which have particularly affected the market prices of high technology stocks. These fluctuations have often been disproportionate or unrelated to the operating performance of these companies. These broad market fluctuations, general economic conditions or other factors outside the Company's control may adversely affect the market price for the Company's stock.

     Performance Shares and Related Compensation Expense. In 1991, the Company issued to its founders an aggregate of 4,000,000 Performance Shares for nominal consideration. Pursuant to certain Vancouver Stock Exchange ("VSE") requirements, these Performance Shares are currently held in an escrow account, subject to release upon specified conditions. One Performance Share is scheduled to be released from escrow for each (Canadian dollar) CDN$0.653 of cumulative operating cash flow generated by the Company, as specifically defined by VSE Policy 19. The Company will be required to recognize as compensation expense an aggregate amount equal to the difference between the amount per share originally paid for the Performance Shares (CDN$.01) and the market price of the Common Stock at the time such Performance Shares or pro rata portion thereof are earned. Further, the Company expects that approximately 1,200,000 shares of the Performance Shares may be transferred from one of its founders to certain current key management employees of the Company, which may result in the recognition by the Company of a non-cash compensation expense charge in an amount yet to be determined. Performance Shares are permitted to be released from escrow on an annual basis. Any compensation expense related to the release of the Performance Shares from escrow will be a non-cash charge against income and will have no net impact on total shareholders' equity (deficit). Such pro rata or full expense recognition will occur prior to the pro rata or full release from escrow of the Performance Shares. If and when such expense recognition criteria are achieved, based upon the closing price of the Company's Common Stock at April 12, 1996 of $0.875, (for example purposes only), the aggregate compensation expense that would be recognized as a result would be approximately $3,460,000. The Company may pursue an early release of all or a large portion of the Performance Shares from escrow. Such an early release would reduce a source of continuing uncertainty surrounding the Company's financial statements, but could also result in a similar expense in the quarter in which the release is made.

     Shares Eligible for Future Sale; Possible Adverse Effect on Future Market Price. Sale of substantial amounts of shares in the public market or the prospect of such sales could adversely affect the market price of the Company's Common Stock. Other than the 4,000,000 Performance Shares issued to the Company's founders (which are currently held in an escrow account and are subject to release upon satisfaction of specified conditions as discussed above) substantially all of the Company's issued and outstanding shares are freely tradable, subject to, in certain circumstances compliance with Rule 144 or Rule 701 or the effectiveness of a resale registration statement. In addition, as of March 31, 1996, the Company had outstanding options to purchase an aggregate of 2,577,838 shares of Common Stock and warrants to purchase 1,915,000 shares of Common Stock. Furthermore, the Company has reserved approximately 800,000 additional shares of Common Stock for future issuance pursuant to the Company's Stock Option Plan, and expects to issue warrants to purchase up to an additional 650,000 shares of Common Stock related to the provision of a loan to the Company and for financial advisory services.

     No Dividends. The Company has not paid any cash dividends since inception and does not anticipate paying cash dividends in the foreseeable future. The Company's line of credit prohibits the payment of cash dividends without the prior written consent of the lender.

RESULTS OF OPERATIONS

  1995 Compared With 1994

     NET LOSS

     The net loss for 1995 was $18,698,441, compared with a net loss of $7,404,436 in 1994. This increase in the net loss of $11,294,005 was primarily the result of operating results reflecting an increasingly competitive marketplace resulting in significantly lower than expected sales, higher than expected returns, and downward pressure on pricing. As a result, during the fourth quarter of 1995, the Company took additional reserves for estimated sales returns and price protection of $5,475,002, wrote off unrecoverable royalty advances of $4,260,532, and reserved for inventory obsolescence of $1,033,389. The Company's total reserves for price protection and estimated returns for 1995 were $8,168,460, compared to $459,814 in 1994. The Company's reserve balance for price protection and estimated returns was $4,942,905 at December 31, 1995, compared to $414,275 at December 31, 1994.

     NET REVENUES

                                                                                     INCREASE
                                                        1995            1994        (DECREASE)
                                                     -----------     ----------     ----------
    Consumer titles
      Kids Titles..................................  $ 4,256,400     $3,033,940          40%
      Entertainment Titles.........................    6,155,153      2,737,983         125%
                                                     -----------     ----------         ---
                                                      10,411,553     $5,771,923          80%
    Publisher services.............................      569,544        489,303         (16%)

     Net revenue growth from consumer titles in 1995 can be broken down as follows:

                                                                                     INCREASE
                                                        1995            1994        (DECREASE)
                                                     -----------     ----------     ----------
    Retail and Schools -- North America............  $ 6,973,227     $4,736,914          47%
    OEM/Bundling...................................    2,142,083        765,226         180%
    International..................................    1,296,243        269,783         380%
                                                     -----------     ----------         ---
                                                      10,411,553     $5,771,923          80%

     Increased unit sales in 1995 were aided by the addition of ten new products including the release of two new entertainment titles: Buried In Time and Ripley's Believe It Or Not!: The Riddle of Master Lu and the launch of several new education titles including Franklin's Reading World and NFL Math. Approximately 61% of the Company's total 1995 revenues were comprised of these four titles. In 1995, 34 titles were available for sale versus 24 titles in 1994. Revenue per title varies due to factors such as consumer appeal, target audience, competitive products, release date, content, and product type. The increase in unit sales was partially offset by a decline in unit prices due to competitive pressure at the retail level.

     Revenue from Publishers Services decreased from 1994 due to a slight decrease in work contracted with outside publishers. In January 1996 the Company resolved to focus its efforts on CD-ROM publishing and is therefore discontinuing its Publisher Services division.

     As discussed above, the Company recognizes income from the sales of its CD-ROM products upon shipment to its distributors net of an allowance for product returns and price protection as, under certain circumstances, products may be returned to the Company rather than "sold through" to consumers.

     GROSS MARGIN

                                                             1995                   1994
                                                       -----------------      ----------------
    Cost of sales:
      Consumer titles
         Kids Titles.................................  $ 2,624,932            $1,765,684
         Entertainment Titles........................    9,320,963               974,618
                                                       -----------            ----------
                                                        11,945,895             2,740,302
      Publisher services.............................      629,936               317,066
    Gross margin:
      Consumer Titles
         Kids Titles.................................  $ 1,631,470    38%     $1,268,256    42%
         Entertainment Titles........................   (3,165,812)  (51)%     1,763,365    64%
                                                                                            --
                                                       -----------   ---      ----------
                                                        (1,534,342)  (15)%     3,031,621    53%
      Publisher Services.............................  $    60,392   (11)%    $  172,237    35%

     In March 1995, an Affiliated Label Distribution Agreement (the "Affiliated Label Agreement") with Electronic Arts expired and was not renewed. The Company began the process of developing its own retail distribution network primarily to exert more control over sales and distribution activities. The Company expected its gross margins to increase slightly by selling its products directly into the channel. However, as evidenced by fourth quarter results, the Company now finds itself in an increasingly competitive marketplace as more and more multimedia products are being produced and brought to market. Shelf space in the retail outlets is scarce as many products compete for limited retail space. This, in addition to the emergence of discount wholesalers and retailers in the marketplace, has put downward pressure on prices and resulted in decreasing margins.

     Sales in the fourth quarter were extremely slow. During the first quarter of 1996, return requests from distributors and retailers significantly exceeded the Company's historical experience. As a result, the Company reserved an additional $5,475,002 for returns and price protection in the fourth quarter of 1995. These reserves related primarily to third quarter 1995 sales. Of this additional reserve, $3,723,001 related to the Company's entertainment titles, and $1,752,000 related to the Company's kids education titles.

     Considering the increased competition in the marketplace and the downward pressure on prices, the Company determined that it may not recoup certain royalties guaranteed and/or paid to third party developers. Accordingly, cost of sales for 1995 reflects a $4,260,532 charge in the fourth quarter of 1995 to write-off unrecoverable royalty advances.

     In fiscal 1995 and 1994, $1,127,833 (of which $1,033,389 was included in the fourth quarter 1995 results) and $298,723 of allowances for obsolete, slow-moving and non-salable inventory was charged to cost of goods sold. The Company does not expect significant increases in such allowances in 1996, based upon new policies and procedures for improved inventory control. There is no guarantee, however, that the Company will be successful in optimizing its inventory levels.

     Cost of sales also includes technology amortization. Technology amortization relating to the Magic Quest acquisition was $532,305 in 1995. The Company capitalized $871,042 as deferred development expenditures at the time of the acquisition in 1994 and the amount was fully amortized by November 1995.

     OPERATING EXPENSES

                                                                                    INCREASE
                                                        1995           1994        (DECREASE)
                                                     ----------     ----------     ----------
    Research and development.......................  $4,495,963     $5,056,661     $ (560,698)
    Marketing and sales............................   8,263,739      3,722,789     $4,540,950
    Administration.................................   3,477,922      1,922,573     $1,555,349
    Depreciation...................................     852,211        529,636     $  322,575

     RESEARCH AND DEVELOPMENT

     Research and development expenses decreased 11% to $4,495,963 in 1995 from $5,056,661 in 1994. However, the expense for 1994 includes a one-time charge of $1,034,958 related to the Magic Quest acquisition. If this charge was excluded, expenditures would have increased by 9% from 1994. The increased expense reflects the increased complexity and length of the titles developed in 1995.

     MARKETING AND SALES

     Marketing and sales expenses increased to $8,263,739 in 1995 from $3,722,789 in 1994. This increase is mostly attributable to the Company's development of its internal sales and distribution infrastructure. Additionally, the Company incurred substantial marketing expense in 1995 in launching two new entertainment titles: Buried In Time and Ripley's Believe It Or Not!: The Riddle of Master Lu.

     The Company charged $118,967 and $203,035 to bad debt expense in 1995 and 1994, respectively. The reserve for bad debt at December 31, 1995, was $200,000, compared to $217,000 at December 31, 1994. Although the Company believes that it is adequately reserved for potential bad debts at December 31, 1995, because of the continued competitive pressures in the marketplace and downward pricing pressures and the Company's uncertain financial condition, there can be no assurances that significant additional allowances for doubtful accounts may not be needed in the future.

     ADMINISTRATION

     Administration expenses were higher in 1995 reflecting increased infrastructure necessary to support the Company's overall growth. Administration expenses include a charge of $429,000 related to a warrant to purchase 100,000 shares of the Company's common stock issued to the Company's line of credit bank in connection with the original Loan Agreement.

     DEPRECIATION

     Depreciation increased to $852,211 in 1995 from $529,636 in 1994 as a result of continued purchases of the necessary hardware and tools to support the production of new CD-ROM titles.

  1994 Compared With 1993

     NET LOSS

     The net loss for 1994 was $7,404,436, compared with a net loss in 1993 of $4,221,569. The increased net loss of $3,182,867 was primarily the result of lower gross margins and higher research and development as well as sales and marketing expenses offsetting the growth in revenues.

     NET REVENUES

                                                                                    INCREASE
                                                          1994          1993       (DECREASE)
                                                       ----------     --------     ----------
    Consumer titles..................................  $5,771,923     $749,895         670%
    Publisher services...............................     489,303      675,076         (28)%

     The net revenue increase from consumer titles in 1994 reflected an increase in titles and an increase in units sold for certain titles. In 1994, 24 titles were available versus 8 titles in 1993. Revenue per title varied due to factors such as consumer appeal, target audience, available competitive products, release date, content, and product type. No material price increase contributed to the increase in revenues.

     Revenues from Publisher Services decreased slightly as a result of the closure of the Ottawa office and the Company's decisions to focus the efforts of the Publisher Services division on the publishing industry and to concentrate these efforts in the Dallas office. The Ottawa office accounted for $220,000 in sales during 1993. Because of the Company's focus on CD-ROM publishing, revenues from the Publisher Services Division accounted for less than 10% of the Company's total revenues.

     GROSS MARGIN

                                                                                    INCREASE
                                                          1994          1993       (DECREASE)
                                                       ----------     --------     ----------
    Cost of sales:
      Consumer titles................................  $2,740,302     $474,071         478%
      Publisher services.............................     317,066      520,082         (39)%

                                                          1994          1993
                                                       ----------     --------
    Gross margin:
      Consumer Titles................................          53%          37%
      Publisher Services.............................          35           23

     The increase in gross margin on consumer titles resulted primarily from a higher proportion of licensing and OEM revenue, partially offset by technology amortization relating to the Magic Quest acquisition and an increase in royalty payments. In 1994, $298,723 of allowances for obsolete, slow-moving and non-salable inventory was charged to cost of goods sold. There was no such provision in 1993 as the Company's inventory levels were minimal. In 1994, the majority of the sales were made directly to retailers while in 1993 the majority of sales were through OEM channels, where goods were not delivered in full retail packaging. Royalty payments increased from $25,000 in 1993 to $328,679 in 1994.

     During 1994 and 1993, 37% and 49% respectively of net sales were to EA under the Affiliated Label Agreement. On March 30, 1995, the Affiliated Label Agreement with EA expired and was not renewed.

     Technology amortization relating to the Magic Quest acquisition was $338,737 in 1994. The Company capitalized $871,042 as deferred development expenditures at the time of the acquisition and the net balance was fully amortized by November 1995.

     OPERATING EXPENSES

                                            1994           1993         INCREASE      % INCREASE
                                         ----------     ----------     ----------     ----------
    Research and development...........  $5,056,661     $1,980,884     $3,075,777         155%
    Marketing and sales................   3,722,789      1,098,043      2,624,746         239
    Administration.....................   1,922,573      1,551,334        371,239          24
    Depreciation.......................     529,636        236,566        293,070         124

     RESEARCH AND DEVELOPMENT

     Research and development expenses increased $3,075,777 or 155% in 1994. The increased expense reflects the costs associated with the development of new CD-ROM titles and the conversion of existing titles from the Macintosh to PC platforms. The Company released 13 new products in 1994 compared to 7 in 1993. In addition, the increase in research and development reflected a charge of $1,034,958 related to the Magic Quest acquisition.

     MARKETING AND SALES

     Marketing and sales expenses increased from $1,098,043 in 1993 to $3,722,789 in 1994. This increase was attributable to increased marketing activities as a result of the increase in new titles, and to direct marketing and sales of Magic Quest titles to retailers. The Company also charged $203,035 and $65,567 to bad debt expense in 1994 and 1993, respectively. The increase in bad debt provision was consistent with the increased sales from 1993 to 1994.

     ADMINISTRATION

     Administration expenses were higher in 1994 reflecting increased infrastructure necessary to support the Company's increased product development and marketing activities. As a percentage of sales, these expenses decreased from 109% in 1993 to 31% in 1994.

     DEPRECIATION

     Depreciation increased from $236,566 in 1993 to $529,636 in 1994 as a result of leasehold improvements for the San Mateo office and Victoria studio, the addition of the Magic Quest office and continued purchases of the necessary hardware and tools to support the production of new CD-ROM titles.

NEW ACCOUNTING STANDARDS

     See discussion at note 4(m) of the consolidated financial statements.

ITEM 8.  FINANCIAL STATEMENTS AND SUPPLEMENTARY DATA

     See consolidated financial statements of Sanctuary Woods Multimedia Corporation attached to this Report on Form 10-K at pages F-1 through F-25.

                                    PART III

ITEM 9. CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

     On May 17, 1994, the Company terminated Chambers, Phillips & Co. as independent auditors for the Company. Chambers, Phillips & Co.'s reports on the consolidated financial statements of the Company for 1992 and 1993 did not contain an adverse opinion or a disclaimer of opinion and the reports were not qualified or modified as to uncertainty, audit scope, or accounting principles. The decision to change accountants was approved by the Company's board of directors. During the fiscal years 1992 and 1993 and subsequent interim period (through May 17, 1994), there were no disagreements with Chambers, Phillips & Co. on any matter of accounting principles or practice, financial statement disclosure, or auditing scope or procedure, which, if not resolved to the satisfaction of Chambers, Phillips & Co., would have caused Chambers, Phillips & Co. to make a reference to the subject matter of the disagreement in connection with its report. During the fiscal years 1992 and 1993 and subsequent interim period (through May 17, 1994), there did not occur any kind of event listed in paragraphs (a)(1)(v)(A) through (D) of Regulation S-K, Item 304.

     Effective May 17, 1994, the Company engaged Deloitte & Touche (Canada) as independent auditors to audit the Company's financial statements for 1994. On April 11, 1994 the Company engaged Deloitte & Touche (Canada) as independent auditors to audit the financial statements of Magic Quest, Inc. for 1991, 1992 and 1993, pursuant to the Company's acquisition of Magic Quest, Inc. Deloitte & Touche LLP (United States) issued its independent auditors' report, which included a going concern uncertainty paragraph, dated May 6, 1994, on such Magic Quest, Inc. financial statements. Other than described above, during the fiscal years 1992 and 1993 and the subsequent interim period through May 17, 1994, neither the Company nor any person acting on behalf of the Company consulted Deloitte & Touche regarding (i) either: the application of accounting principles to a specified transaction, either completed or proposed; or the type of audit opinion that might be rendered on the Company's financial statements; or (ii) any matter that was either the subject of a disagreement (as defined in paragraph (a)(1)(iv) of RegulationS K, Item 304 and the related instructions) or a reportable event (as described in paragraph (a)(1)(v) of Regulation S-K, Item 304.

                     SANCTUARY WOODS MULTIMEDIA CORPORATION

                       CONSOLIDATED FINANCIAL STATEMENTS

                                     INDEX

                                                                                        PAGE
                                                                                        -----
Report of Independent Auditors: Year Ended December 31, 1993..........................    F-2
Report of Independent Auditors: Year Ended December 31, 1994..........................    F-3
Report of Independent Auditors: Year Ended December 31, 1995..........................    F-4
Consolidated Balance Sheets: December 31, 1995 and 1994...............................    F-5
Consolidated Statements of Operations:
  Years ended December 31, 1995, 1994 and 1993........................................    F-6
Consolidated Statements of Stockholders' Equity:
  Years ended December 31, 1995, 1994 and 1993........................................    F-7
Consolidated Statements of Cash Flows:
  Years ended December 31, 1995, 1994 and 1993........................................    F-8
Notes to Consolidated Financial Statements............................................    F-9
Supplemental Schedule II -- Valuation and Qualifying Accounts
  Years ended December 31, 1995, 1994 and 1993........................................   F-23

                            CHAMBERS, PHILLIPS & CO.

                             CHARTERED ACCOUNTANTS

                         888 - 1185 WEST GEORGIA STREET
                          VANCOUVER, BC CANADA V6E 4E6
                            TELEPHONE (604) 687-4511
                               FAX (604) 687-5617

                                AUDITORS' REPORT

To the Shareholders of
Sanctuary Woods Multimedia Corporation

     We have audited the consolidated statements of shareholders' equity, operations and changes in financial position of Sanctuary Woods Multimedia Corporation and its subsidiaries for the twelve months ended December 31, 1993 not presented separately herein as reported in Canadian currency and prepared in accordance with Canadian generally accepted accounting principles. Our audit also included the 1993 consolidated financial statement schedules listed in the
Item 14(a)(2). These consolidated financial statements and financial schedules are the responsibility of the company's management. Our responsibility is to express an opinion on these consolidated financial statements and financial statement schedules based on our audit.

     We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform an audit to obtain reasonable assurance whether the financial statements are free of material misstatement. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.

     In our opinion, these consolidated financial statements present fairly, in all material respects, the results of its operations and the changes in financial position of the company for the twelve months ended December 31, 1993, in accordance with generally accepted accounting principles accepted in Canada and as reported in Canadian currency. As required by the Company Act of the Province of British Columbia, we report that, in our opinion, these principles have been applied on a consistent basis. Also in our opinion, such 1993 financial statement schedules, when considered in relation to the basic consolidated financial statements as a whole, present fairly in all material respects the information set forth therein.

     We have also audited the reconciling differences between Canadian and United States generally accepted accounting principles as presented in Canadian currency for 1993, which are the responsibility of the company's management. In our opinion, such reconciling differences present fairly the information shown therein.

                                          /s/ CHAMBERS, PHILLIPS & CO.

Vancouver, B.C. Chartered Accountants
February 9, 1994 except for comments above on reconciling differences between Canadian and United States generally accepted accounting principles which are as of September 20, 1995.

DELOITTE & TOUCHE
Suite 2000                                             Telephone: (604) 669-4466
1055 Dunsmuir Street                                   Facsimile: (604) 685-0395
P.O. Box 49279
Four Bentall Centre
Vancouver, BC Canada
V7X 1P4

                          INDEPENDENT AUDITORS' REPORT

To the Shareholders of
Sanctuary Woods Multimedia Corporation

     We have audited the consolidated balance sheet of Sanctuary Woods Multimedia Corporation and its subsidiaries (the "Company") as of December 31, 1994 and the consolidated statement of operations, stockholders' equity and cash flows for the year then ended. Our audit also included the 1994 consolidated financial statement schedule listed in the Index on page F-1. These consolidated financial statements and the financial statement schedule are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements and the 1994 consolidated financial statement schedule based on our audit.

     We conducted our audit in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform an audit to obtain reasonable assurance whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

     In our opinion, these consolidated financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 1994, and the results of its operations and its cash flows for the year then ended in accordance with accounting principles generally accepted in the United States. Also, in our opinion, the 1994 consolidated financial statement schedule, when considered in relation to the basic consolidated financial statements taken as a whole, present fairly in all material respects the information set forth therein.

     As discussed in Note 4 to the financial statements, effective July 1, 1994, the Company changed its functional currency to United States dollars from Canadian dollars, and effective November 1, 1994, the Company changed its reporting currency to United States dollars from Canadian dollars. In addition, the 1994 financial statements have been prepared in accordance with accounting principles generally accepted in the United States. Prior years' financial statements have been restated to be presented in U.S. dollars and prepared in accordance with accounting principles generally accepted in the United States to conform to the 1994 presentation.

     We also audited the translation adjustments that were applied to restate the 1993 consolidated financial statements, which were audited by other auditors who expressed an unqualified opinion on those statements in their report dated February 9, 1994 (except for certain comments which are as of September 20, 1995), to give retroactive effect to the change in presentation to United States dollars. In our opinion, such translation adjustments are appropriate and have been properly applied.

                                          DELOITTE & TOUCHE LLP
                                          Chartered Accountants

Vancouver, Canada

February 23, 1995 (except for Note 11 which is as of March 10, 1995 and Notes 10 and 17 which are as of September 20, 1995

DELOITTE & TOUCHE LLP
50 Fremont Street                                      Telephone: (415) 247-4000
San Francisco, CA 94105-2230                           Facsimile: (415) 247-4329

                          INDEPENDENT AUDITORS' REPORT

To the Board of Directors and Stockholders of Sanctuary Woods Multimedia Corporation:

     We have audited the accompanying consolidated balance sheet of Sanctuary Woods Multimedia Corporation and its subsidiaries (the "Company") as of December 31, 1995, and the related consolidated statements of operations, stockholders' equity (deficit), and cash flows for the year then ended. Our audit also included the 1995 consolidated financial statement schedule listed in the Index on page F-1. These consolidated financial statements and the consolidated financial statement schedule are the responsibility of the Company's management. Our responsibility is to express (or disclaim) an opinion on these consolidated financial statements and the consolidated financial statement schedule based on our audit.

     We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our report.

     The accompanying 1995 consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the consolidated financial statements, the Company has experienced recurring and increasing losses from operations, has generated negative cash flows from operations and has negative working capital and a stockholders' deficit at December 31, 1995. As discussed in Note 2, the Company was not in compliance with certain covenants of its bank credit line at December 31, 1995 and thereafter; on April 2, 1996, the Company and the bank amended the credit line and extended the maturity date to May 15, 1996; however, due to the Company's severe liquidity problems, the Company does not have any funds available to repay such bank line. These matters raise substantial doubt about the Company's ability to continue as a going concern. Management's plans concerning these matters are also described in Note 2. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

     Because of the possible material effects of the uncertainty referred to in the preceding paragraph, we are unable to express, and we do not express, an opinion on the 1995 consolidated financial statements and the 1995 consolidated financial statement schedule.

                                          DELOITTE & TOUCHE LLP

April 12, 1996

                     SANCTUARY WOODS MULTIMEDIA CORPORATION

                          CONSOLIDATED BALANCE SHEETS
                           DECEMBER 31, 1995 AND 1994

                                                                      1995             1994
                                                                  ------------     ------------
ASSETS
CURRENT ASSETS:
  Cash..........................................................  $     11,484     $  2,669,431
  Accounts receivable...........................................     1,308,603        2,918,258
  Inventories...................................................     1,977,858          700,225
  Prepaid and deferred royalties................................        80,000        1,784,470
  Prepaid expenses..............................................       662,179          387,235
                                                                  ------------     ------------
          Total current assets..................................     4,040,124        8,459,619
                                                                  ------------     ------------
PROPERTY AND EQUIPMENT..........................................     2,367,589        2,211,532
PREPAID AND DEFERRED ROYALTIES..................................       181,000        1,321,500
DEFERRED DEVELOPMENT EXPENDITURES...............................                        532,305
LICENSES AND OTHER INTANGIBLES..................................         9,921          324,458
                                                                  ------------     ------------
TOTAL ASSETS....................................................  $  6,598,634     $ 12,849,414
                                                                  ============     ============
LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)
CURRENT LIABILITIES:
  Bank line of credit...........................................  $  1,800,000     $
  Accounts payable..............................................     2,486,497        1,478,683
  Accrued expenses..............................................     1,557,648          416,968
  Royalty obligations...........................................       480,884          200,000
  Current portion of capital lease obligations..................        29,626
                                                                  ------------     ------------
          Total current liabilities.............................     6,354,655        2,095,651
                                                                  ------------     ------------
LONG-TERM ROYALTY OBLIGATIONS...................................       581,000          770,000
CAPITAL LEASE OBLIGATIONS.......................................        20,359
COMMITMENTS AND CONTINGENCIES
STOCKHOLDERS' EQUITY (DEFICIT):
  Authorized, 100,000,000 common shares, no par value; issued and outstanding, 22,153,580 and 19,950,263 common shares in
     1995
     and 1994...................................................    31,754,188       23,396,255
  Accumulated deficit...........................................   (31,359,942)     (12,661,501)
  Accumulated translation adjustments...........................      (751,626)        (750,991)
                                                                  ------------     ------------
          Total stockholders' equity (deficit)..................      (357,380)       9,983,763
                                                                  ------------     ------------
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)............  $  6,598,634     $ 12,849,414
                                                                  ============     ============

                See notes to consolidated financial statements.

                     SANCTUARY WOODS MULTIMEDIA CORPORATION

                     CONSOLIDATED STATEMENTS OF OPERATIONS
                  YEARS ENDED DECEMBER 31, 1995, 1994 AND 1993

                                                         1995            1994            1993
                                                     ------------     -----------     -----------
SALES:
  Consumer titles..................................  $ 10,411,553     $ 5,771,923     $   749,895
  Publisher services...............................       569,544         489,303         675,076
                                                     ------------     -----------     -----------
          Total sales..............................    10,981,097       6,261,226       1,424,971
                                                     ------------     -----------     -----------
COST OF SALES:
  Consumer titles..................................    11,413,590       2,401,565         439,468
  Technology amortization..........................       532,305         338,737          34,603
  Publisher services...............................       629,936         317,066         520,082
                                                     ------------     -----------     -----------
          Total cost of sales......................    12,575,831       3,057,368         994,153
                                                     ------------     -----------     -----------
GROSS MARGIN (DEFICIT).............................    (1,594,734)      3,203,858         430,818
                                                     ------------     -----------     -----------
OPERATING EXPENSES:
  Research and development.........................     4,495,963       5,056,661       1,980,884
  Marketing and sales..............................     8,263,739       3,722,789       1,098,043
  Administration...................................     3,477,922       1,922,573       1,551,334
  Depreciation.....................................       852,211         529,636         236,566
                                                     ------------     -----------     -----------
          Total operating expenses.................    17,089,835      11,231,659       4,866,827
                                                     ------------     -----------     -----------
LOSS BEFORE OTHER INCOME (EXPENSE).................   (18,684,569)     (8,027,801)     (4,436,009)
                                                     ------------     -----------     -----------
OTHER INCOME (EXPENSE)
  Foreign exchange gain (loss).....................        (4,307)        378,951
  Interest and other income (expense)..............        (9,565)        244,414         214,440
                                                     ------------     -----------     -----------
          Total other income (expense).............       (13,872)        623,365         214,440
                                                     ------------     -----------     -----------
NET LOSS...........................................  $(18,698,441)    $(7,404,436)    $(4,221,569)
                                                     ============     ===========     ===========
NET LOSS PER SHARE.................................  $      (1.11)    $     (0.53)    $     (0.46)
                                                     ============     ===========     ===========
SHARES USED IN COMPUTATION.........................    16,873,748      13,993,675       9,231,421
                                                     ============     ===========     ===========

                See notes to consolidated financial statements.

                     SANCTUARY WOODS MULTIMEDIA CORPORATION

           CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY (DEFICIT)
                   YEARS ENDED DECEMBER 31, 1995, 1994, 1993

                                                                            ACCUMULATED
                                COMMON STOCK                 ACCUMULATED    TRANSLATION
                                   SHARES        AMOUNT        DEFICIT      ADJUSTMENTS      TOTAL
                                ------------   -----------   ------------   -----------   ------------
Balances, January 1, 1993.....   11,442,599    $ 2,943,971   $ (1,035,496)   $(118,256)   $  1,790,219
Exercise of warrants..........      570,000        812,489                                     812,489
Exercise of stock options.....      703,482        906,444                                     906,444
Shares issued for cash........    1,500,000      3,296,764                                   3,296,764
Stock option compensation.....                     225,004                                     225,004
Accumulated foreign currency
  translation adjustments.....                                                (210,036)       (210,036)
Net loss......................                                 (4,221,569)                  (4,221,569)
                                 ----------    -----------   ------------   -----------
Balances, December 31, 1993...   14,216,081      8,184,672     (5,257,065)    (328,292)      2,599,315
Exercise of warrants..........      164,168        436,671                                     436,671
Exercise of stock options.....      453,764        685,007                                     685,007
Shares issued for cash........    2,650,000     11,933,809                                  11,933,809
Shares issued on acquisition
  of subsidiary...............    2,106,250      1,838,791                                   1,838,791
Stock option compensation.....                     317,305                                     317,305
Accumulated foreign currency
  translation adjustments.....                                                (422,699)       (422,699)
Net loss......................                                 (7,404,436)                  (7,404,436)
                                 ----------    -----------   ------------   -----------
Balances, December 31, 1994...   19,590,263     23,396,255    (12,661,501)    (750,991)      9,983,763
Exercise of warrants..........        8,000         22,905                                      22,905
Exercise of stock options.....      555,317      1,033,617                                   1,033,617
Shares issued for cash........    2,000,000      7,168,868                                   7,168,868
Stock option compensation.....                     132,543                                     132,543
Accumulated foreign currency
  translation adjustments.....                                                    (635)           (635)
Net loss......................                                (18,698,441)                 (18,698,441)
                                 ----------    -----------   ------------   -----------
          Total other income
            (expense).........   22,153,580    $31,754,188   $(31,359,942)   $(751,626)   $   (357,380)
                                 ==========    ===========   ============   ===========

                See notes to consolidated financial statements.

                     SANCTUARY WOODS MULTIMEDIA CORPORATION

                     CONSOLIDATED STATEMENTS OF CASH FLOWS
                  YEARS ENDED DECEMBER 31, 1995, 1994 AND 1993

                                                         1995            1994            1993
                                                     ------------     -----------     -----------
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net loss.......................................... $(18,698,441)    $(7,404,436)    $(4,221,569)
  Adjustments to reconcile net loss to net cash used
     in operating activities:
     Depreciation and amortization..................    1,709,552         975,859         288,294
     Research and development purchased.............           --       1,034,958
     Write-off of deferred development
       expenditures.................................           --              --         368,268
     Stock option compensation......................      132,543         317,305         225,004
     Changes in assets and liabilities
       Accounts receivable..........................    1,609,655      (2,780,750)        (73,530)
       Inventories..................................   (1,277,633)       (649,537)        (44,146)
       Prepaid royalties and expenses...............    2,661,911      (1,847,225)       (611,537)
       Licenses and other intangibles...............      (10,500)        (74,314)       (349,893)
       Accounts payable.............................    1,007,814       1,233,147         154,466
       Accrued expenses.............................    1,140,680         285,464         131,504
                                                     ------------     -----------     -----------
          Net cash used in operating activities.....  (11,724,419)     (8,909,529)     (4,133,139)
                                                     ------------     -----------     -----------
CASH FLOWS FROM INVESTING ACTIVITIES:
  Purchase of property and equipment................     (958,283)     (1,817,911)       (553,746)
  Cash paid for acquisitions........................           --              --        (233,611)
                                                     ------------     -----------     -----------
          Net cash used in investing activities.....     (958,283)     (1,817,911)       (787,357)
                                                     ------------     -----------     -----------
CASH FLOWS FROM FINANCING ACTIVITIES
  Issuance of common stock..........................    8,225,390      13,055,487       5,015,697
  Net borrowings on bank line of credit.............    1,800,000              --              --
  Repayments on note payable........................           --         (76,032)        (33,113)
  Repayments of loans from related party............           --              --         (73,967)
                                                     ------------     -----------     -----------
          Net cash provided by financing
            activities..............................   10,025,390      12,979,455       4,908,617
                                                     ------------     -----------     -----------
EFFECT OF EXCHANGE RATE CHANGES ON CASH.............         (635)       (363,294)             --
                                                     ------------     -----------     -----------
NET INCREASE (DECREASE) IN CASH.....................   (2,657,947)      1,888,721         (11,879)
CASH, BEGINNING OF YEAR.............................    2,669,431         780,710         792,591
                                                     ------------     -----------     -----------
CASH, END OF YEAR................................... $     11,484     $ 2,669,431     $   780,712
                                                     ============     ===========     ===========
  Cash paid during the year for:
     Interest....................................... $     73,972     $     2,237     $     8,531
     Income taxes...................................        1,600
NONCASH INVESTING AND FINANCING ACTIVITIES:
  Issuance of common stock on Magic Quest
     acquisition....................................                  $ 1,838,791
  Issuance of note payable on Literatek
     acquisition....................................                                  $   109,145
  Capital lease obligations.........................       49,985

                See notes to consolidated financial statements.

                     SANCTUARY WOODS MULTIMEDIA CORPORATION

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                  YEARS ENDED DECEMBER 31, 1995, 1994 AND 1993

1. NATURE OF OPERATIONS

     Sanctuary Woods Multimedia Corporation and its subsidiaries (the "Company") is a developer and provider of computer-based interactive multimedia software products and services. The Company develops, markets and distributes interactive multimedia software products ("consumer titles") targeted at the home entertainment and childrens' education markets in North America and overseas (international). Consumer titles are sold primarily to distributors that channel product into retail outlets. The Company also provides interactive multimedia services to trade and textbook publishers through its Publishers Services division.

     The Company also distributes its products under agreements with Original Equipment Manufactuers (OEM). Under these arrangements, consumer titles are sold with hardware products or bundled with other third party software.

2. GOING CONCERN UNCERTAINTY

  1995 Net Loss

     The Company incurred a net loss of $18,698,441 in 1995 , compared to net losses of $7,404,436 in 1994 and $4,221,569 in 1993. Net cash used by operating activities was $11,724,419 in 1995, compared to net cash used by operating activities of $8,909,529 in 1994 and $4,133,139 in 1993. At December 31, 1995,
the Company had cash of $11,484 and bank borrowings of $1,800,000 which were due on April 15 ,1996.

     A number of factors contributed to the Company's 1995 net loss. Sales of the Company's products in the fourth quarter of 1995 were significantly below expectations and the Company experienced significantly higher than expected returns. As discussed in Note 3, in light of the continued competitive pressures in the marketplace, inventory levels in the retail channel, the introduction of competitive products, downward pricing pressures and the focusing of the Company's operations and cash resources on products targeted at the children's home and education markets, in the fourth quarter of 1995 the Company accelerated write-offs of prepaid and deferred royalties for certain products and made additional provisions for returns and price protection and inventory obsolesence.

     As a result, since January 1996 the Company has experienced severe liquidity problems. The Company has had difficulty in generating sufficient cash flow to meet its obligations and sustain its operations. Management believes that the Company will need to raise significant additional debt or equity before May 15, 1996 to sustain its operations, repay its bank line of credit, and fund its 1996 operating plan. If the Company is unable to successfully obtain such funding, management believes that the Company may be forced to cease operations.

  January 1996 Actions

     In January 1996, the Company's Board of Directors and management formulated plans and instituted specific measures to improve operations, cash flows and cash management and to enable the Company to continue to sustain its operations, as follows:

     - Appointment of a new President and Chief Executive Officer and a new Vice President of Sales and termination of the employees who previously held those positions.

     - Plans to shut down or sell the Publishers Services Division.

     - Plans to review its portfolio of assets in its Entertainment Division, which includes its Victoria Studio, for sale or disposition.

     - Focus the Company's operations on the children's home and education markets.

     - An immediate short term cost reduction and cash generation program that identifies the largest, most timely opportunities for cost reductions and cash collections. Some specific components of this program include:

        - A 20% decrease in the Company's full-time workforce and elimination of many part time, temporary and contract positions.

        - A 10% reduction in senior management salaries.

        - The Company deferred or terminated plans to invest in certain software development projects which were not expected to generate significant sales or whose cost estimates to complete exceeded planned expenditures and available resources.

        - Cash collection efforts have been increased and intensified in order to accelerate cash receipts.

  March 1996 Financing

     In March 1996, the Company completed a private placement of $1,500,000 of bridge notes, with an annual interest rate of 10%. The notes are due August 31, 1996, subject to the Company's option to extend the due date until November 30, 1996. Bridge notes of $1,000,000 are convertible at the due date into 2,000,000 shares of the Company's common stock. Subject to approval by the Company's shareholders, the remaining $500,000 of the bridge notes are convertible at the due date into 1,000,000 shares of the Company's common stock. In addition, the Company issued the bridge note holders warrants to purchase 1,875,000 shares of the Company's common stock at an exercise price of $.50 per share over the next two years.

  Bank Line of Credit

     As a result of the significant losses discussed above, the Company was in violation of certain covenants of its bank line of credit (see Note 11) at December 31, 1995 and thereafter. In addition the Company has borrowed in excess of the amounts allowed under the bank line of credit agreement. On April 2, 1996, the Company and the bank agreed to amend the bank line of credit agreement as follows:

     - The maturity date of the bank line of credit was extended to May 15, 1996.

     - The bank line of credit was set at a maximum of $2,253,000.

     - No further advances to the Company were allowed.

     - The borrowing base definitions and calculations were modified.

     - The borrowing base is being monitored by the bank with 50% of all accounts receivable collections to be applied to the outstanding bank line of credit balance while the borrowing base is in an overadvanced condition or until further notice by the bank.

     - The bank agreed to take no action related to the existing covenant violations until at least May 15, 1996.

     - The bank may require full repayment of the outstanding line of credit at any time.

     - The Company issued the bank a warrant to purchase 200,000 shares of the Company's common stock at $.50 per share. The warrant expires in five years and the number of shares may be reduced if the Company repays the bank prior to May 15, 1996.

  Current Status as of April 12, 1996 and Management's Plans

     At April 12, 1996, the Company had cash of $66,000, bank borrowings of $1,875,000 which are due May 15, 1996 and no additional bank borrowings available. Management believes that the Company will need to raise significant additional debt or equity financing prior to May 15, 1996 to sustain its operations, repay its bank line of credit and fund its 1996 operating plan. The Company currently lacks the cash necessary to continue its operations for the immediate future.

     The Company is actively pursuing various sources of additional funding including, but not limited to, debt, equity and strategic investors. The Company is also actively exploring various business combinations and strategic relationships that may enhance the Company's ability to develop, publish and/or distribute its products. The Company expects to sell or license the rights to its entertainment product catalog. No assurance can be given that additional financing will be available or that, if available, such financing will be obtainable on terms favorable to the Company. If the Company is unable to successfully obtain such funding, management believes that the Company may be forced to cease operations.

  Going Concern Uncertainty Conclusion

     The accompanying consolidated financial statements have been prepared on the going concern basis, which contemplates the realization of assets and satisfaction of liabilities in the normal course of business. The matters discussed above, among others, may indicate that the Company will be unable to continue as a going concern for a reasonable period of time.

     The consolidated financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts or the amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern. The Company's continuation as a going concern is dependent upon its ability to generate sufficient cash flow to meet its obligations on a timely basis, to comply with the terms and covenants of its bank line of credit, to obtain additional financing or refinancing, and ultimately to attain successful operations. Management is continuing its efforts to obtain additional funds so that the Company can meet its obligations and sustain its operations.

3. FOURTH QUARTER 1995 ADJUSTMENTS

     The Company's sales for the fourth quarter of 1995 were significantly below the Company's expectations due to an extremely competitive environment, inventory levels in the retail channel and downward pressure on prices. During the first quarter of 1996, return requests from distributors and retailers significantly exceeded the Company's historical experience. In addition, as a result of certain strategic measures implemented in January 1996, including refocusing the Company's operations on products targeted to the children's home and education market and the Company's uncertain financial condition, the Company recorded additional write-offs of royalty advances and other intangibles, and reserves for inventory obsolesence. The Company's 1995 net loss includes certain significant adjustments recorded during the fourth quarter related to these matters as follows:

    Estimated sales returns and price protection............................  $ 5,475,002
    Write-off of unrecoverable prepaid and deferred royalties...............    4,260,532
    Reserve for inventory obsolesence.......................................    1,033,389
    Write-off of licenses and intangibles...................................      235,000
                                                                              -----------
              Total.........................................................  $11,003,923
                                                                              ===========

4. SIGNIFICANT ACCOUNTING POLICIES

     Basis of Presentation -- The consolidated financial statements have been prepared in accordance with generally accepted accounting principles of the United States of America (U.S. GAAP)

     a. Consolidation -- The consolidated financial statements include the accounts of Sanctuary Woods Multimedia Corporation (a Canadian corporation) and its wholly-owned subsidiaries, Magic Quest Inc. (California, U.S.A.) and Sanctuary Woods Multimedia Inc. (Nevada, U.S.A.). All material intercompany balances and transactions are eliminated.

     b. Change in Functional and Reporting Currency -- Effective July 1, 1994, the Company changed its functional currency from the Canadian dollar to the United States dollar, due to significant changes in economic facts and circumstances, which included the issuance of common stock in the U.S., the relocation of the Company's principal operations, the acquisition of Magic Quest Inc. (see Note 5(a)) and other factors. Such change in functional currency as of July 1, 1994 was accounted for prospectively.

        As of November 1, 1994, the Company no longer qualified as a foreign private issuer due to certain management, operating and ownership changes. The Company now files with The Securities and Exchange Commission in accordance with the filing requirements for domestic issuers. The Company's financial statements are now presented in U.S. dollars and prepared in accordance with U.S. GAAP. Such change in reporting currency was accounted for retroactively.

     Foreign Currency Translation -- The consolidated financial statements are stated in U.S. dollars. Assets and liabilities of foreign operations that have a different functional currency are translated into their U.S. dollar equivalents based on the rate of exchange as of the balance sheet dates. Revenue and expense accounts are translated based on average rates of exchange during the period. Gains or losses resulting from foreign currency translation are reported as a separate component of stockholders' equity. Foreign currency transaction gains and losses are included in the statements of operations.

     c. Use of Estimates. The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amount of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

     d. Inventories consist of finished goods and raw materials and are stated at the lower of cost (first-in, first-out) or market (net realizable value). The Company estimates the net realizable value of inventory based on anticipated future revenues. It is reasonably possible that such estimates of anticipated future revenues will be significantly reduced in the near term due to competitive pricing pressures. In the event that inventory cannot be sold above its estimated net realizable value, the Company could incur significant additional expense in the near term.

     e. Prepaid and deferred royalties represent prepayments made and current guaranteed minimum payments to be made to independent companies under licensing and development agreements. Prepaid and deferred royalties are expensed as cost of goods sold based on actual net product sales. Prepaid and deferred royalties are classified as current or noncurrent based upon estimated product sales within the next year.

     Management estimates the future value of prepaid and deferred royalties quarterly and any amounts that management deems unlikely to be recouped through anticipated product sales are charged to cost of goods sold (see Note 3). It is reasonably possible that such estimates of anticipated product sales will be significantly reduced in the near term. As a result, the carrying amount of prepaid and deferred royalties could be reduced significantly in the near term.

     Royalty obligations represent guaranteed minimum payments to be made pursuant to contractual license agreements. Additional royalties are generally payable as a percentage (generally ranging from 5% to 35%) of sales.

     Royalty expense was as follows:

            1995.....................................................  $7,233,046
            1994.....................................................     330,185
            1993.....................................................      53,412

     Royalty expense for 1995 includes write-offs of prepaid and deferred royalties to net realizable value totalling $4,505,532 (see Note 3).

     f. Property and equipment are recorded at cost and depreciation is provided using the declining balance method over the following useful lives:

            Computer equipment..........................................   3 years
            Computer software...........................................   3 years
            Furniture and equipment.....................................   5 years

     Leasehold improvements are amortized on the straight-line basis over the term of the lease.

     g. Deferred development expenditures represent the cost of technology acquired through the Magic Quest Inc. acquisition (see Note 5(a)) and relate to products for which technological feasibility had been established. Amortization of the deferred development expenditures commenced in 1994 upon general release of product and is included in cost of sales. Amounts are amortized using the straight-line method and were fully amortized as of December 31, 1995.

     h. Research and Development Expenses -- Software development costs incurred prior to achieving technological feasibility are considered research and development expenses and are expensed as incurred. All software development costs incurred by the Company in 1995, 1994 and 1993 were expensed as incurred.

     The establishment of technological feasibility and the ongoing assessment of recoverability of capitalized software development costs requires considerable judgment by management with respect to certain factors affecting the Company's products, including, but not limited to, anticipated future gross revenues, estimated economic life and changes in software and hardware technologies. Amounts that could have been capitalized after consideration of the above factors, were immaterial and, therefore, no costs have been capitalized to date.

     i. Licenses and Other Intangibles -- The Company capitalizes costs relating to the acquisition of licenses, copyrights and trademarks. These costs are capitalized until the related products are available for sale, at which time these costs are amortized against income on a straight-line basis over management's estimate of the economic lives of the underlying assets, generally five years. In the fourth quarter of 1995, such estimates of the economic lives were significantly reduced; as a result, $235,000 of licenses and other intangibles were written-off.

     j. Revenue Recognition -- Revenue from consumer titles is recognized when the product is shipped to customers, distributors and retail dealers. The Company recognizes revenue net of an estimated reserve for future returns and price protection. It is reasonablly possible that actual future returns and price protection could exceed such estimates. As a result, the Company's reserves could be significantly increased in the near term.

     Revenue from sales and licensing agreements with original equipment manufacturers ("OEM") is recognized when the Company fulfills its obligations under the related agreement, which include the Company's delivery of software and related documentation to the OEM in reproducible form, in accordance with Statement of Position 91-1, "Software Revenue Recognition." Other vendor obligations are immaterial.

     Revenue from publisher services is recognized when earned.

     k. Income taxes are recorded using the asset and liability approach as defined by the Statement of Financial Accounting Standards No. 109 "Accounting for Income Taxes".

     l. Net loss per share has been calculated using the weighted average number of shares outstanding during the period.

     The weighted average number of shares outstanding excludes common stock equivalents such as stock options, stock warrants, and the 4,000,000 performance shares (issued and outstanding but not yet earned -- see Note 17) because their effect would be anti-dilutive.

     m. New accounting standards -- The Company is required to adopt Statement of Financial Accounting Standards (SFAS) No. 123, "Accounting for Stock-Based Compensation" in 1996. SFAS No. 123 establishes accounting and disclosure requirements using a fair value based method of accounting for stock based employee compensation plans. Under SFAS No. 123, the Company may either adopt the new fair value based accounting method or continue the intrinsic value based method and provide pro forma disclosures of net income and earnings per share as if the accounting provisions of SFAS No. 123 had been adopted. The Company plans to adopt only the disclosure requirements of SFAS No. 123, therefore, such adoption will have no effect on the Company's net earnings or cash flows.

     The Company is required to adopt SFAS No. 121, "Accounting for the Impairment of Long Lived Assets and Long Lived Assets to be Disposed Of" in 1996. SFAS No. 121 establishes recognition and measurement criteria for impairment losses whenever events or changes in circumstances indicate that the carrying value of assets may not be recoverable. The Company does not expect the adoption of SFAS No. 121 to have a material effect on its financial statements (see Note 8).

5. ACQUISITIONS

     a. Magic Quest Inc. -- Pursuant to an Agreement and Plan of Merger dated as of May 27, 1994 the Company acquired Magic Quest Inc., a California corporation, effective June 30, 1994. The Company issued 2,373,709 shares of its common stock to the former shareholders of Magic Quest (which became a wholly-owned subsidiary accounted for by the purchase method).

        The Company has recorded the value of the common stock issued in the merger at an aggregate amount of $1,838,791. The Company incurred a total of $437,984 of expenses in connection with the merger, resulting in a total recorded purchase price of $2,276,775. Based on appraised values, utilizing a discounted cash flow analysis applied to each of Magic Quest Inc.'s product lines and reference to the Company's software capitalization policies, $871,042 of the purchase price was allocated to purchased developed software technology which was capitalized as deferred development expenditures, (of which $532,305 and $338,737 was amortized during 1995 and 1994 respectively). The remaining $1,034,958 was allocated to in-process research and development and charged to operations during 1994 because technological feasibility had not been established and no alternative future uses existed at the acquisition date.

    Net assets acquired:
      Capital assets.........................................................  $  370,775
      Developed software technology..........................................     871,042
      In-process research and development....................................   1,034,958
                                                                               ----------
              Total..........................................................  $2,276,775
                                                                               ==========

     The operating results of this acquisition are included in the Company's consolidated results of operations from the date of acquisition. The following unaudited pro forma summary presents the consolidated results of operations as if the acquisition had occurred at the beginning of 1993. These pro forma results have been prepared for comparative purposes only and do not purport to be indicative of what would have occurred had the acquisition been made as of those dates or of results which may occur in the future.

                                                                   1994            1993
                                                                -----------     -----------
    Net sales.................................................  $ 6,663,633     $ 2,110,507
                                                                ===========     ===========
    Net loss..................................................  $(8,367,323)    $(5,755,385)
                                                                ===========     ===========
    Net loss per common share.................................  $     (0.60)    $     (0.62)
                                                                ===========     ===========

     b. Mind F/X Inc. -- On July 31, 1993, the Company purchased 100% of the common shares of Mind F/X Inc., an Ontario based company which produced CD-ROM titles for the home education market. This business combination has been accounted for by the purchase method and the only assets acquired were the capital assets and a 50% ownership in the Literatek Joint Venture. Subsequently, Mind F/X was dissolved and its assets distributed to the Company.

    Net assets acquired:
      Capital assets........................................................    $ 18,335
      Intangible assets.....................................................     106,131
                                                                                --------
              Total.........................................................    $124,466
                                                                                ========
    Consideration given -- cash.............................................    $124,466
                                                                                ========

     c. Literatek Joint Venture -- On September 29, 1993, the Company acquired the remaining 50% interest (see Note 5b) in the Literatek Joint Venture for consideration of $218,290. This business combination has been accounted for by the purchase method.

    Net assets acquired -- intangible assets................................    $218,290
                                                                                ========
    Consideration given:
      Cash..................................................................    $109,145
      Note payable..........................................................     109,145
                                                                                --------
              Total.........................................................    $218,290
                                                                                ========

     This acquisition, in conjunction with that disclosed in Note 5(b), allowed the Company to obtain 100% of the joint venture and all rights to products owned by the joint venture

     These costs were classified as other intangibles and were fully written-off as of December 31, 1995.

6. ACCOUNTS RECEIVABLE

     Under certain circumstances the Company allows customers to exchange and/or return damaged or unsold products, or provides "price protection" on products previously sold by the Company. In addition, the Company's products are sold with a ninety-day warranty against defects. The Company has recorded reserves for such sales returns and allowances and price protection based on historical experience and management's current estimate of potential returns and allowances and price protection.

     Accounts receivable at December 31 consist of:

                                                                    1995            1994
                                                                 -----------     ----------
    Accounts receivable -- trade...............................  $ 6,936,840     $3,549,533
    Less:
      Allowance for doubtful accounts..........................     (200,000)      (217,000)
      Sales returns and allowances.............................   (5,428,237)      (414,275)
                                                                 -----------     ----------
    Total......................................................  $ 1,308,603     $2,918,258
                                                                 ===========     ==========

     As a result of slow fourth quarter 1995 sales and first quarter 1996 requests for returns, the Company reserved $5,475,002 for returns and price protection in the fourth quarter of 1995. These reserves relate primarily to third quarter sales (see Note 3).

     Sales returns and allowances as of December 31, 1994 primarily represent an allowance for estimated returns resulting from the termination of a distribution agreement.

7. INVENTORIES

     Inventories consisted of as of December 31:

                                                                    1995           1994
                                                                 -----------     ---------
    Finished goods.............................................  $ 2,532,033     $ 660,638
    Raw materials..............................................      963,825       338,310
                                                                 -----------     ---------
                                                                   3,495,858       998,948
    Less allowance for obsolete, slow-moving and non-salable
      inventory (see Note 3)...................................   (1,518,000)     (298,723)
                                                                 -----------     ---------
    Inventories, net...........................................  $ 1,977,858     $ 700,225
                                                                 ===========     =========

8. PROPERTY AND EQUIPMENT

     Property and equipment at December 31 consist of:

                                                                    1995            1994
                                                                 -----------     ----------
    Computer equipment.........................................  $ 2,451,876     $1,832,626
    Computer software..........................................      516,427        404,048
    Furniture and equipment....................................      840,913        626,407
    Leasehold improvements.....................................      270,028        207,895
                                                                 -----------     ----------
              Total............................................    4,079,244      3,070,976
    Less accumulated depreciation..............................   (1,711,655)      (859,444)
                                                                 -----------     ----------
    Property and equipment, net................................  $ 2,367,589     $2,211,532
                                                                 ===========     ==========

     As discussed in Note 2, in 1996 the Company plans to review its portfolio of assets in its Entertainment Division, which include its Victoria, British Columbia studio, for sale or disposition. At December 31, 1995, property and equipment, net includes approximately $1,000,000 related to such operations. Management believes this amount is recoverable from a future sale of such operations. However, it is reasonably possible that the carrying value of such net property and equipment will be reduced in the near term.

9. LICENSES AND OTHER INTANGIBLES

     Licenses and other intangibles at December 31 consist of:

                                                                     1995          1994
                                                                   ---------     ---------
    Trademarks and copyrights....................................  $  53,960        49,390
    Product licenses.............................................    405,608       399,679
                                                                   ---------     ---------
                                                                     459,568       449,069
    Less accumulated amortization................................   (449,647)     (124,611)
                                                                   ---------     ---------
    Licenses and other intangibles, net..........................  $   9,921     $ 324,458
                                                                   =========     =========

     The amount of amortization of licenses and intangibles (see Note 3) included in cost of sales is as follows:

        1995..............................................................  $325,036
        1994..............................................................   107,486
        1993..............................................................    17,125

10. COMMON SHARES

     Stock Options -- From time to time, the Company provides stock options for employees, officers, independent contractors, and directors. The options are granted by the Board of Directors subject to approval by the Vancouver Stock Exchange. The options generally vest over a three-year period and expire five years from the date of grant.

     Prior to August 1995, options were granted at a discount of 10-15% to fair market value. Over the option vesting period, the Company records as compensation expense an amount equal to the difference between the fair market value of the stock and the exercise price of the option at the date of grant or repricing. Compensation expense was $132,543, $317,305, and $225,004 in 1995, 1994 and 1993 respectively.

     Beginning August 1995, the exercise price of all options granted is the fair market value of the Company's common shares.

     Option activity is summarized as follows:

                                                                     OUTSTANDING OPTIONS
                                                                  --------------------------
                                                                   NUMBER        PRICE PER
                                                                  OF SHARES        SHARE
                                                                  ---------     ------------
    Balances, January 1, 1993...................................    851,002     $ .79 - 1.34
    Granted.....................................................  1,043,500     $1.89 - 6.34
    Exercised...................................................   (673,482)    $ .75 - 3.90
                                                                  ---------
    Balances, December 31, 1993.................................  1,221,020     $ .76 - 6.34
    Granted.....................................................  1,096,000     $1.85 - 4.50
    Exercised...................................................   (453,764)    $ .71 - 1.85
    Canceled....................................................   (120,813)    $1.85 - 5.98
                                                                  ---------
    Balances, December 31, 1994.................................  1,742,443     $ .71 - 6.34
    Granted.....................................................  1,640,500     $2.34 - 6.31
    Exercised...................................................   (555,317)    $ .73 - 3.66
    Canceled....................................................   (308,038)    $1.89 - 6.13
                                                                  ---------
    Balances, December 31, 1995.................................  2,542,838     $ .72 - 6.34
                                                                  =========
    Options exercisable, December 31, 1995......................    819,813     $1.85 - 5.75
                                                                  =========

     On September 22, 1994, the Company amended the exercise price of 755,500 options (granted from $3.90 to $5.98) to $1.85 per share.

     On July 14, 1995, the Company issued 2,000,000 shares of common stock at $4.00 per share for gross proceeds of $8,000,000.

     In March and April 1996, warrants to purchase 1,875,000 shares of the Company's common stock were issued to bridge note holders and warrants to purchase 200,000 shares of the Company's common stock was issued to the bank (see Note 2).

11. BANK LINE OF CREDIT

     The Company has a revolving bank line of credit which was to expire April 15, 1996 to provide working capital borrowings of up to $5,000,000 to be made at the Company's option based on the bank's prime rate (10.25% at December 31, 1995). The agreement contains several restrictive covenants, including restrictions on the Company's ability to incur or guarantee indebtedness, enter into mergers or acquisitions, pay dividends or lease property. The agreement also requires the Company to maintain a minimum level of tangible net worth, limit capital expenditures and maintain certain defined ratios of cash flow, liquidity and leverage. Amounts outstanding under the revolving credit agreement are secured by substantially all of the Company's assets. At December 31, 1995, outstanding borrowings totalled $1,800,000.

     As part of the consideration for the original revolving credit facility, a warrant to purchase 100,000 shares of common stock at $2.80 per share, (the fair market value of the Company's common stock at March 10, 1995) was granted. The "Bank Warrant" was subject to certain trading restrictions and other conversion rights. Due to such conversion rights, administrative expenses in the second quarter of 1995 included a

$395,000 expense related to the bank's notice to exercise its right to convert the Bank Warrant to cash, based upon the $6.75 per share fair market value of the Company's common stock at the notice date. On October 25, 1995 the Company paid the bank $428,750 in settlement of the Bank Warrant. The Company recorded an additional $33,750 of expense in the third quarter of 1995 related to this payment.

     As of December 31, 1995, the Company was in violation of several of the covenants under the agreement and in January 1996 the bank has ceased lending of additional funds to the Company. Effective April 2, 1996, the Company and the bank agreed to amend the present credit agreement; the credit facilities were extended to May 15, 1996. See further discussion at Note 2.

12. INCOME TAXES

     Deferred income taxes which result from temporary differences in the recognition of revenue and expense for tax and financial reporting purposes, consists of:

                                                                   1995            1994
                                                               ------------     -----------
    Reserves and accruals....................................  $  3,397,000         298,000
    Deferred development expenditures........................       321,000         321,000
    Depreciation and amortization............................      (105,000)       (366,000)
    Operating loss carryforwards.............................     9,246,000       5,244,000
    Tax Credits..............................................       239,000              --
    Valuation allowance......................................   (13,098,000)     (5,497,000)
                                                               ------------     -----------
    Net deferred taxes.......................................  $         --     $        --
                                                               ============     ===========

     The Company has not recorded an income tax benefit due to the recording of a 100% valuation allowance against the deferred tax assets reflecting the uncertainty of the future realization of the deferred tax assets. In 1995, the valuation allowance was increased to continue to reflect a 100% valuation allowance.

     At December 31, 1995 the Company had approximately $14,000,000, $8,000,000, and $4,000,000 of net operating loss carryforwards to reduce future taxable income for foreign, federal and state purposes, respectively. If not utilized, these carryforwards expire beginning in the year 2000.

13. MAJOR CUSTOMERS

     During 1995, the Company had sales to two customers that represented 16% and 11% of total net sales. In 1994 and 1993, persuant to a distribution agreement, the Company had sales to one customer, which represented 37% and 49% of total net sales, respectively. Such distribution agreement was terminated effective March 30, 1995.

14. RELATED PARTY TRANSACTIONS

     a. At December 31, 1995 and 1994 the Company has an unsecured loan receivable from an officer of the Company in the amount of $24,500, without interest. The amount is expected to be completely repaid by July 1996. The amount is included in accounts receivable.

     b. In 1993, professional fees of $305,830 were paid to a law firm. A partner of this law firm was also a director of the Company until January 1995. The director resigned from the law firm in June 1993.

     c. In 1993, the Company had a licensing agreement with a private company having a former director in common. The terms of the agreement require royalty payments based on units sold and sales volume and for office expenses. The Company paid $48,120 in royalties and $4,274 for office expenses during 1993. The director did not stand for reelection during 1993.

15. COMMITMENTS AND CONTINGENCIES

     a. Litigation -- The Company, Presto Studios and others are defendants in a lawsuit filed by Quadra Interactive Inc., in San Diego Superior Court. Quadra Interactive previously contracted with Presto

        Studios to publish the original version of "The Journeyman Project," a title developed by Presto Studios and upgraded and released by the Company as part of its entertainment line of products. Quadra Interactive claims to have a continuing right to publish the title in certain platforms. The Company was named in the original Quadra complaint as a defendant only on causes of action contained in the complaint alleging conversion and unfair competition. That complaint seeks damages against the Company in excess of $1.5 million, and also seeks punitive damages against the Company in the amount of $5 million. Extensive discovery has now been conducted by both plaintiffs and defendants. Defendants, including the Company, filed motions for summary judgment on all causes of action in the original Quadra complaint. These motions were denied by the Court. Concurrently, the Court granted motions by Quadra to amend its complaint to state additional causes of action, and by Presto Studios to file an amended cross-complaint against Quadra. In connection with these motions, the Court granted Quadra's request to extend the time for the taking of discovery in the case to May 24, 1996, and set a new trial date of July 12, 1996.

        The Company has requested a defense and indemnification against all claims from Presto Studios pursuant to the publishing and distribution agreement between the Company and Presto Studios. Presto Studios has assumed the defense of the Company. The Company believes that it is entitled to indemnification from Presto Studios against the claims made in the lawsuit. The Company believes that the lawsuit, and all claims in the original and amended complaint are without merit and intends to vigorously defend the case. The Company tendered the case to its former insurance company for defense and coverage, which tender was refused. The Company has re-tendered the case and continues to believe that the Company is entitled to coverage under that policy. The Company may also be entitled to coverage under its current policy of insurance. If the case is adversely determined against the Company, and the Company is not indemnified by Presto, its former insurance company or its current insurance company, then the Company may be materially adversely affected.

     The Company is a party to various other claims, litigation and threatened litigation in the normal course of operations. Management believes, based upon the advice of counsel, that the ultimate resolution of all the litigation matters described above will not have a material adverse effect on the Company's financial statements taken as a whole.

     b. Lease Obligations -- The Company leases its facilities and certain equipment under noncancellable operating lease agreements. In addition to rental payments, the Company is required to pay property taxes, insurance and normal maintenance costs for certain of its facilities. The lease terms include future rent increases based on inflation.

     The future minimum annual lease payments are as follows:

            1996.....................................................  $  658,985
            1997.....................................................     782,260
            1998.....................................................     704,412
                                                                       ----------
                      Total..........................................  $2,145,657
                                                                       ==========

     Rent expense under operating leases totalled $494,711, $360,500, and $127,088 in 1995, 1994 and 1993, respectively.

     The Company also leased certain equipment under a capital lease in 1995. Future minimum annual lease principal payments are as follows:

            1996.......................................................  $29,626
            1997.......................................................   20,359
                                                                         -------
                      Total............................................   49,985
                                                                         =======

16. SEGMENT INFORMATION

                                                    CONSUMER                                PUBLISHERS' SERVICES
                                                     TITLES                                 ---------------------
                     CONSOLIDATED     CANADA          U.S.          TOTALS       CANADA       U.S.        TOTAL
                     ------------   -----------   ------------   ------------   ---------   ---------   ---------
1995
Sales............... $ 10,981,097            --   $ 10,411,553   $ 10,411,553               $ 569,544   $ 569,544
Loss By Segment.....  (14,943,723)  $(3,661,154)   (10,769,542)   (14,430,696)               (513,027)   (513,027)
Corporate...........    3,754,718
Net Loss............  (18,698,441)
Identifiable
  Assets............    5,688,788     1,142,870      4,360,597      5,503,467                 185,321     185,321
Corporate...........      909,846
Total...............    6,598,634
Capital
  Expenditures......      725,248       267,456        341,735        609,191                 116,057     116,057
Corporate...........      233,035
Total...............      958,283
Depreciation
  Expense...........      744,234       531,953        146,747        678,700                  65,534      65,534
Corporate...........      107,977
Total...............      852,211
1994
Sales............... $  6,261,226                 $  5,771,923   $  5,771,923   $  73,668   $ 415,635   $ 489,303
Loss By Segment.....   (5,387,719)  $(2,892,493)    (2,190,502)    (5,082,995)   (105,915)   (198,809)   (304,724)
Corporate...........    2,016,717
Net Loss............   (7,404,436)
Identifiable
  Assets............   12,259,272     3,226,692      8,884,501     12,111,193      39,998     108,081     148,079
Corporate...........      590,142
Total...............   12,849,414
Capital
  Expenditures......    1,510,348       936,509        510,809      1,447,318          --      63,030      63,030
Corporate...........      307,563
Total...............    1,817,911
Depreciation
  Expense...........      432,062       321,139         57,029        378,168      21,905      31,989      53,894
Corporate...........       97,574
Total...............      529,636
1993
Sales............... $  1,424,971   $   170,312   $    579,583   $    749,895   $ 367,484   $ 307,592   $ 675,076
Loss By Segment.....   (2,703,926)     (661,453)    (1,980,891)    (2,642,344)   (107,487)     45,905     (61,582)
Corporate...........    1,509,110
Interest Expense....        8,533
Net Loss............   (4,221,569)
Identifiable
  Assets............    2,827,935     1,857,697        537,025      2,394,722     268,802     164,411     433,213
Corporate...........      241,055
Total...............    3,068,990
Capital
  Expenditures......      669,505       504,212         53,055        557,267      78,633      33,605     112,238
Corporate...........      117,852
Total...............      787,357
Depreciation
  Expense...........      193,443       133,878          3,803        137,681      36,761      19,001      55,762
Corporate...........       43,123
Total...............      236,566

17. PERFORMANCE SHARES

     In October 1991, in connection with a private placement of 1,800,000 common shares to the Company's founders and principal stockholders, the Company issued an additional 4,000,000 common shares at CDN $0.01 per share as performance shares (the "Performance Shares") to certain of these individuals. These Performance Shares were issued pursuant to Local Policy #3-07 of the British Columbia Securities Commission ("BCSC") and policy 19 of the Vancouver Stock Exchange, which provide the guidelines for the issuance of performance shares. The Performance Shares are held in escrow to be released as the Company achieves positive operating cash flow on an annual basis as defined by the BCSC ("BCSC Operating Cash Flow"). The holder of Performance Shares will be entitled to a pro rata release from escrow on the basis of one share for every CDN $0.653 of positive BCSC Operating Cash Flow, subject to approval by the BCSC and the Vancouver Stock Exchange. Performance Shares are permitted to be released from escrow on an annual basis, and all of the Performance Shares will be released once CDN $2,612,000 of positive BCSC Operating Cash Flow has been generated by the Company. Through December 31, 1995, no Performance Shares have been earned or released.

     The Company will be required to recognize as compensation expense an amount equal to the difference between the CDN $0.01 per share originally paid for the Performance Shares and the market price of its common stock at the time such Performance Shares or pro rata portion thereof are earned. Such pro rata or full expense recognition will occur prior to the pro rata or full release from escrow of the Performance Shares. If and when such expense recognition criteria are achieved, based on the closing price of the Company's common stock at April 12, 1996, of $0.875 per share (for example purposes only), the aggregate compensation expense that would be recognized as a result would be approximately $3,460,000. Any compensation expense recognized related to the Performance Shares will be a noncash charge against income and will have no net impact on total stockholders' equity (deficit).

     If and when the Performance Shares are earned, the number of shares used to calculate net income (loss) per share will increase by the number of Performance Shares earned.

                     SANCTUARY WOODS MULTIMEDIA CORPORATION

                        QUARTERLY FINANCIAL INFORMATION
                                  (UNAUDITED)

                        MARCH 31         JUNE 30       SEPTEMBER 30      DECEMBER 31(1)      YEAR ENDED
                       -----------     -----------     -------------     --------------     ------------
FISCAL 1995
Net revenues.........  $ 1,505,115     $ 2,058,870      $  9,352,065      ($ 1,934,953)     $ 10,981,097
Cost of sales........      727,177       1,270,286         4,047,937         6,530,431        12,575,831
Gross (loss)
  margin.............      777,938         788,584         5,304,128        (8,465,384)       (1,594,734)
Operating expenses...    3.676,581       4,031,338         4,405,099         4,976,817        17,089,835
Operating (loss)
  income.............   (2,898,643)     (3,242,754)          899,029       (13,442,201)      (18,684,569)
Net (loss) income....   (2,896,992)     (3,262,300)          901,362       (13,440,511)      (18,698,441)
Net (loss) income per
  share..............  $      (.18)    $      (.21)     $        .05      $       (.74)     $      (1.11)
Weighted average
  shares.............   15,739,957      15,837,356        19,171,452        18,123,179        16,873,748
FISCAL 1994
Net revenues.........  $   464,759       1,139,317         2,025,384         2,631,766         6,261,226
Cost of sales........      260,433         473,714         1,044,765         1,278,456         3,057,368
Gross margin.........      204,326         665,603           980,619         1,353,310         3,203,858
Operating expenses...    1,590,440       3,407,867         3,764,658         2,468,694        11,231,659
Operating loss.......   (1,386,114)     (2,742,264)       (2,784,039)       (1,115,384)       (8,027,801)
Net loss.............     (782,515)     (2,852,580)       (2,876,533)         (892,808)       (7,404,436)
Net loss per share...  $      (.06)    $      (.22)     $       (.19)     $       (.06)     $       (.53)
Weighted average
  shares.............   12,074,968      13,108,638        14,951,076        15,183,735        13,993,675

---------------
(1) See Note 3 to the Consolidated Financial Statements for a discussion of significant fourth quarter 1995 charges.

                     SANCTUARY WOODS MULTIMEDIA CORPORATION

                SCHEDULE II -- VALUATION AND QUALIFYING ACCOUNTS

                                         BALANCE AT    CHARGED                              BALANCE AT
                                         BEGINNING        TO       WRITE-OFFS/                 END
                                         OF PERIOD     EXPENSE       RETURNS      OTHER     OF PERIOD
                                         ----------   ----------   -----------   --------   ----------
YEAR ENDED DECEMBER 31, 1995:
  Allowance for doubtful accounts......   $ 217,000   $  118,967   $  (135,967)             $  200,000
  Sales returns and allowances.........     414,275    8,168,460    (3,396,414)  $241,915    5,428,236
  Inventory obsolescence...............     298,723    1,083,389      (132,255)   268,143    1,518,000
YEAR ENDED DECEMBER 31, 1994:
  Allowance for doubtful accounts......      65,000      203,035       (88,517)    37,482      217,000
  Sales returns and allowances.........     242,018      459,814      (330,270)    42,713      414,275
  Inventory obsolescence...............          --      298,723            --         --      298,723
YEAR ENDED DECEMBER 31, 1993:
  Allowance for doubtful accounts......      12,739       65,567       (13,306)        --       65,000
  Sales returns and allowances.........          --      242,018            --         --      242,018

         THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF
                     SANCTUARY WOODS MULTIMEDIA CORPORATION
                      1996 ANNUAL MEETING OF SHAREHOLDERS
                               NOVEMBER 12, 1996

     The undersigned shareholder of Sanctuary Woods Multimedia Corporation, a British Columbia corporation, hereby acknowledges receipt of the Notice of Annual Meeting of Shareholders and Proxy Statement and Information Circular, each dated October 8, 1996, and hereby appoints Charlotte Walker and John Campbell, or either of them, proxies and attorneys-in-fact, with full power to each of substitution, on behalf and in the name of the undersigned, to represent the undersigned at the 1996 Annual Meeting of Shareholders of Sanctuary Woods Multimedia Corporation to be held on November 12, 1996 at 2:00 p.m., Pacific time, at the South San Francisco Conference Center, 255 S. Airport Blvd., San Francisco, California, and at any adjournment(s) thereof and to vote all shares of Common Stock which the undersigned would be entitled to vote if then and there personally present, on the matters set forth below:

1. PROPOSAL TO FIX THE NUMBER OF DIRECTORS AT THREE FOR THE ENSUING YEAR.
          / / FOR               / / AGAINST               / / ABSTAIN

2. ELECTION OF DIRECTORS:         / / FOR all nominees listed    / /WITHHOLD authority to vote
                                  below                             for all nominees listed
                                    (except as indicated).          below

IF YOU WISH TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE(S), STRIKE A LINE THROUGH THAT NOMINEE'S NAME IN THE LIST BELOW:

        N. John Campbell       Charlotte J. Walker       Grant N. Russell

3. PROPOSAL TO RATIFY THE APPOINTMENT OF DELOITTE & TOUCHE LLP AS THE INDEPENDENT AUDITORS:
                       / / FOR                   / / WITHHOLD

4. PROPOSAL TO APPROVE THE AMENDMENTS TO THE COMPANY'S 1995 STOCK OPTION PLAN:
            / / FOR               / / AGAINST               / / ABSTAIN

5. PROPOSAL TO EFFECT A ONE-FOR-THREE SHARE CONSOLIDATION OF THE COMPANY'S COMMON STOCK.
          / / FOR               / / AGAINST               / / ABSTAIN

6. PROPOSAL TO ALTER THE COMPANY'S SHARE CAPITAL TO CREATE A CLASS OF PREFERRED SHARES.
            / / FOR               / / AGAINST               / / ABSTAIN

and, in their discretion, upon such other matter or matters which may properly come before the meeting and any adjournment(s) thereof.

     THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO CONTRARY DIRECTION IS INDICATED, WILL BE VOTED FOR THE ELECTION OF DIRECTORS, AND FOR APPROVAL OF EACH OF THE PROPOSALS SET FORTH ABOVE, AND AS SAID PROXIES DEEM ADVISABLE ON SUCH OTHER MATTERS AS MAY COME BEFORE THE MEETING AND ANY ADJOURNMENT(S) THEREOF.

Dated: ________________________________, 1996
                                          --------------------------------------
                                          Signature

                                          --------------------------------------
                                          Signature

                                          (This Proxy should be marked, dated,
                                          signed by the shareholder(s) exactly
                                          as his or her name appears hereon, and
                                          returned promptly in the enclosed
                                          envelope. Persons signing in a
                                          fiduciary capacity should so indicate.
                                          If shares are held by joint tenants or
                                          as community property, both should
                                          sign.)

                   REGISTERED AND NON-REGISTERED SHAREHOLDERS

     In accordance with National Policy Statement No. 41/Shareholder Communication (the "Policy"), and pursuant to the British Columbia Securities Act and Regulations:

          (a) a registered shareholder may elect annually to have his or her name added to an issuer's supplemental mailing list in order to receive quarterly reports for the issuer's first, second and third fiscal quarters. Registered shareholders will automatically receive a quarterly report for an issuer's fourth fiscal quarter; and

          (b) a non-registered shareholder may elect annually to have his or her name added to an issuer's supplemental mailing list in order to receive quarterly reports for the issuer's first, second and third quarters. Non-registered shareholders entitled to receive an issuer's audited annual financial statements, pursuant to the Policy, will receive a quarterly report for an issuer's fourth fiscal quarter.
                             ---------------------

     TO: Sanctuary Woods Multimedia Corporation (the "Company")

     As an owner of shares of the Company, I request that my name and address be placed on your supplemental mailing list to receive interim financial statements.

    NAME OF SHAREHOLDER:   ----------------------------------------------------------
                           Please Print Name
    ADDRESS:
                           ----------------------------------------------------------
                           ----------------------------------------------------------
                           ----------------------------------------------------------
    SIGNATURE:
                           ----------------------------------------------------------
                           I certify that I am a registered shareholder
    SIGNATURE:
                           ----------------------------------------------------------
                           I certify that I am a registered shareholder

     NOTE: PLEASE RETURN THIS DOCUMENT ALONG WITH YOUR PROXY IN THE ATTACHED
           ENVELOPE. AS THE SUPPLEMENTAL LIST WILL BE UPDATED EACH YEAR, A RETURN CARD WILL BE REQUIRED FROM YOU ANNUALLY IN ORDER FOR YOUR NAME TO REMAIN ON THE LIST.